PROSPECTUS RELATING TO A MAXIMUM OF 347,373 OPERATING PARTNERSHIP UNITS OF
    KFI PROPERTIES, L.P.; AND A MAXIMUM OF 347,373 SHARES OF COMMON STOCK OF KNIGHT FULLER, INC.; AND RESOURCES ACCRUED MORTGAGE INVESTORS L.P. - SERIES 86
                              CONSENT SOLICITATION

Knight Fuller, Inc. ("Knight Fuller"), a newly formed Delaware corporation, is proposing to merge Resources Accrued Mortgage Investors L.P. - Series 86 ("RAM-86") into KFI Properties, L.P. ("KFI O.P."), a newly formed operating partnership wholly owned by Knight Fuller, Inc. Knight Fuller is soliciting your approval of the merger of RAM-86 with and into KFI O.P. The merger and the exchange offer, collectively, are hereinafter referred to as the Restructuring. You will receive one KFI O.P. unit in the merger in exchange for each one of your RAM-86 units and immediately subsequent to the merger, you may exchange each KFI O.P. unit received in the merger for one share of common stock in KFI. Based on the number of RAM-86 units outstanding on December 31, 2002, we expect that KFI O.P. will issue approximately 347,373 units in connection with the merger. Upon consummation of the merger, we expect Knight Fuller to issue up to a maximum of 347,373 shares of Common Stock in connection with the exchange offer depending upon the number of Units exchanged. For purposes of the Restructuring, Knight Fuller has estimated the total liquidation value of RAM-86 in order to calculate the total estimated consideration offered for the RAM-86 Units. KFI added RAM-86's cash and cash equivalents to the value of its other assets, subtracted accounts payable and accrued expenses to estimate a gross liquidation value. KFI allocated 5% of the result to the general partners' interest in liquidation proceeds and divided the balance by the outstanding number of RAM-86 limited partnership units to result in an estimated liquation value of $6.42 per RAM-86 Unit for valuing consideration in the proposed exchange. The value of the KFI O.P. Units and KFI Shares is derived solely from, and will be determined by, KFI's estimate of the liquidation value of the assets of RAM-86. The purpose of the proposed Restructuring is to permit RAM-86 Unit holders to convert their Units from interests in a finite life limited partnership into interests in an infinite life corporation. The Restructuring involves certain material risks, some of which are listed below. A more complete discussion of the effects and risks can be found under Risk Factors, starting on page 29.

   o KFI has estimated that, if RAM-86 were liquidated as of March 31, 2003, limited partners would receive cash distributions equal to $6.42 per unit in liquidation of the partnership. If the Restructuring is approved, however, cash held by RAM-86 will not be distributed, but will be reinvested by KFI O.P. and/or Knight Fuller
   o The remaining RAM-86 real property was lost in foreclosure during February 2003, but the property has been accorded no value in the general partners' and KFI's analysis of the Restructuring, and RAM-86 retains substantial liquid capital ($2,238,405 at March 31, 2003). Accordingly, KFI and the general partners believe the loss of the property will have no effect on the liquidation analysis, going concern analysis or fairness analysis of the Restructuring. The decision before the RAM-86 limited partners is simply, "Do you want to liquidate the partnership and receive your pro rata share of the net cash held by the partnership, or do you want to effect a one-for-one unit for unit/share exchange and convert your investment into one with an infinite life, and the potential for a more diversified portfolio and possible market liquidity at some point in the future?"
   o Neither the O.P. Units nor the Shares are traded on any public market, nor will they be traded on any market immediately after the Restructuring or the indefinite future, and the Shares may trade, if at all, at prices substantially below the exchange value of the Shares estimated for the purposes of the Restructuring
   o The net asset value and liquidation value for the RAM-86 Units used in the Restructuring have been determined solely by Knight Fuller based on information included in the RAM-86 public reports, and the RAM-86 assets consist of cash and cash equivalents in the approximate amount of $2,238,405
   o If RAM-86 is liquidated, RAM-86 Unit holders will realize a capital gain or capital loss on the final disposition of their Units, but if the Restructuring is approved, any realization of capital gain or loss will be deferred until the O.P. Units or KFI Shares are disposed of by the holder and any capital loss which would have been available to you in liquidation of RAM-86 will not be realized at the time of the Restructuring
   o Knight Fuller has determined the terms of the Restructuring without any arm's length negotiations so that the exchange value of your RAM-86 Units may not reflect their fair market value, and no independent representative has negotiated the terms on behalf of the RAM-86 limited partners
   o Neither Knight Fuller nor the general partners of RAM-86 has obtained any independent opinion as to the fairness of the transaction to the limited partners of RAM-86
   o Your investment will change in a fundamental manner from an interest in a partnership with a finite life, to an interest in an infinite life entity with a potential to acquire unspecified additional assets
   o You may elect to receive either KFI O.P. Units or Knight Fuller Shares if the Restructuring is approved, and if you elect to retain KFI O.P. Units you will have a right, after 12 months from the date of the Restructuring and subject to certain conditions, to redeem all of your KFI O.P. Units for Knight Fuller Shares or, at the discretion of KFI, cash
   o Knight Fuller and its affiliates are subject to certain conflicts of interest, including KFI's unilateral determination of the terms of the Restructuring, KFI's unilateral determination of the value of the consideration for the Restructuring, the potential competition for its management's time and resources with other activities in which they are involved, and its potential benefit from management and ownership of KFI in the future, including payment of compensation to management limited by the gross assets of Knight Fuller and the general partners of RAM-86 are subject to certain conflicts of interest as effective control will change, they will receive securities in exchange for their RAM-86 general partner interest, and they have delegated authority over all matters relating to the Restructuring to the general partner controlled by KFI while retaining their fiduciary duty to the RAM-86 limited partners and their responsibility for RAM-86's affairs

THE SECURITIES TO BE ISSUED IN THE RESTRUCTURING HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS CONSENT SOLICITATION/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

No national securities exchange or market lists the Shares or O.P. Units and no underwriter is involved in this solicitation.

The date of this Consent Solicitation/Prospectus and the date it is first being mailed to unit holders in RAM-86 is July 7, 2003.

                                TABLE OF CONTENTS

SUMMARY........................................................................8
         Risks.................................................................8
                  Risks Relating to the Restructuring..........................8
                  Risks Relating to KFI........................................8
         The Parties to the Restructuring......................................9
         Conflicts of Interest................................................11
         The Restructuring....................................................11
                  Introduction................................................11
                  Mechanics of the Restructuring..............................12
                  Accounting Treatment........................................13
                  Regulatory Approvals........................................14
                  Termination of the Restructuring............................14
                  Comparison of Material Consequences of the Restructuring ...14 Reasons for and Potential Advantages and Disadvantages of the
                    Restructuring.............................................20
                  Reasons for the Restructuring...............................20
                  Potential Advantages of the Restructuring...................20
                  Potential Disadvantages of the Restructuring................20
         General Partners' Analysis and Recommendation........................22
         Voting...............................................................22
         Alternatives to the Restructuring....................................24
                  Continuation of RAM-86......................................24
                  Liquidation and Dissolution of RAM-86.......................24
         Value of Consideration in the Exchange...............................24
                  Value of the RAM-86 Limited Partnership.....................25
                  Allocation of Common Stock and Units to RAM-86 General
                    Partners..................................................26
         Knight Fuller, Inc. - Net Tangible Book Value of RAM-86..............27
         Historical Cash Distributions........................................27
         Summary Financial Data...............................................28
         Description of Capital Stock.........................................29
                  General.....................................................29
                  Listing of the Common Stock.................................29
         Miscellaneous........................................................29
                  No Dissenters' or Appraisal Rights..........................28
                  Limited Partner Lists.......................................29
RISK FACTORS..................................................................29
         Risks Relating to the Restructuring..................................29
                  Unlike RAM-86, KFI Will Have an Infinite Life and Will Have No
                         Investment Restrictions..............................29
                  RAM-86 Unit Holders Will Not Be Able to Ascertain the Value of
                         KFI Common Stock They Will Receive in the
                         Restructuring........................................30
                  The Likelihood Exists that KFI's Common Stock May Trade at
                         Prices Below the Estimated Value of Your Units.......30
                  There are Conflicts of Interest and Benefits of the
                         Restructuring to Insiders Who Recommend You Vote in
                         Favor of the Restructuring...........................30
                  The Net Tangible Book Value of Your Investment May Be Worth
                         Less After the Restructuring than If the General
                         Partners Decided to Liquidate RAM-86.................31
         Risks Relating To KFI................................................31
                  Currently No Public Market Exists for the Common Stock of
                         Knight Fuller, Inc...................................31

                  Knight Fuller, Inc. has No Prior Operating History..........32
                  Knight Fuller, Inc. May Not be Successful or Profitable.....32
                  Knight Fuller, Inc.'s Success Depends Heavily Upon
                         Management. .........................................32
                  Certain Conflicts of Interest Exist Between Knight Fuller,
                         Inc. and Its Officers  and Directors.................33
                  Control by Principal Shareholders, Officers and Directors...33 The Market Price of KFI's Common Stock May Not Adequately
                         Reflect the Fair Market Value of KFI's Net Assets....33
                  Knight Fuller, Inc. May Reinvest Free Cash Flow, Capital
                         Reserves and Proceeds From the Sale of Property Instead
                         of Distributing the Proceeds to You..................33
                  It is Possible that KFI May Need to Seek Additional
                         Financing............................................33
                  You May Suffer Economic Dilution if Knight Fuller, Inc. Raises
                         Additional Capital...................................33
                  Your Investment in KFI Shares Will Be Subject to Taxation...34 You Will Be Unable to Recognize Tax Results from the
                         Liquidation of RAM-86................................34
                  Knight Fuller, Inc. Does Not Intend to Pay Dividends........34
                  The Board of Directors Has Broad Discretion With Respect to
                         Determining Investment Policy........................35
                  To a Great Extent, KFI's Growth is Dependent Upon Its Ability
                         to Raise Additional Capital..........................35
                  Regulation of Penny Stocks by the SEC May Adversely Affect the
                         Marketability of KFI's Common Stock..................35
                  Initially, Knight Fuller, Inc. May Lack Diversification.....36
                  Knight Fuller, Inc. May Never Pay Dividends.................36
                  The Market for Desirable Acquisition Candidates is Highly
                         Competitive..........................................36
                  Other Than the Restructuring Contemplated Herein, Knight
                         Fuller, Inc. has Made No Commitment to Specific
                         Industries or Acquisition Candidates.................36
                  Knight Fuller, Inc. May Occasionally be Asked to Rely Upon
                         Unaudited Financial Statements of Acquisition
                         Candidates...........................................36
                  Management May Have To Rely Upon Outside Advisors...........37
                  Expenditures Related to Indemnification of Officers,
                         Directors, Employees and Agents Could Prove to be
                         Unrecoverable........................................37
                  Directors of Knight Fuller, Inc. are Subject to Limited
                         Liability............................................37
                  Knight Fuller, Inc. Lacks a Marketing Organization and Related
                         Marketing Research...................................38
                  There May Be a Circumstance Under Which Management Loses
                         Voting Control of Knight Fuller, Inc.................38
RESOURCES ACCRUED MORTGAGE INVESTORS L.P. - SERIES 86.........................38
         Business.............................................................38
                  General.....................................................38
                  Management/Employees........................................39
                  Investments of RAM-86.......................................40
                         Lodging Property, Richmond, Virginia.................40
                  Legal Proceedings...........................................41
                  Management's Discussion and Analysis of Financial Condition
                         and Results of Operations - Fiscal Years Ended December
                         31, 2000 and 2001....................................41
                  Liquidity and Capital Resources.............................41
                  Results of Operations.......................................42
                  Recently Issued Accounting Standards........................43
                  Inflation...................................................44

                  Quantitative and Qualitative Disclosures of Market Risk.....44
                  Management's Discussion and Analysis of Financial Condition
                         and Results of Operations - For the Interim Period
                         January 1, 2003 to March 31, 2003....................44
                  Liquidity and Capital Resources.............................44
                  Results of Operations.......................................45
                  Recently Issued Accounting Standards........................45
                  Inflation...................................................45
                  Quantitative and Qualitative Disclosures of Market Risk.....45
                  Subsequent Events...........................................45
         Management...........................................................46
KNIGHT FULLER, INC............................................................47
         General..............................................................47
         Objective, Strategy and Competitive Advantage........................47
         Competition..........................................................48
         Investment Company Act and Other Regulation..........................48
         Reports to Security Holders and Other Public Disclosure..............49
         Other Assets and Liabilities.........................................50
         Dividend Policy......................................................50
         Management...........................................................50
         Compensation of Directors and Executive Officers.....................50
         Committees of the Board of Directors.................................51
         Beneficial Ownership of KFI Shares ..................................51
KFI PROPERTIES, L.P...........................................................51
         General..............................................................51
         Organization Term....................................................51
         Beneficial Ownership of KFI O.P. Units...............................51
         Ownership of Properties..............................................52
         Partnership Agreement................................................52
                  Management..................................................52
                  Removal of the General Partner..............................52
                  Amendments to the Partnership Agreement.....................52
                  Redemption Rights...........................................53
                  Transfer of KFI O.P. Units; Substitute Limited Partners.....53
                  Exculpation and Indemnification of General Partner..........53
                  Reports to Security Holders and Other Public Disclosure.....54
                  Tax Matters.................................................54
CONFLICTS OF INTEREST.........................................................54
THE RESTRUCTURING.............................................................56
         General..............................................................56
         Mechanics of the Restructuring.......................................56
         Background of the Restructuring......................................57
         Accounting Treatment.................................................59
         Effective Time.......................................................60
         Conditions to the Restructuring......................................60
         Fees and Expenses....................................................61
COMPARISON OF RAM-86, KFI AND KFI O.P.........................................61
         Business Form Comparison.............................................61
         Business Description Comparison......................................62
         Duration of Existence Comparison.....................................62
         Voting Rights Comparison.............................................63
         Fiduciary Duties, Limitation of Liability and Indemnification
               Comparison.....................................................64
         Review of Books and Records Comparison...............................66

         Management Structure Comparison......................................66
         Investment Policy Comparison.........................................67
         Distribution & Distribution Policy Comparison........................67
         Management Fee Comparison............................................68
         Reports Comparison...................................................69
         Comparison of Restrictions on Transfer...............................69
         Taxation of Taxable Limited Partners Comparison......................69
REASONS FOR AND POTENTIAL ADVANTAGES AND DISADVANTAGES OF THE RESTRUCTURING...70
         Reasons for the Restructuring........................................70
         Potential Advantages of the Restructuring............................71
                  Flexibility of Investment Form..............................71
                  Greater Liquidity...........................................71
                  Greater Diversification.....................................72
                  Ability to Make New Investments.............................72
                  Ability to Raise Capital....................................72
                  Elected Governance..........................................72
                  Simplified Tax Reporting....................................72
                  Reduced State Income Tax Reporting..........................72
         Potential Disadvantages of the Restructuring.........................73
                  No Liquidating Cash Distribution............................73
                  You May Be Unable to Recognize Tax Results from the
                    Liquidation of RAM-86.....................................73
                  You Will Suffer Some Dilution...............................73
                  No Short-Term Liquidity.....................................74
                  Continued Dependence on the Investment Skills of Others.....74
                  Greater Investment Risk.....................................74
                  No Choice of Management.....................................74
         Tax Results of the Restructuring.....................................74
GENERAL PARTNERS' ANALYSIS AND RECOMMENDATION.................................75
VOTING........................................................................78
         General..............................................................78
         Vote Required........................................................79
         Voting Procedure.....................................................79
         Record Date and Outstanding Units ...................................80
         Effect of Voting to Approve the Restructuring........................80
         Solicitation of Votes; Solicitation Expenses ........................80
         Investor Lists.......................................................81
ALTERNATIVES TO THE RESTRUCTURING.............................................81
         Continuation of RAM-86...............................................81
         Liquidation and Dissolution of RAM-86................................81
VALUE OF CONSIDERATION IN THE EXCHANGE........................................82
         Knight Fuller, Inc. Statement........................................82
         Comparison of Alternative Consideration..............................83
                  Secondary Market Prices.....................................83
                          Secondary Market Prices and Trading Volume (RAM-86).84
                  Liquidation Values..........................................84
                  Net Tangible Book Value.....................................84
                  Tender Offer for Units......................................85
         Fair Value of Consideration..........................................85
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS...............................86
SELECTED FINANCIAL DATA, INCLUDING UNAUDITED PROFORMA FINANCIAL INFORMATION...86
         RAM-86...............................................................86

                  Summary Financial Data......................................87
                  Historical Cash Contributions...............................88
         Knight Fuller, Inc...................................................88
                  Pro Forma Balance Sheet as of March 31, 2003................89
                  Pro Forma Income Statement for the Three Months Ended
                         March 31, 2003.......................................90
                  Pro Forma Income Statement for the Twelve Months Ended
                         December 31, 2002....................................91
                  Notes to Pro Forma Financial Statements.....................92
                          For the Three Months Ended March 31, 2003...........92
                                   Revenues...................................92
                                   Expenses...................................92
                          For the Twelve Months Ended December 31, 2002.......92
                                   Revenues...................................92
                                   Expenses...................................92
MANAGEMENT'S DISCUSSION AND ANALYSIS..........................................92
         General..............................................................92
         Liquidity and Capital Resources......................................93
         Results of Operations................................................93
         Need for Additional Financing........................................94
         Income Taxes.........................................................94
         Significant Accounting Pronouncements................................94
DESCRIPTION OF CAPITAL STOCK..................................................95
         General..............................................................95
         Common Stock.........................................................95
         Listing, Price and Trading...........................................95
         Certain Provisions of Delaware Law and of KFI's Articles and Bylaws..96
                  Additional Issuances........................................96
                  Amendment of Articles and Bylaws............................96
                  Dissolution of KFI..........................................96
                  Meetings of Stockholders....................................96
                  The Board of Directors......................................97
                  Limitation of Liability and Indemnification.................97
                  Business Combinations.......................................97
                  Indemnification Agreements..................................98
FEDERAL INCOME TAX CONSEQUENCES...............................................98
         Tax Results of the Restructuring.....................................99
         Taxation of Taxable U.S. Stockholders...............................100
                  Dividends by KFI...........................................100
                  Passive Activity Losses and the Investment Interest
                         Limitation..........................................100
                  Sale of Common Stock.......................................100
                  Backup Withholding.........................................100
         Taxation of U.S. Tax-Exempt Stockholders............................101
         Taxation of Non-U.S. Stockholders...................................101
                  Dividends by KFI...........................................101
                  Sale of Common Stock.......................................102
                  Backup Withholding Tax and Information Reporting...........102
         Tax Status of KFI O.P...............................................102
         Other Taxes.........................................................103
         Possible Tax Law Changes............................................103
         Importance of Obtaining Professional Tax Assistance.................103
ERISA CONSIDERATIONS FOR TAX-EXEMPT INVESTORS/SHAREHOLDERS...................103
AVAILABLE INFORMATION........................................................104

LEGAL MATTERS................................................................105
EXPERTS......................................................................105


FINANCIAL STATEMENTS - INDEX TO FINANCIAL STATEMENTS ........................F-i


APPENDIX A - FORM OF CONSENT
APPENDIX B - SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED
                PARTNERSHIP OF KFI PROPERTIES, L.P.
APPENDIX C - AGREEMENT AND PLAN OF MERGER

This Consent Solicitation/Prospectus provides you with detailed information about KFI, KFI O.P., RAM-86 and the proposed Restructuring. We encourage you to read this entire document carefully.

                                     SUMMARY

This summary highlights selected information about KFI, KFI O.P., RAM-86 and the Restructuring. It does not contain all of the information that is important to you. To understand the Restructuring fully and for a more complete description of the legal terms of the Restructuring, you should carefully read this entire document and the documents attached as appendices.

Risks

You should carefully consider the following risk factors before voting on the Restructuring. These risk factors are discussed in more detail under "Risk Factors and Other Considerations" below.

Risks Relating to the Restructuring

     o RAM-86 unit holders will not be able to ascertain the value of KFI common stock they will receive in the restructuring.
     o Neither KFI nor the general partners of RAM-86 has obtained any independent opinion as to the fairness of the transaction to the limited partners of RAM-86, and the RAM-86 assets consist primarily of cash and cash equivalents in the amount of approximately $2,238,405
     o The likelihood exists that KFI 's common stock may trade at prices below the estimated value of your units.
     o There are conflicts of interest and benefits of the Restructuring to insiders who recommend you vote in favor of the Restructuring, including conflicts relating to competition for management's time and resources with other activities in which they are involved and payment of compensation to management limited by the gross assets of Knight Fuller; and in accepting the terms of the Restructuring, the general partners of RAM-86 are subject to certain conflicts of interest as effective control will change and they will receive securities in exchange for their RAM-86 general partner interest.
     o As a result of the reimbursement of certain costs of the restructuring if it is approved, currently estimated to be approximately $100,000, the net tangible book value of your investment may be worth less after the restructuring than if the general partners decided to liquidate RAM-86.

Risks Relating to KFI

     o KFI has estimated that, if RAM-86 were liquidated as of March 31, 2003, limited partners would receive cash distributions equal to $6.42 per unit in liquidation of the partnership. If the Restructuring is approved, however, Knight Fuller, Inc. may reinvest free cash flow, capital reserves and proceeds from the sale of property instead of distributing the proceeds to you.
     o The remaining RAM-86 real property was lost in foreclosure during February 2003, but the property has been accorded no value in the general partners' and KFI's analysis of the Restructuring, and RAM-86 retains substantial liquid capital ($2,238,405 at March 31, 2003). Accordingly, KFI and the general partners believe the loss of the property will have no effect on the liquidation analysis, going concern analysis or fairness analysis of the Restructuring. The decision before he RAM-86 limited partners is simply, "Do you want to liquidate the partnership and receive your pro rata share of the net cash held by the partnership, or do you want to effect a one-for-one unit for unit/share exchange and convert your investment into one with an infinite life, and the potential for a more diversified portfolio and possible market liquidity at some point in the future?"
     o Currently no public market exists for the common stock of Knight Fuller, Inc.
     o Knight Fuller, Inc. has no prior operating history and may not be successful or profitable.
     o    Knight Fuller, Inc.'s success depends heavily upon management.
     o Certain conflicts of interest exist between Knight Fuller, Inc. and its officers and directors, including conflicts relating to KFI's unilateral determination of the terms of the Restructuring, KFI's unilateral determination of the value of the consideration for the Restructuring, conflicts relating to competition for management's time and resources with other activities in which they are involved and payment of compensation to management limited by the gross assets of Knight Fuller; and in accepting the terms of the Restructuring, the general partners of RAM-86 are subject to certain conflicts of interest as effective control will change and they will receive securities in exchange for their RAM-86 general partner interest
     o Affiliates of KFI control approximately 37% of the outstanding Units of RAM-86 and will control not less than approximately 35% of the outstanding KFI Shares, and will control KFI as its officers and directors.
     o The market price of KFI's common stock may not adequately reflect the fair market value of the company's net assets.
     o You may elect to receive either KFI O.P. Units or Knight Fuller Shares if the Restructuring is approved, and if you elect to retain KFI O.P. Units you will have a right, after 12 months from the date of the Restructuring and subject to certain conditions, to redeem all of your KFI O.P. Units for Knight Fuller Shares or, at the discretion of KFI, cash
     o KFI may need to seek additional financing. KFI's growth may be dependent upon its ability to raise additional capital and you may suffer economic dilution as a result of any new capitalization.
     o The board of directors has broad discretion with respect to determining investment policy.
     o As a result of the Restructuring, the taxation of your investment may be different.
     o Regulation of penny stocks by the SEC may adversely affect the marketability of KFI's common stock.
     o    Initially, Knight Fuller, Inc. will lack diversification.
     o    Knight Fuller, Inc. does not intend to, and may never, pay dividends.
     o    The market for desirable acquisition candidates is highly competitive.
     o Other than the Restructuring contemplated herein, Knight Fuller, Inc. has made no commitment to specific industries or acquisition candidates.
     o Knight Fuller, Inc. may make investments in regulated industries that could consume a disproportionate amount of management's time.
     o Knight Fuller, Inc.'s articles and bylaws may prevent a change in control.

The Parties to the Restructuring

Resources Accrued Mortgage Investors L.P. - Series 86
-----------------------------------------------------
7 Bulfinch Place, Suite 500
P.O. Box 9507
Boston, MA 02114

RAM-86 is a limited partnership that was established in 1985 for the purpose of investing in, holding, selling, disposing of and otherwise acting with respect to junior mortgage loans on fee or leasehold interests in real property, or other beneficial interests essentially equivalent to a mortgage on real property, as well as loans secured by interests in partnerships or joint ventures. The general partners of RAM-86 are RAM Funding Inc. (the "Investment General Partner"), Resources Capital Corp. (the "Administrative General Partner"), and Presidio AGP Corp. (the "Associate General Partner"). The Administrative General Partner, the Associate General Partner and the Investment General Partner are collectively referred to herein as the "General Partners". The Investment General Partner was acquired by Knight Fuller, Inc. as of January 17, 2003. Administrative General Partner and Associate General Partner are ultimately controlled by NorthStar Capital Investment Corp., a Maryland corporation ("NorthStar"), which is not affiliated with Knight Fuller, Inc. or any of its affiliates. Collectively, these general partners serve as the general partner of RAM-86 and own a general partner interest in the limited partnership equal to 5% of all partnership distributions. The general partner interest is separate and apart from the RAM-86 limited partnership units, though it shares allocations of profit, loss and distributions on a pro rata basis with the units. That is, the limited partners (including Sutter), owning 100% of the units, thereby own 95% of all allocations of profit, loss and distributions in RAM-86, and the general partners own 5% of all such allocations in the form of their general partner interest. The Administrative General Partner and Associate General Partner and their affiliates also serve as acting general partner for a number of other limited partnerships. As of March 31, 2003 RAM-86 had approximately $2.3 million in assets comprised almost entirely of cash. As of February 2003, the Property was lost through foreclosure by the secured lender. RAM-86 disclosed in its offering materials that it expected to liquidate no later than December 31, 2001.

Knight Fuller, Inc.
--------------------
150 Post Street, Suite 405
San Francisco, CA 94108
(415) 788-1441

KFI is the party soliciting consent to the Restructuring. KFI is a holding company formed by affiliates of Sutter Opportunity Fund 2, LLC (owner of approximately 37% of the outstanding RAM-86 units) in April 2002 for the purpose of participating in the Restructuring. KFI has only nominal assets and has no prior operating history or revenues. KFI's strategy will be to invest the assets of RAM-86 in first and second mortgages similar to those historically acquired by RAM-86 or make significant investments in existing businesses. After giving effect to the merger, KFI assets will be primarily those of RAM-86, which will be cash and cash equivalents in the amount of approximately $2,238,405 and will principally be held within its wholly owned subsidiary KFI O.P. KFI's corporate office is located in San Francisco, California. KFI's director and officer, Robert Dixon, controls entities that currently hold 120,844 RAM-86 Units. As of January 17, 2003, KFI acquired RAM Funding, Inc., the Investment General Partner of RAM-86. KFI is proposing the Restructuring for the reasons described below.

KFI Properties, L.P.
---------------------
150 Post Street, Suite 405
San Francisco, CA 94108
(415) 788-1441

KFI O.P. will be the operating partnership into which RAM-86 is merged upon approval of the proposed restructuring. KFI O.P. will thereafter be the holder of the assets formerly held by RAM-86, and the holders of interests in RAM-86 will be entitled to receive either O.P. Units in KFI O.P. or Common shares in KFI. If, as anticipated upon majority approval of the Restructuring by RAM-86 Units, a majority of the RAM-86 Units is exchanged for Common shares, then KFI O.P. will be a majority owned subsidiary of KFI.

Conflicts of Interest

The RAM-86general partners have a fiduciary duty to RAM-86 and its limited partners. The RAM-86 general partners, including the Investment General Partner controlled by KFI, may be subject to a conflict between their own interests and those of the limited partners in permitting KFI to pursue the Restructuring. In addition, in proposing the Restructuring and operating KFI O.P. and KFI, the officers and directors of KFI may be subject to certain conflicts between their own interests and those of the RAM-86 limited partners, including:

     o The Administrative General Partner and Associate General Partner will no longer be entitled to manage or control the operations and affairs of KFI Properties, L.P. or Knight Fuller, Inc., while affiliates of the Investment General Partner will control these entities.
     o The Administrative General Partner and Associate General Partner have delegated authority over all matters relating to the Restructuring to the Investment General Partner controlled by KFI while retaining their fiduciary duty to the RAM-86 limited partners and their responsibility for RAM-86's affairs.
     o The RAM-86 General Partners' general partner interest that would be converted to O.P. Units in the Restructuring. The KFI officers and directors are engaged in other business activities, including the management of a public holding company and a private equity investment firm, which may be in competition with those of KFI or KFI O.P.
     o The KFI officers will benefit from the management and control of KFI and KFI O.P. and will receive salaries which will be limited by the total gross assets of KFI.
     o The net asset value and liquidation value for the RAM-86 Units used in the Restructuring have been determined solely by Knight Fuller based on information included in the RAM-86 public reports
     o Knight Fuller has determined the terms of the Restructuring without any arm's length negotiations so that the exchange value of your RAM-86 Units may not reflect their fair market value, and no independent representative has negotiated the terms on behalf of the RAM-86 limited partners.
     o Neither Knight Fuller nor the general partners of RAM-86 has obtained any independent opinion as to the fairness of the transaction to the limited partners of RAM-86.

The Restructuring

Introduction

Knight Fuller, Inc. ("KFI") is proposing to merge Resources Accrued Mortgage Investors L.P. - Series 86 ("RAM-86") into KFI Properties, L.P. ("KFI O.P."), a newly formed operating partnership wholly owned by KFI, a newly formed Delaware corporation. KFI is soliciting your approval of the merger of RAM-86 with and into KFI O.P. The merger and the exchange offer, collectively, are hereinafter referred to as the Restructuring.

The purpose of the proposed Restructuring is to permit RAM-86 Unit holders to convert their Units from interests in a finite life limited partnership into interests in KFI, an infinite life corporation, which may invest in mortgages, existing businesses and significant interests in existing businesses. As a majority owned subsidiary of KFI, KFI O.P. will hold the assets formerly held by

RAM-86. All references in this Consent Solicitation/Prospectus refer to KFI and KFI O.P, the operating partnership, together, unless the context otherwise requires.

You may vote YES or NO to the Restructuring. Approval of the Restructuring requires the vote of holders of a majority of RAM-86's outstanding limited partnership units and elections to exchange a majority of the RAM-86 units for shares of KFI Common Stock. Affiliates of the controlling shareholders, executive officers and directors of KFI, representing holders of approximately 37% of RAM-86's outstanding limited partnership units, have agreed to vote in favor of the Restructuring and exchange their RAM-86 units for KFI Common Stock. KFI stockholder approval is not required.

Your vote in favor of the merger also will have the effect of a vote in favor of adopting the terms of the partnership agreement of KFI O.P. and to remove substantially all investment and borrowing restrictions. YOUR VOTE IS VERY IMPORTANT.

A separate consent form has been delivered to you with this Consent Solicitation/Prospectus. After carefully reviewing this document, please complete, sign and return the Consent Form by mail in the enclosed pre-addressed, postage paid envelope or by facsimile to Sutter Capital Management, LLC, 150 Post Street, Suite 405, San Francisco, California 94108. If you have any questions, you may call Karen La Monte at (415) 788-1441.

If you complete, sign and return your Consent Form without indicating how you want to vote, it will be counted as a vote in favor of the Restructuring. Failure to return a Consent Form will not result in any vote of your Units, but, because approval of the Restructuring requires the affirmative vote of holders of a majority of the outstanding RAM-86 Units, a failure to vote will have the effect of a "No" vote.

Mechanics of the Restructuring

RAM-86 will be restructured into an operating partnership, KFI O.P., which is currently wholly owned and controlled by KFI. As a result of the Restructuring, KFI will conduct the historical operations of RAM-86 through KFI O.P. Following the Restructuring, KFI will continue to be treated for Federal income tax purposes as a Delaware corporation. The exchange ratio being offered in the Restructuring is one for one (1:1). Therefore, at the time the Restructuring is effected, limited partners in RAM-86 will receive either (a) 1 share of common stock in KFI, or (b) 1 operating partnership unit in KFI O.P. for each of their limited partnership units, depending upon each individual limited partner's election. In either case, the consideration to be received by any limited partner is equal to and based upon the book value of the RAM-86 units immediately prior to the Restructuring, and will be economically equivalent to the consideration surrendered on a unit for share or unit for unit basis. In other words, the existing book value of a single RAM-86 unit will be transferred entirely, after giving effect to the costs of the Restructuring (to be born ratably by all parties to the transaction, including KFI), upon exchange from the RAM-86 unit to either a KFI O.P. unit or a KFI common share. After 12 months from the effective date of the Restructuring, those who elected to retain KFI O.P. Units at the time of the Restructuring, rather than receive KFI Shares, will have the right, subject to certain conditions, to redeem all of their KFI O.P. Units for KFI Shares or, at the discretion of KFI, cash. Conditions to the right of redemption include, (i) that the redemption would not result in KFI O.P. being deemed a "publicly traded partnership" as provided in Section 7.9D of the KFI O.P. Partnership Agreement (see Exhibit B hereto); (ii) the redemption is not prohibited under the KFI Articles of Incorporation (it is not now prohibited, nor is it anticipated to be unless a change in Delaware law respecting redemptions should occur); or (iii) if the Shares are publicly traded, such redemption would be prohibited under federal or state securities laws. KFI will acquire any and all KFI O.P. Units redeemed for KFI Shares or cash. Each KFI O.P. Unit would be redeemable in exchange for one Share, subject to adjustment for any stock dividend or recapitalization by KFI prior to the date of redemption. In the event KFI elects to redeem KFI O.P. Units for cash, the value would be the current fair market value as determined according to the KFI O.P. Partnership Agreement. (See the definition of "Value" in Exhibit B to this Prospectus and Consent Solicitation.)Affiliates of Sutter Capital Management, LLC, who own a total of approximately 37% of the outstanding RAM-86 Units, will convert all of such Units directly into Shares upon consummation of the Restructuring. KFI has offered to acquire your General Partner's general partner interest in RAM-86, equal to 5% of any distributions, for Shares or O.P. Units equal to a pro rata 5% of the Shares or O.P. Units allocated to all general partner and limited partner interests. The general partner interest is separate and apart from the RAM-86 limited partnership units, though it shares allocations of profit, loss and distributions on a pro rata basis with the units. That is, the limited partners (including Sutter), owning 100% of the units, thereby own 95% of all allocations of profit, loss and distributions in RAM-86, and the general partners own 5% of all such allocations in the form of their general partner interest. The General Partners of RAM-86 will therefore own 17,369 shares of Common Stock or 17,369 O.P. Units or some combination thereof if the Restructuring is completed. O.P. Units are convertible into Shares on a one-for-one basis. Of the general partners' aggregate 5% interest, which will entitle them to receive a total of 17,369 O.P. Units in the Restructuring exchange, RAM Funding, Inc. will be entitled to receive approximately 347.5 O.P. Units and the other general partners will receive the
balance of approximately 17,021.5 O.P. Units.   RAM Funding, Inc. will convert
its O.P. Units into Shares at the time of the Restructuring. The other General Partners of RAM-86 have stated that they do not intend to elect to receive Shares, but will retain the O.P. Units, and have not determined when or if they will convert O.P. Units to Shares.

Following the Restructuring, KFI will have a Board of Directors consisting of two directors. In the future, directors of KFI will be elected by holders of Common Stock.

Accounting Treatment

The transaction will be treated as a change in capital structure of RAM-86 and will be accounted for on a historical cost basis.

KFI has offered to acquire your General Partners' interest in RAM-86 for Shares or O.P. Units. The General Partners have a carried economic interest in RAM-86, independent of any fees for services, equal to 5% share of all partnership income, loss and distributions. This General Partner interest is evidenced in the original partnership agreement for RAM-86. The General Partners get 5% of all allocations of income and loss under section 11.1 of the RAM-86 partnership agreement, and the limited partners get 95% of all such allocations. The General Partners get 5% of all allocations of distributions under sections 11.3 and 11. 4 of the partnership agreement and the limited partners receive the balance of 95%. While the obligation to pay fees to the General Partners is terminable upon notice by the partnership upon termination of the General Partners, the general partners' interest in profit, loss and distributions would have to be acquired by the partnership at its then fair value in the event the General Partners were terminated or removed. The General Partner interest in RAM-86 is separate and apart from the RAM-86 limited partnership units, though it shares allocations of profit, loss and distributions on a pro rata basis with the units. That is, the limited partners, owning 100% of the units, thereby own 95% of all allocations of profit, loss and distributions in RAM-86, and the general partners own 5% of all such allocations in the form of their General Partner interest.

For the foregoing reasons, KFI believes the General Partners' 5% interest in the partnership represents the equivalent of an equity interest and the General Partners are entitled to a 5% share of any distributions regardless of whether

RAM-86 is liquidated or continues to exist. Accordingly, KFI does not believe the issuance of Shares or O.P. Units for this interest dilutes the ownership interests of the limited partners of RAM-86. The limited partners (including Sutter) own 95% of all allocations of profit, loss and distributions in RAM-86, and the General Partners own 5%. This 95/5 "equity ownership" will also apply after the Restructuring to KFI/KFI O.P. Accordingly, the allocation of Shares/Units with respect to the General Partners' 5% interest in profit, loss and distributions, is not dilutive.

Regulatory Approvals

KFI does not anticipate that the Restructuring will require the approval of any state or federal regulatory agency. Nevertheless, certain state securities administrators may require that the proposed Restructuring transaction be filed with them for review and approval. KFI is currently in the process of determining to what extent such filings will be required. We cannot predict whether we will obtain all required regulatory approvals before we complete the Restructuring, or whether any approvals will include conditions that would be detrimental to KFI.

Termination of the Restructuring

The Board of Directors of KFI can agree to terminate the Restructuring at any time. KFI can terminate if, among other things:

     o the merger of RAM-86 and KFI O.P. is not consummated on or before June 30, 2003;
     o    a governmental authority permanently prohibits the Restructuring; or
     o    there is mutual agreement to do so between KFI and RAM-86.

Comparison of Material Consequences of the Restructuring

The following is a table summarizing the material differences between an investment in RAM-86 and an investment in KFI or KFI O.P. When comparing KFI and KFI O.P., it should be noted that, after 12 months from the effective date of the Restructuring, a KFI O.P. Unit holder will have the right, subject to certain conditions, to redeem all of his KFI O.P. Units for KFI Shares or, at the discretion of KFI, cash. Conditions to the right of redemption include, (i) that the redemption would not result in KFI O.P. being deemed a "publicly traded partnership" as provided in Section 7.9D of the KFI O.P. Partnership Agreement (see Exhibit B hereto); (ii) the redemption is not prohibited under the KFI Articles of Incorporation (it is not now prohibited, nor is it anticipated to be unless a change in Delaware law respecting redemptions should occur); or (iii) if the Shares are publicly traded, such redemption would be prohibited under federal or state securities laws. KFI will acquire any and all KFI O.P. Units redeemed for KFI Shares or cash. Each KFI O.P. Unit would be redeemable in exchange for one Share, subject to adjustment for any stock dividend or recapitalization by KFI prior to the date of redemption. In the event KFI elects to redeem KFI O.P. Units for cash, the value would be the current fair market value as determined according to the KFI O.P. Partnership Agreement.


Characteristic          RAM-86                             Knight Fuller, Inc.               KFI Properties, L.P.
------------------------------------------------------------------------------------------------------------------------------
General Business        Owning a diversified pool of       Owning a diversified portfolio    Owning the assets and
                        income-producing mortgage          of investments in public and      liabilities of RAM-86,
                        loans, as well as other related    private companies across a        including cash and cash
                        secured interests.                 broad range of industries.        equivalents


Duration of Entity      Finite life; required to           Infinite life.                    Infinite life.
                        liquidate and terminate in 2015.

Borrowing Policy &      Minimal ability to borrow funds    Borrowing is permitted on         Minimal ability to borrow funds
Financial Leverage      and employ financial leverage.     secured and unsecured bases,      and employ financial leverage.
                                                           and there exists no
                                                           theoretical limit to
                                                           borrowing or the use
                                                           of financial
                                                           leverage. However,
                                                           there exist practical
                                                           and prudent limits to
                                                           such borrowing as
                                                           usually determined by
                                                           management and its
                                                           lending institutions.

Return of Capital or    Only occurs through                Can occur anytime a               Can occur anytime a limited
Principal               distribution or liquidation        shareholder sells his or her      partner converts his or her
                        event.                             shares.                           units to shares of KFI and then
                                                                                             sells the shares.

Distributions and       Quarterly historical               None; currently there is no       None; currently there is no
Dividend Policies       distributions, depending upon      dividend policy.                  dividend policy.
                        available cash.



                                                            15

Characteristic          RAM-86                             Knight Fuller, Inc.               KFI Properties, L.P.
------------------------------------------------------------------------------------------------------------------------------

Federal Taxation:       Not subject to federal income      Subject to federal income tax.    Not subject to federal income
Corporate               tax.                                                                 tax.

Federal Taxation:       Your allocable share of            Dividends (if any) and capital    Your allocable share of KFI
Personal                RAM-86's taxable income or loss    gains on the sale of common       O.P.'s taxable income or loss
                        is included in calculating your    stock are subject to federal      is included in calculating your
                        taxable income, regardless of      income tax.                       taxable income, regardless of
                        whether RAM-86 makes any cash                                        whether KFI O.P. makes any cash
                        distributions.                                                       distributions.

Tax Reporting           Must file a Schedule K-1.          In the event any dividends are    Must file a Schedule K-1.
                                                           received or capital gains or
                                                           losses are realized, a
                                                           Schedule B or  D must be filed;
                                                           otherwise, no forms required.


Management Fees &       General Partners and Affiliates    The two co-CEOs are entitled      None
Compensation            are entitled to the following      to receive annual salaries of
                        (as defined in the RAM-86          $500,000 each, though not to
                        Limited Partnership Agreement):    exceed 1% of gross assets per
                        (1) Non-accountable Expense        co-CEO in any given year.
                        Reimbursement equal to 4.75% of    Based upon the gross assets of
                        the Gross Proceeds raised; (2)     RAM-86 at 03/31/03, each co-CEO
                        Evaluation Fees equal to the       would have received a salary
                        lesser of 3% of Gross Proceeds     of $5,413 for the quarter
                        raised or such compensation        ending 03/31/03.
                        customarily charged for similar
                        services; (3) Mortgage
                        Placement Fees not to exceed
                        the lesser of 5% of Gross
                        Proceeds raised or such
                        compensation customarily
                        charged for similar services;
                        (4) Asset Management Fees equal
                        to 0.25% of the Net Asset Value
                        per annum;



                                                            16


Characteristic          RAM-86                             Knight Fuller, Inc.               KFI Properties, L.P.
------------------------------------------------------------------------------------------------------------------------------
                        (5) Mortgage Servicing Fees
                        equal to the lesser of 0.25%
                        per annum of the principal of
                        the mortgage loans made or the
                        customary competitive fee for
                        such services; (6) Property
                        Management Fees ranging from 1%
                        to 6% of property gross
                        revenues; (7) Subordinated
                        Incentive Fees equal to 10% of
                        remaining Disposition Proceeds
                        after providing for at least a
                        14% cumulative compounded
                        return on Adjusted Contribution
                        to the limited partners; (8)
                        Subordinated Real Estate
                        Commission Fees not to exceed
                        the lesser of 3% or one-half of
                        the Competitive Commission, to
                        the extent an Affiliate
                        provides such services; and (9)
                        Insurance Commissions to the
                        extent insurance brokerage
                        services are provided by an
                        Affiliate.

 The following depicts the structure of RAM-86 Before the Restructuring:

                 ---------------------------------------------
                                Northstar Capital
                                 Investment Corp.
                 ---------------------------------------------
                                        |
           Controls 100% of Parent      |
                                        |
                 ---------------------------------------------
                              Presidio Capital Cp.
                                    (Parent)
                 ---------------------------------------------
Owns 100% of G.P. |                          |              | Owns 100 % of G.P.
                  |                          |              |
                  |        Owns 100% of G.P. |              |
                  |                          |              |
---------------------          -----------------          -------------------
Resources Capital Cp.          RAM Funding, Inc.            Presidio AGP Cp.
   (Admin. G.P.)               (Investment G.P.)            (Associate G.P.)
---------------------          -----------------          -------------------
                   |                         |              |
                   |                         |              |
                   |                         |              |
                   |                         |              |
                ------------------------------------------------
                                    RAM-86
                                    (L.P.)
                ------------------------------------------------
                                       ^             100% controlled and managed
                                       |             by the G.P.s
                *Owns 100.0% of L.P.   |
                                       |
                                       |
                              --------------------
                              All Limited Partners
                                   ("You")
                              --------------------

* Although the limited partners own 100% of RAM-86 limited partner interests, the general partners are collectively entitled to receive 5% of any allocation of profit, loss and distributions as their general partner interest in RAM-86.


The general partner interest in RAM-86 is separate and apart from the RAM-86 limited partnership units, though it shares allocations of profit, loss and distributions on a pro rata basis with the units. That is, the limited partners, owning 100% of the units, thereby own 95% of all allocations of profit, loss and distributions in RAM-86, and the general partners own 5% of all such allocations in the form of their general partner interest.

The following depicts the structure of RAM-86 After the Restructuring:



Relevant part of Existing Structure                    New Structure
-----------------------------------                    -------------


                                        |
-------------------------               |
    "All" RAM G.P.s                     |
(Inv., Admin., Assoc.)                  |
-------------------------               |
                   |   |                |     (1b)
                   |   |                |            -----------------------
                   |   |----------------|------------   Knight Fuller, Inc.
                   |   | |--------------|------------     (Parent Corp.)
                   |   | |              |            -----------------------
                   |   | |              |     (2b)          |
---------------------  | |              |                   |  Will Own 35% to
       RAM-86          | |              |                   |  100% of O.P.
       (L.P.)          | |              |                   |
---------------------  | |              |                   |
                   ^   | |              |                   |
                   |   | |              |     (1a)    -----------------------
   *Owns 100.0%    |   |-|--------------|------------         KFI O.P.
    of L.P.        |     |              |              (Operating Partnership)
                   |     |--------------|------------
                   |     |              |             -----------------------
                   |     |              |
                   |     |              |     (2a)
                   |     |              |
---------------------------             |
   All Limited Partners                 |
        ("You")                         |
---------------------------             |
                                        |


* Although the limited partners own 100% of RAM-86 limited partner interests, the general partners are collectively entitled to receive 5% of any allocation of profit, loss and distributions as their general partner interest in RAM-86.


(1) The General Partners of RAM have the option to exchange 100% of the distributions to which they are entitled for an economically equivalent amount of (a) Units in KFI O.P., or (b) Common Stock in KFI, or any combination thereof.

(2) The Limited Partners of RAM-86 have the option to exchange 100% of their limited partnership interests for an economically equivalent amount of
     (a) Units in KFI O.P., or (b) Common Stock in KFI.



The general partner interest in RAM-86 is separate and apart from the RAM-86 limited partnership units, though it shares allocations of profit, loss and distributions on a pro rata basis with the units. That is, the limited partners, owning 100% of the units, thereby own 95% of all allocations of profit, loss and distributions in RAM-86, and the general partners own 5% of all such allocations in the form of their general partner interest.

Reasons for and Potential Advantages and Disadvantages of the Restructuring

Reasons for the Restructuring

KFI and its wholly-owned operating partnership KFI O.P. were organized by executives of Sutter Capital Management, LLC for the purpose of engaging in a merger with and exchange offer for RAM-86 primarily because Sutter Opportunity Fund 2, LLC owns approximately 37% of the currently outstanding RAM-86 units and desires to transform RAM-86 from a finite life entity to an infinite life entity, and to allow for the reinvestment of RAM-86's cash proceeds.

If we complete the Restructuring, RAM-86 will merge with and into KFI O.P., currently a wholly owned subsidiary of KFI, such that the surviving entities will be KFI O.P. and its parent KFI. The Restructuring is subject to conditions and rights of termination described in this document and in the Restructuring Agreement. We have attached the Agreement and Plan of Merger (the "Restructuring Agreement") as Appendix C to this document. The Restructuring Agreement is hereby incorporated herein by reference to Appendix C and to Exhibit 2.1 to the Registration Statement on Form S-4 (SEC Registration Nos. 333-87968 and 333-87968-01) filed with the Securities and Exchange Commission by KFI and KFI O.P. in connection with the Restructuring. It is the legal document governing the merger and the exchange offer. WE ENCOURAGE YOU TO READ THE RESTRUCTURING AGREEMENT.

Potential Advantages of the Restructuring

KFI believes that the Restructuring will offer certain benefits to RAM-86 unit holders that are not currently available to them. Some of these potential benefits include:

     o Flexibility of investment form since RAM-86 unit holders will have the option to receive either (a) operating partnership units in KFI O.P., or (b) common stock in KFI
     o Although there can be no assurance as to when or whether the Shares may be traded on a national securities market, if KFI does succeed in creating such a market, holders have the potential for greater investment liquidity through ownership of publicly traded shares
     o Investment diversification through the eventual fractional ownership of many different businesses by virtue of owning and holding KFI common stock
     o    The ability to make new investments in many different types of assets
     o Access to public capital; borrowing or raising capital relatively inexpensively
     o Elected governance, which means that holders of KFI common stock will be entitled to elect directors
     o Simplified tax reporting due to the elimination of Schedule K-1 and reduced state income tax reporting

Potential Disadvantages of the Restructuring

There are certain disadvantages that may arise as a result of the Restructuring that must be given equal consideration and compared with the advantages mentioned previously. Some of the potential disadvantages include:

     o You will not be receiving cash for your RAM-86 units, and therefore will not be able to obtain any immediate return of investment principal
     o The costs associated with performing the Restructuring may be borne in part by RAM-86 (you), and thus, the Restructuring does not perfectly preserve and transfer your economic value from RAM-86 to KFI; in other words, you will likely suffer some measure of dilution

     o In the near term, owning shares of KFI will present no greater liquidity to you as an investor than owning units of RAM-86; investment liquidity is a future promise that may never be realized if KFI is unable to grow its assets sufficiently to warrant listing on a national stock exchange
     o Your reliance on the investment management skills of Robert E. Dixon and William G. Knuff, III and their abilities to execute the creation of a well diversified portfolio of operating companies across various industries
     o The scope of investments which KFI can make is quite broad and, as such, may subject you to greater investment risk than you might otherwise feel comfortable accepting as compared with the limited, real estate and mortgage focus of RAM-86's investments
     o Despite your lack of ability to elect or remove directors in RAM-86, you will only have the power to elect or remove future directors of KFI, initially not the directors put into place as a result of the Restructuring
     o If RAM-86 is liquidated, RAM-86 Unit holders will realize a capital gain or capital loss on the final disposition of their Units. If a holder's basis is in excess of his final distribution of liquidation proceeds, he will realize a capital loss in the amount of the difference, but if his basis is less than such distribution, he will realize a capital gain in the amount of the difference. If the Restructuring is approved, any realization of capital gain or loss will be deferred until the O.P. Units or KFI Shares are disposed of by the holder. Therefore, any capital loss which would have been available to you in liquidation of RAM-86 to offset other capital gains will not be realized at the time of the Restructuring
     o Neither the O.P. Units nor the Shares are traded on any public market, nor will they be traded on any market immediately after the Restructuring or the indefinite future, and the Shares may trade, if at all, at prices substantially below the exchange value of the Shares estimated for the purposes of the Restructuring
     o The net asset value and liquidation value for the RAM-86 Units used in the Restructuring have been determined solely by Knight Fuller based on information included in the RAM-86 public reports
     o Knight Fuller has determined the terms of the Restructuring without any arm's length negotiations so that the exchange value of your RAM-86 Units may not reflect their fair market value, and no independent representative has negotiated the terms on behalf of the RAM-86 limited partners
     o Neither Knight Fuller nor any General Partner has obtained any independent opinion as to the fairness of the transaction to the limited partners of RAM-86
     o Your investment will change in a fundamental manner from an interest in a partnership with a finite life and a single property, to an interest in an infinite life entity with a potential to acquire unspecified additional assets
     o The issuance of additional equity interests in any form by Knight Fuller could cause economic dilution to your investment
     o The Board of Directors of Knight Fuller has the authority to change Knight Fuller 's investment policies without the vote of stockholders
     o Knight Fuller and its affiliates are subject to certain conflicts of interest, including competition for its management's time and resources with other activities in which they are involved and payment of compensation to management limited by the gross assets of Knight Fuller; and in accepting the terms of the Restructuring, the general partners of RAM-86 are subject to certain conflicts of interest as effective control will change and they will receive securities in exchange for their RAM-86 general partner interest

General Partners' Analysis and Recommendation

Each of the general partners of RAM-86 believe the terms of the Restructuring are fair to the RAM-86 limited partners because the transaction involves a direct pro rata exchange of all limited and general partner interests in RAM-86 for an equal ownership interest in O.P. Units and/or KFI Shares.

If the Restructuring is approved, KFI will be reimbursed by KFI O.P. for costs incurred in connection with effecting the Restructuring. KFI currently estimates these costs to be approximately $100,000, or approximately $0.29 per RAM-86 Unit. KFI believes it is fair and reasonable for the owners of RAM-86 to bear the cost to achieve the potential benefits of the Restructuring if they agree that the Restructuring is a desirable course for the entity to pursue. Nevertheless, if the Restructuring is not approved, then these expenses will be borne by KFI and the available liquidation proceeds will not be reduced by the cost of the Restructuring.

Notwithstanding the foregoing belief that the transaction is fair, the general partners are not recommending that the limited partners accept or reject the proposal, as they have certain inherent conflicts of interest, as effective control will change and they will receive securities in exchange for their RAM-86 general partner interests.

Voting

The consent of holders of RAM-86 Units is hereby solicited by KFI, and consents are only solicited with respect to the RAM-86 Units. No consent is solicited with respect to the O.P. Units or the KFI Shares.

Your vote is important. Please complete and sign the enclosed Consent Form and return it to the Information Agent by mail in the enclosed pre-addressed, postage paid envelope or by facsimile to (415) 788-1515.

This Consent Solicitation/Prospectus is accompanied by a separate Consent Form in the form of Appendix A attached to this Consent Solicitation/Prospectus. You may take one of the following actions with respect to the Restructuring:

Vote "YES" -- I vote to approve the Restructuring.

or

Vote "NO" -- I vote not to approve the Restructuring.

or

Abstain from voting.

Under the terms of the RAM-86 Partnership Agreement and applicable Delaware law, approval by limited partner consent to the Restructuring will be effective only if holders of a majority of all outstanding RAM-86 units affirmatively vote "YES" to approve the transaction. As a result, any abstentions and any units which fail to respond to this consent solicitation will not be counted toward such majority, and will therefore constitute, in effect, "NO" votes.

KFI strongly urges you to vote YES to approve the Restructuring.

If you vote YES, you may elect to receive either (a) Common Stock, or (b) Units, in exchange for RAM-86 units. A "YES" vote also will constitute your approval of the Partnership Agreement in the form of Appendix B. If you vote YES and do not elect Common Stock or Units, you will receive Common Stock.

If you vote No and the Restructuring is nonetheless approved, you will receive Common Stock. A NO vote will be a vote against the amendment and restatement of the RAM-86 Partnership Agreement.

If you abstain or fail to return a Consent Form and the Restructuring is nonetheless approved, you will receive Common Stock.

Please complete, sign and return the enclosed Consent Form to the Information Agent no later than August 7, 2003. We may extend that date from time to time in our sole discretion until July 7, 2004. You may withdraw your Consent
Form at any time before the expiration date by delivering written notice of your withdrawal to the Information Agent. You may change your Consent Form at any time before the expiration date by delivering to the Information Agent a duly completed and signed substitute Consent Form, together with a letter indicating that your prior Consent Form has been revoked.

You must vote all of your units in the same way. If you return a signed Consent Form but do not indicate a vote (i.e., YES, NO or ABSTAIN) as to the Restructuring, you will be deemed to have voted YES for approval of the Restructuring and shall receive Common Stock in exchange for your RAM-86 units.

Sutter Opportunity Fund 2, LLC, an affiliate of the current shareholders of KFI, owns 37% of the RAM-86 Units and will vote YES to approve the Restructuring and exchange all of its RAM-86 Units directly for KFI Shares.

The Restructuring will be approved when limited partners holding a majority of the outstanding RAM-86 units have consented to the Restructuring and a majority of the O.P. Units issuable in the Restructuring shall be subject to exchange for KFI Shares under Sections 2.01 and 2.03 of the Restructuring Agreement, but in no event prior to August 7, 2003. The Information Agent will tabulate all of the Proxies received. RAM Funding, Inc., owned and controlled by KFI, has full authority to approve the Restructuring on behalf of RAM-86 and its general partners, subject to approval by the outstanding limited partnership units, and to execute on the general partners behalf any required documents to effect the Restructuring. At such time as the Restructuring is approved by holders of a majority of the outstanding RAM-86 Units, the RAM-86 general partners will execute the Agreement and Plan of Merger in the form attached hereto as Appendix C and the Agreement will become effective.

The Restructuring will apply prospectively from and after the date it becomes effective. If the Restructuring becomes effective, you will be bound by its terms, whether or not you vote in favor of it.

                            The Information Agent is:

                            Sutter Capital Management, LLC
                            150 Post Street, Suite 405
                            San Francisco, CA 94108
                            Facsimile: (415) 788-1515

Alternatives to the Restructuring

In order to assist you in evaluating the Restructuring, we have compared the alternatives to the Restructuring discussed below. We are not proposing the alternatives discussed below, but rather are discussing them for comparison purposes only. For a more detailed discussion of such comparison, see THE RESTRUCTURING -- ALTERNATIVES TO THE RESTRUCTURING.

Continuation of RAM-86

Continuing RAM-86 outside of the Restructuring is no longer possible. Upon foreclosure of the last remaining RAM-86 real estate asset, RAM-86 will liquidate, dissolve, and terminate unless it is continued in restructured form upon approval of the Restructuring.

Liquidation and Dissolution of RAM-86

Another alternative is to liquidate RAM-86, which will occur if the Restructuring is not approved. KFI believes that it would not be in your best interest to liquidate RAM-86 at this time. KFI has estimated the liquidation value of your units to be $6.42 per unit and that, if the remaining cash were to be 100% distributed to RAM-86 unit holders, each existing RAM-86 unit holder would receive $6.42 per unit on a pre-tax basis.

Value of Consideration in the Exchange

When reviewing the consideration attributed to KFI Shares and KFI O.P. Units, it should be noted that all Units may be exchanged either for O.P. Units or KFI Shares at the time of the Restructuring, and, after 12 months from the effective date of the Restructuring, a KFI O.P. Unit holder will have the right, subject to certain conditions, to redeem all of his KFI O.P. Units for KFI Shares or, at the discretion of KFI, cash. Conditions to the right of redemption include, (i) that the redemption would not result in KFI O.P. being deemed a "publicly traded partnership" as provided in Section 7.9D of the KFI O.P. Partnership Agreement (see Exhibit B hereto); (ii) the redemption is not prohibited under the KFI Articles of Incorporation (it is not now prohibited, nor is it anticipated to be unless a change in Delaware law respecting redemptions should occur); or (iii) if the Shares are publicly traded, such redemption would be prohibited under federal or state securities laws. KFI will acquire any and all KFI O.P. Units redeemed for KFI Shares or cash. Each KFI O.P. Unit would be redeemable in exchange for one Share, subject to adjustment for any stock dividend or recapitalization by KFI prior to the date of redemption. In the event KFI elects to redeem KFI O.P. Units for cash, the value would be the current fair market value as determined according to the KFI O.P. Partnership Agreement.


CONSIDERATION TO RAM-86 UNIT HOLDERS & GENERAL PARTNERS
-----------------------------------------------------------------------------------------------------------------------------------
                        Aggregate                    KFI Common Stock Ownership                     KFI O.P. Unit Ownership
                                        ----------------------------------------------------- -------------------------------------
                      Consideration       Min. Shares        %        Max. Shares      %      Min. Units   %     Max. Units   %
                   -------------------------------------------------------------------------- ------------------ ------------------

RAM-86 Unit Holders       330,004          120,844          34.8%       330,004      95.0%       -        0.0%    209,160    60.2%
                        RAM-86 Units

RAM-86 GPs             GP's aggregate          366           0.1%        17,369       5.0%       -        0.0%     17,369     5.0%
                       5% interest in
                           RAM-86

Total                                      121,210                      347,373                                   226,529
                                        ===========                  ===========                               ===========

----------------------------------------

Note: Sutter Opportunity Fund 2, LLC has expressed its intent to exchange all of its RAM-86 units for KFI common stock.


Value of the RAM-86 Limited Partnership

RAM-86 units are freely tradable though not easily traded. Specifically, RAM-86 is a public entity with freely tradable units, but the units have never been assigned a ticker symbol or CUSIP number to provide for the establishment of a more liquid market for the units. Given the illiquidity of the RAM-86 units, the fair market value of RAM-86 is unknown, highly subjective and difficult to determine. Therefore, such a value has not been estimated for purposes of the Restructuring. However, the net tangible book value of RAM-86 is known, less subjective, more easily determined and, as such, will transfer entirely from RAM-86 to KFI as a result of the Restructuring. Thus, the value assigned to RAM-86 (net of expenses associated with the Restructuring) is exactly equal to that which will be transferred to KFI upon consummation of the Restructuring. Please refer to the table below for further details. Also, information regarding the values assigned to certain assets, liabilities and partners' interests can be found in quarterly and annual reports of RAM-86 filed with the Securities and Exchange Commission.

KFI determined its estimated liquidation value for RAM-86 by calculating the difference between its assets and liabilities as of the end of its most recent fiscal quarter exclusive of any dissolution or winding down costs. KFI added RAM-86's cash and cash equivalents ($2,238,405) to the value of its other assets ($24,363), and subtracted accounts payable and accrued expenses at the partnership level ($34,291) to estimate a gross liquidation value ($2,228,477). As a result of the February 2003 foreclosure, RAM-86 received no value from the real estate asset carried by RAM-86 at a book value of $2,100,000, but was relieved of the obligation to pay the outstanding mortgage balance of $3,001,144, as well as $177,600 of the accounts payable representing payables associated with the property which are not payable now that the property has been lost through foreclosure. Had the property been sold in a non-foreclosure sale, KFI estimates RAM-86 would have incurred costs of sale in excess of $100,000, including selling commissions and closing costs. From the estimated gross liquidation value of $2,228,477, KFI estimated the general partners' 5% interest in the distributable proceeds ($111,424) and divided the balance ($2,117,053) by the outstanding number of RAM-86 limited partnership units (330,004) to result in an estimated value for the proposed exchange of $6.42 per RAM-86 Unit. As KFI and the general partners did not believe RAM-86 could sell the property for an amount in excess of the mortgage and other obligations due on sale, plus selling costs, the alternative, was to permit the property to be sold in foreclosure. The general partners anticipate nominal costs to liquidate RAM-86 as its only remaining assets are primarily cash and cash equivalents.

If the Restructuring is approved, KFI will be reimbursed by KFI O.P. for costs incurred in connection with effecting the Restructuring. KFI currently estimates these costs to be approximately $100,000, or approximately $0.29 per RAM-86

Unit. KFI believes it is fair and reasonable for the owners of RAM-86 to bear the cost to achieve the potential benefits of the Restructuring if they agree that the Restructuring is a desirable course for the entity to pursue. Nevertheless, if the Restructuring is not approved, then these expenses will be borne by KFI and the available liquidation proceeds will not be reduced by the cost of the Restructuring.

On January 6, 2003, RAM-86 received notice that the loan encumbering its property was in default for failure to pay debt service for the months of December 2002 and January 2003. As discussed elsewhere herein, due to the significant adverse effect on the property and the hospitality industry in general caused by the terrorist attacks of September 11th and the resulting reduction in revenue at the property, RAM-86 was unable to meet its debt service payments. On February 7, 2003, the Partnership received notice that a foreclosure sale had been scheduled for February 18. On February 18, the property was lost through foreclosure. The general partners of RAM-86 believe the foreclosure sale of the property has no effect on the liquidation analysis, going concern analysis or fairness analysis of the proposed Restructuring. RAM-86 retains significant liquid capital. The fairness analysis remains unchanged. The decision before the RAM-86 limited partners is simply, "Do you want to liquidate the partnership and receive your pro rata share of the net cash held by the partnership, or do you want to effect a one-for-one RAM-86 unit for O.P Unit/KFI Share exchange and convert your investment into one with an infinite life, and the potential for a more diversified portfolio and possible market liquidity at some point in the future?"

Allocation of Common Stock and Units to Ram-86 General Partners

KFI has offered to acquire your General Partner's general partner interest in RAM-86, equal to 5% of any distributions, for Shares or O.P. Units equal to a pro rata 5% of the Shares or O.P. Units allocated to all general partner and limited partner interests. The General Partners of RAM-86 will therefore own 17,369 shares of Common Stock or 17,369 O.P. Units or some combination thereof if the Restructuring is completed. O.P. Units are convertible into Shares on a one-for-one basis. The general partner interest in RAM-86 is separate and apart from the RAM-86 limited partnership units, though it shares allocations of profit, loss and distributions on a pro rata basis with the units. That is, the limited partners (including Sutter), owning 100% of the units, thereby own 95% of all allocations of profit, loss and distributions in RAM-86, and the general partners own 5% of all such allocations in the form of their general partner interest.


KNIGHT FULLER, INC. -- NET TANGIBLE BOOK VALUE OF RAM-86
------------------------------------------------------------------------------------------------------------------
(dollars in thousands)

Net Tangible Book Value of RAM-86 as of March 31, 2003:
                                                          Before Restructuring         After Restructuring(1)
                                                       -----------------------------------------------------------
                                                                      Value Per                     Value Per
                                                           Total         Unit        Total        Unit or Share
                                                       -----------------------------------------------------------
  Cash & Cash Equivalents                                  $2,238                   $2,183
  Real Estate, net (Comfort Inn)                                0                        0
  Other Assets                                                 24                       27
                                                       -----------              -----------
      Total Assets                                         $2,263                   $2,165

  Mortgage Loan Payable                                         0                   $    0
  Note Payable                                                                           2
  Accounts Payable & Accrued Expenses                          34                       34
                                                       -----------              -----------
     Total Liabilities                                     $   34                   $   37

Net Tangible Book Value of RAM-86                          $2,228        $6.42      $2,128            $6.13
  Limited Partners' Interest (330,004 units outstanding)   $2,117        $6.42      $2,022            $6.13
  General Partners' Interest ( 17,369 units outstanding)   $  111        $6.42      $  106            $6.13




------------------------------------------------------------------------------------------------------------------

Notes:
      (1) After giving effect to the costs of the Restructuring in the amount of $70 and the acquisition of the RAM Funding, Inc. general partner in the form of a note payable for $2 by KFI on January 10, 2003.


HISTORICAL CASH DISTRIBUTIONS
-------------------------------------------------------------------------------------------------------------------------

(dollars in thousands, except per unit amounts)
                                                                               RAM-86
                                                                  For the years ended December 31,
                                                        -------------------------------------------------------
                                                            1998       1999      2000       2001      2002
                                                        -------------------------------------------------------
Cash Distributions to Limited Partners                     $6,650        $0     $9,699        $0        $0

Cash Distributions to General Partners(1)                     350         -        511         -         -
                                                        -------------------------------------------------------
 Total Cash Distributions                                  $7,000        $0    $10,209        $0        $0

Cash Distributions Per Limited Partnership Unit(2)         $20.15     $0.00     $29.39     $0.00     $0.00

-------------------------------------------------------------------

Notes:
 All of the above cash distributions made to limited partners' are assumed to, at least partially, represent a return of capital. No definitive information on the composition (e.g. return of principal or capital vs.
 investment yield return) of the cash distributions is or has ever been publicly disclosed by the RAM-86 limited partnership.
 (1) Excludes asset management fees and other forms of management compensation.
 (2) Based on 330,004 limited partnership units outstanding.
Source(s): SEC filings for Resources Accrued Mortgage Investors, L.P. - Series 86.


Summary Financial Data

We present the following summary unaudited pro forma financial information to give you a better picture of what the results of operations and financial position of the combined businesses of KFI and RAM-86 may have been for the quarter ended March 31, 2003, as well as for the year ended December 31, 2002. We prepared the unaudited pro forma statement of operations and balance sheet information by adding or combining the historical pro forma results of each company with adjustments. The companies may have performed differently if they were actually combined. You should not rely on the unaudited pro forma information as being indicative of the historical results that we would have had or the future results we will experience after the merger.



SUMMARY FINANCIAL DATA
-------------------------------------------------------------------------------------------------------------------
(dollars in thousands, except per unit/share financial data)

                                         For the years ended December 31,           For the quarter ended March 31
                                 -----------------------------------------------  ----------------------------------
                                                                                                        KFI
                                                                                                    Consolidated
                                                                                                Pro Forma  Pro Forma
                                                             RAM-86                 RAM-86      (Min.)(4)  (Max.)(5)
                                 -----------------------------------------------  -----------   ---------- ----------
                                    1998     1999     2000     2001      2002        2003          2002      2002
                                 -----------------------------------------------  -----------   ---------- ----------
Income Statement Data
  Total Revenue                   $3,162   $3,303   $2,382   $1,423    $1,177      $3,156         $3,156     $3,156
  Total Costs & Expenses(1)          648     (750)  (2,820)   1,797     2,497       2,158          2,706      2,169
  Net Income (Loss):               2,514    4,054    5,202     (374)   (1,320)        998            450        988
    Attributable to Limited
    Partners                       2,388    3,851    4,942     (355)   (1,254)        948            428        938
    Attributable to General
    Partners                         126      203      260      (19)      (66)         50             23         49

Balance Sheet Data
  Cash & Cash Equivalents         $4,639   $7,640   $2,604   $2,472    $2,253       $2,238        $2,138     $2,138
  Total Assets                     8,786   11,829    6,221    5,797     4,356        2,263         2,165      2,165
  Total Liabilities                4,996    3,985    3,385    3,335     3,213           34            37         37
  Limited Partners' Equity         3,601    7,452    2,695    2,339     1,086        2,117           n/a        n/a
  General Partners' Equity           189      392      142      123        57          111           n/a        n/a
  Minority Interest                  n/a      n/a      n/a      n/a       n/a          n/a         1,064        n/a
  Total Stockholders' Equity         n/a      n/a      n/a      n/a       n/a          n/a         1,064      2,128

Per Unit/Share Financial Data(2)
  Net Income (Loss)                $7.24   $11.67   $14.97   ($1.08)   ($3.80)        $2.87          n/a        n/a
  Earnings Per Share(3)              n/a      n/a      n/a      n/a       n/a           n/a        $1.30      $2.84
  Cash Distributions               20.15        -    29.39        -         -             -          n/a        n/a
  Book Value                       10.91    22.58     8.17     7.09      3.29          6.42         6.13       6.13
  Earnings to Total Assets Ratio    0.29     0.34     0.84      n/m       n/m          0.44         0.21       0.46

--------------------------------------------

Notes:
  (1) Includes recovery of loan losses (an offset to expenses) in fiscal years 1998, 1999 and 2000.
  (2) Based on 330,004 limited partnership units outstanding and the General Partners' interest at March 31, 2003.
  (3) Based on 347,373 shares of common stock outstanding after giving effect to the Restructuring as if it occurred on January 1, 2003.
  (4) Assumes minimum conversion of 50% (plus one unit) of O.P. units into KFI shares.
  (5) Assumes maximum conversion of 100% of O.P. units into KFI shares.
  n/a = not applicable
  n/m = not meaningful
Source(s): SEC filings for Resources Accrued Mortgage Investors, L.P. - Series 86.



Description of Capital Stock

General

KFI will have authority under its Articles of Incorporation (the "Articles") to issue up to 100,000,000 shares of common stock (the "Common Stock"), par value $0.0001 per share. Under Delaware law, stockholders generally are not responsible for the corporation's debts or obligations. It is not possible at this time to determine the number of shares that will be issued and outstanding following the Restructuring because it is not yet known whether the general and limited partners will elect to receive shares of Common Stock or O.P. Units, or some combination thereof.

Listing of the Common Stock

It is not a condition to the Restructuring that KFI common stock trade on any particular nationally recognized stock exchange. It is anticipated that within two years following the time when KFI meets the minimum requirements for listing on a nationally recognized stock exchange, KFI will seek approval to have its common stock listed. However, there can be no assurance that KFI common stock will ever trade on a national exchange.

Miscellaneous

No Dissenters' or Appraisal Rights

You do not have the right to receive cash based on an appraisal of your interest in RAM-86 or otherwise.

Limited Partner Lists

Subject to the RAM-86 Partnership Agreement and applicable law, you may be permitted to inspect and obtain copies of RAM-86's books and records, including records listing the names, addresses and percentage interests held by each partner in RAM-86.

                                  RISK FACTORS

You should carefully consider the following risk factors and the other information set forth or incorporated by reference in this consent solicitation statement before voting on the Restructuring. KFI believes that the following discussion addresses all material risk factors.

THE RESTRUCTURING WILL RESULT IN A FUNDAMENTAL CHANGE IN THE NATURE OF YOUR INVESTMENT TO AN INTEREST IN AN ENTITY WITH PERPETUAL EXISTENCE THAT MAY MAKE INVESTMENTS IN A VARIETY OF ASSETS WHICH WERE NOT PERMITTED IN RAM-86, AND MAY CHANGE ITS INVESTMENT OBJECTIVES WITHOUT YOUR APPROVAL.

Risks Relating To The Restructuring

Unlike RAM-86, KFI Will Have an Infinite Life and Will Have No Investment Restrictions.

RAM-86 is currently a finite life entity with a definite liquidation date. KFI will be an infinite life entity that may never pay operating or liquidating dividends. RAM-86 was only allowed to invest in real estate mortgages, and is not allowed to reinvest the proceeds of any mortgage repayments. KFI will have no such investment restrictions with regard to type or duration of investment, and may continually reinvest any capital proceeds.

RAM-86 Unit Holders Will Not Be Able to Ascertain the Value of KFI Common Stock They Will Receive in the Restructuring.

KFI common stock is not currently publicly traded and will not be publicly traded after consummation of the Restructuring until such time as KFI meets the minimum requirements for listing on a nationally recognized stock exchange, if ever. Consequently, RAM-86 unit holders will not be able to readily determine the value of KFI shares. In the Restructuring, the exchange ratio is fixed at 1:1 and it will not be adjusted in the event of any increase or decrease in the price or value of RAM-86 units or KFI shares prior to the merger.

The Likelihood Exists that KFI's Common Stock May Trade at Prices Below the Estimated Value of Your Units.

The likelihood exists that after the Restructuring, the Common Stock will trade at prices below the current liquidation value of your units which is estimated to be $6.45 per unit based on the total number of units outstanding (including GP units). As a result, the amount you could receive upon sale of your shares of Common Stock may be less than the amount you would have received if your partnership were liquidated at this time. RAM-86's units, when they trade at all, have tended to trade at significant discounts to their book value. During the last year, the units have traded at prices ranging from $5.00 to $6.66, with a weighted average price of $5.92, which represents an 8% discount to the first quarter-end book value of $6.42. KFI expects that its common stock will likely trade for a similar discount to its pro-forma book value.

There are Conflicts of Interest and Benefits of the Restructuring to Insiders Who Recommend You Vote in Favor of the Restructuring.

Certain unit holders of RAM-86 have interests in the Restructuring that are different from, or in addition to, your interests as unit holders. These include affiliates of Sutter Opportunity Fund 2, LLC, the owner of approximately 37% of the outstanding units of RAM-86, who intend to become executive officers and directors of KFI, and to be compensated for their activities on behalf of KFI, and the General Partners of RAM-86.

Robert E. Dixon is the principal owner of Sutter Capital Management, LLC, the managing member of Sutter Opportunity Fund 2, LLC, and William G. Knuff, III is a principal of Sutter Capital Management, LLC. The interests of Sutter Opportunity Fund 2, LLC do not differ from those of any other limited partner of RAM-86. However, Mr. Dixon and Mr. Knuff will also be Co-CEO's and directors of KFI. Mr. Dixon, who has voting control of Sutter Opportunity Fund 2, LLC's limited partner interest, and Mr. Knuff have a conflict of interest and intend to earn compensation from KFI that they would not otherwise receive and will enjoy the management and control of the business that they would not otherwise achieve without the Restructuring. Each of Mr. Dixon and Mr. Knuff will receive a salary of up to $500,000 per annum, but in each case limited to an amount not to exceed 1% of KFI's total assets as of the end of the year (which would have entitled each to a salary of approximately $43,000 had it been payable for RAM-86's most recent fiscal year based on the RAM-86 total assets at that time). Furthermore, each of Mr. Dixon and Mr. Knuff is currently engaged in the management of Sutter Holding Company, Inc., a public holding company, and Sutter Capital Management, LLC, a private equity investment firm, each of which will compete for their management time and attention and may in the future compete with the business of KFI, though no such current business competition exists.

The General Partners of RAM-86 will receive O.P. Units in exchange for their interest in RAM-86.

     o The net asset value and liquidation value for the RAM-86 Units used in the Restructuring have been determined solely by Knight Fuller and neither RAM-86 nor Knight Fuller has obtained a third party opinion to determine or confirm the value of the RAM-86 assets.

     o Knight Fuller has determined the terms of the Restructuring without any arm's length negotiations so that the exchange value of your RAM-86 Units may not reflect their fair market value, and no independent representative has negotiated the terms on behalf of the RAM-86 limited partners. Neither Knight Fuller nor the general partners of RAM-86 has obtained any independent opinion as to the fairness of the transaction to the limited partners of RAM-86, nor have Knight Fuller or the general partners obtained any third party opinion to determine the value of the RAM-86 assets.

The Administrative General Partner and Associate General Partner will no longer be entitled to manage or control the operations and affairs of KFI Properties, L.P. or Knight Fuller, Inc., while affiliates of the Investment General Partner will control these entities.

     o The Administrative General Partner and Associate General Partner have delegated authority over all matters relating to the Restructuring to the Investment General Partner controlled by KFI while retaining their fiduciary duty to the RAM-86 limited partners and their responsibility for RAM-86's affairs.

The RAM-86 General Partners' general partner interest would be converted to O.P. Units in the Restructuring.

The Net Tangible Book Value of Your Investment May Be Worth Less After the Restructuring than If the General Partners Decided to Liquidate RAM-86.

There are certain costs associated with the Restructuring that will have to be borne by you and the General Partners of RAM-86. Such costs include organizational expenses like registration fees, legal and accounting fees and printing and mailing fees necessary to bring about the Restructuring. Generally, these organizational expenses would not occur if RAM-86 were to be liquidated. If the Restructuring is approved, KFI will be reimbursed by KFI O.P. for these costs, currently estimated to be approximately $100,000, or approximately $0.29 per RAM-86 Unit. KFI believes it is fair and reasonable for the owners of RAM-86 to bear the cost to achieve the potential benefits of the Restructuring if they agree that the Restructuring is a desirable course for the entity to pursue. Nevertheless, if the Restructuring is not approved, then these expenses will be borne by KFI and the available liquidation proceeds will not be reduced by the cost of the Restructuring.

Risks Relating To KFI

Currently No Public Market Exists for the Common Stock of Knight Fuller, Inc.

There is no public market for KFI's common stock, and no assurance can be given that a market will develop or that a shareholder ever will be able to liquidate his investment without considerable delay, if at all. If a market should develop, the price may be highly volatile. Factors such as those discussed in this "Risk Factors" section may have a significant impact upon the market price of the securities offered hereby. If the Common Stock ever becomes a penny stock as defined by the SEC, many brokerage firms may not be willing to effect transactions in the securities. Even if a purchaser finds a broker willing to effect a transaction in these securities, the combination of brokerage commissions, state transfer taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such securities as collateral for any loans.

Knight Fuller, Inc. has No Prior Operating History.

KFI was formed in May of 2002 for the purpose of registering its common stock under the Securities Act of 1933 (the "Securities Act") in order to consummate the Restructuring. KFI has no operating history, revenues from operations, or assets other than cash from private sales of stock. KFI faces all of the risks of a new business and the special risks inherent in the investigation, acquisition, or involvement in a new business opportunity. KFI must be regarded as a new or "start-up" venture with all of the unforeseen costs, expenses, problems, and difficulties to which such ventures are subject.

Knight Fuller, Inc. May Not be Successful or Profitable.

There is no assurance that KFI will be able to regularly identify and acquire future business opportunities. Even if KFI should become involved in a business opportunity, there is no assurance that it will generate revenues or profits, or that the market price of KFI's common stock will increase as a result.

Knight Fuller, Inc.'s Success Depends Heavily Upon Management.

KFI currently has two individuals, Robert E. Dixon and William G. Knuff, III, who are serving as its sole officers and directors. KFI will be heavily dependent upon their skills, talents, and abilities to implement its business plan, and may from time to time find that the inability of the officers and directors to devote their full time and attention to the business of KFI results in a delay in progress toward implementing its business plan. Furthermore, since initially only two individuals are serving as the officers and directors of KFI, it will be entirely dependent upon their experience in seeking, investigating and acquiring businesses and in making decisions regarding KFI's operations. See "Management." Because investors will not be able to evaluate the merits of possible business acquisitions by KFI, they should critically assess the information concerning KFI's officers and directors.

Certain Conflicts of Interest Exist Between Knight Fuller, Inc. and Its Officers and Directors.

Certain of KFI's officers and directors have other business interests to which they devote their attention, and they may be expected to continue to do so at the same time management attention should be devoted to the business of KFI. As a result, conflicts of interest may arise that can be resolved only through their exercise of such judgment as is consistent with their fiduciary duties to KFI. In particular, Mr. Dixon is the manage and Mr. Knuff is a principal of Sutter Capital Management, LLC and each of Mr. Dixon and Mr. Knuff is a co-chief executive officer and director of Sutter Holding Company, Inc. These entities seek to invest in interests of and operate a variety of assets and businesses. If and when KFI seeks to expand its portfolio and business activities, Messrs. Dixon and Knuff may have conflicts of interest in allocating potential opportunities among KFI and their other enterprises. In this regard, it is anticipated that as the business and operations of KFI and each of these other entities develops during future periods, they will each have different objectives, capital needs and capital resources. Messrs. Dixon and Knuff intend to allocate opportunities to each on the basis of which entity is best suited for a particular opportunity based on its investment objectives, how the opportunity may enhance the diversity and risk management of its existing portfolio and the entity's current capital resources and capital needs. In addition to the allocation of investment opportunities, Mr. Dixon and Mr. Knuff may have conflicts of interest in allocation there own time, attention and resources to each entity. See "Knight Fuller, Inc. - Management."

Control by Principal Shareholders, Officers and Directors.

Knight Fuller, Inc.'s principal shareholders, officers and directors will beneficially own a minimum of approximately thirty-five percent (35%) of the Common Stock upon consummation of the Restructuring. As a result, such persons may have the ability to control KFI and direct its affairs and business. Such concentration of ownership may also have the effect of delaying, deferring or preventing a change in control of KFI. See "Principal Stockholders."

The Market Price of KFI's Common Stock May Not Adequately Reflect the Fair Market Value of KFI's Net Assets.

KFI's common stock may trade at prices substantially below the fair market value of its net assets which are expected to be, upon consummation of the Restructuring, valued at or near the net tangible book value of RAM-86's assets (estimated at $6.42 per Unit at March 31, 2003) immediately prior to the Restructuring. As a result, the amount you could receive upon sale of KFI's common stock may be less than the amount you would receive upon a liquidation of RAM-86.

Knight Fuller, Inc. May Reinvest Free Cash Flow, Capital Reserves and Proceeds >From the Sale of Property Instead of Distributing the Proceeds to You.

KFI has estimated that, if RAM-86 were liquidated as of March 31, 2003, limited partners would receive cash distributions equal to $6.42 per unit in liquidation of the partnership. If the Restructuring is approved, however, KFI will be permitted to reinvest any and all free cash flow, capital reserves and proceeds of asset sales in new investments. RAM-86 is not permitted to acquire new investments.

It is Possible that KFI May Need to Seek Additional Financing.

Knight Fuller, Inc. has very limited funds, and such funds may not be adequate to take advantage of available business opportunities. Even if KFI's funds prove to be sufficient to acquire an interest in, or complete a transaction with, a business opportunity, KFI may not have enough capital to exploit the opportunity. The ultimate success of KFI may depend upon its ability to raise additional capital. KFI has not investigated the availability, source, or terms that might govern the acquisition of additional capital and will not do so until it determines a need for additional financing. If additional capital is needed, there is no assurance that funds will be available from any source or, if available, that they can be obtained on terms acceptable to KFI. If not available, KFI's operations will be limited to those that can be financed with its modest capital and, to the extent available, free cash flow from existing operations.

You May Suffer Economic Dilution if Knight Fuller, Inc. Raises Additional
Capital.

Unlike RAM-86, KFI will have the ability to raise capital by issuing additional shares of common stock or causing the operating partnership to issue additional O.P. Units. The issuance of additional equity securities could be economically dilutive to your investment. For example, if you own 5.0% of the outstanding shares of KFI after the Restructuring and KFI decides that it needs to raise additional capital, in the form of equity, equal to 10% of the net tangible assets then existing of KFI, then you will suffer economic dilution of 0.45% such that your subsequent ownership stake in KFI will have been reduced to 4.55% (i.e. 5.0% - 0.45%=4.55%).

Your Investment in KFI Shares Will Be Subject to Taxation.

The tax aspects of owning KFI Shares differ in various respects from owning partnership units. Unlike RAM-86, KFI will be subject to entity-level income taxes if it has taxable income, and its income and losses will not pass through to its stockholders. Instead, if you are a taxable shareholder, any KFI dividends will be taxed as portfolio income and will be unable to offset your unused passive activity losses from RAM-86 or other investments against any dividend income from KFI (but your unused passive activity losses from RAM-86 generally will be deductible by you when you sell your KFI Shares in a taxable transaction). Upon the future sale of any of your KFI Shares and to the extent such sale gives rise to any long-term capital gains, you will be subject to taxes at the prevailing applicable tax rate for such gains. If you are tax-exempt, your ownership of Common Stock will not result in unrelated business taxable income (UBTI) to you, unless you used debt to acquire your RAM-86 units and the debt is outstanding.

You May Be Unable to Recognize Tax Results from the Liquidation of RAM-86

For most RAM-86 unit holders, the exchange of KFI O.P. Units for RAM-86 units is expected to be a tax-free event. The exchange of shares in KFI for KFI O.P. Units also will be a tax-free event unless KFI is considered an "investment company," as that term is specially defined for these purposes under Code
Section 351. If both such parts of the Restructuring are tax-free RAM-86 unit holders who would have recognized a capital loss on the dissolution and complete liquidation of RAM-86 will not be able to recognize that loss if the Restructuring occurs, and RAM-86 holders who would have recognized a capital gain would not have to do so. On the other hand, if the exchange of shares in KFI for KFI O.P. Units is not tax-free, capital losses or capital gains generally will be recognized. Whether a unit holder would have recognized loss or gain on the complete liquidation of RAM-86 or will do so on the transfer of shares in KFI for KFI O.P. Units (if that event is not tax-free) is personal to that unit holder and dependent on the basis which the unit holder has in his RAM-86 units. We would note that the definition of "investment company" for purposes of Code Section 351is unrelated to the definition of Investment Company under the Investment Company Act of 1940. KFI management has undertaken to manage KFI and KFI O.P. in such a manner as may be necessary to assure that such entities will not be deemed investment companies under the Investment Company Act of 1940. Because of the difference in the definition under Code Section 351, however, KFI cannot assure that it or KFI O.P. will not be deemed an investment company under the Code.

Capital loss is deductible by individuals to the extent of the individual's capital gain, plus $3,000 of ordinary income. The balance is carried forward. Capital gain is taxable at capital gain rates, or ordinary income rates, depending on the holding period for the asset.

For these and other reasons, you should consult your own tax specialist for information respecting your personal, specific tax situation. Please also refer to the discussion under "Reasons For and Potential Advantages and Disadvantages of the Restructuring - Tax Results of the Restructuring" below.

Knight Fuller, Inc. Does Not Intend to Pay Dividends.

KFI does not pay dividends currently and does not intend to pay dividends for the foreseeable future. The Board of Directors will determine whether to pay dividends in the future.

The Board of Directors Has Broad Discretion With Respect to Determining Investment Policy.

The descriptions in this Consent Solicitation/Prospectus of the investment and other business policies of KFI reflect its current policies. Although it has no current plans or intentions to do so, the Board of Directors has the authority to change KFI's investment policies without your vote. If KFI changes its investment policies, the risks and potential rewards of your investment in KFI also may change. See KFI -- MANAGEMENT.

To a Great Extent, KFI's Growth is Dependent Upon Its Ability to Raise Additional Capital.

KFI's ability to grow is largely dependent on its ability to raise additional capital to acquire additional assets and businesses. While KFI has the ability to raise additional capital in a variety of ways, including through the issuance of debt and additional equity securities, there can be no assurance that it will be successful in raising such capital through the capital markets. If KFI is unable to raise additional capital on favorable terms, the result could have a material adverse effect on its ability to achieve its objectives and on the value of your investment.

Regulation of Penny Stocks by the SEC May Adversely Affect the Marketability of KFI's Common Stock.

KFI's securities, when available for trading, if ever, may be subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell securities characterized as "penny stocks" to persons other than established customers or institutional accredited investors. "Penny stocks" are defined under SEC rules as any securities other than those registered and traded on a national securities exchange meeting specified SEC criteria, authorized for quotation on the NASD Automated Quotation System, issued by a registered investment company, excluded on the basis of price or the issuer's tangible net assets from the definition of the term by SEC rule, or otherwise exempted from the definition by SEC rule. For purposes of the rule, the phrase "institutional accredited investors" means, in general terms, institutions with assets in excess of $5,000,000. In addition, the Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks." Such rules include rules requiring (i) the broker-dealer to make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale, (ii) specific disclosure of risks relating to the security, and bid and offer prices for the security,
(iii) disclosure of transaction compensation and any other compensation to the broker or its personnel from any source in connection with the security, and
(iv) provision by brokers to customers of written account statements containing specified price and market information. Consequently, these rules may affect the ability of broker-dealers to sell KFI's securities and also may affect the ability of purchasers in this offering to sell their securities in any market that might develop.

Generally, shareholders of penny stocks should be aware that, according to Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through pre-arranged matching of purchases and sales and false and misleading press releases; (iii) "boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and mark-ups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. KFI's management is aware of the abuses that have occurred historically in the penny stock market. Although KFI does not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to KFI's securities.

Initially, Knight Fuller, Inc. May Lack Diversification.

Although KFI intends to acquire businesses and assets in a broad array of industries, because of the limited financial resources that KFI has, it is possible that KFI will not be able to diversify its acquisitions or operations. KFI's possible inability to diversify its activities into more than one area could subject KFI to economic fluctuations within a particular business or industry and therefore increase the risks associated with KFI's operations.

Knight Fuller, Inc. May Never Pay Dividends.

KFI does not pay dividends on its Common Stock and does not anticipate paying such dividends for the foreseeable future.

The Market for Desirable Acquisition Candidates is Highly Competitive.

The search for potentially profitable business opportunities is intensely competitive. KFI expects to be at a disadvantage when competing with many firms that have substantially greater financial and management resources and capabilities than KFI. These competitive conditions will exist in any industry in which KFI may become interested.

Other Than the Restructuring Contemplated Herein, Knight Fuller, Inc. has Made No Commitment to Specific Industries or Acquisition Candidates.

KFI has not identified and has no commitments to enter into or acquire a specific business opportunity and therefore it can disclose only that there exist general risks and hazards associated with any business or opportunity, and cannot disclose the risks and hazards of any specific industry or business opportunity. An investor can expect a potential business opportunity to be quite risky. KFI's acquisition of or participation in a business opportunity will likely be highly illiquid and could result in a total loss to KFI and its stockholders if the business or opportunity proves to be unsuccessful. See "Description of Business."

Knight Fuller, Inc. May Occasionally be Asked to Rely Upon Unaudited Financial Statements of Acquisition Candidates.

Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act"), requires companies subject thereto to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one or two years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare such statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by KFI. Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

In cases where audited financials are unavailable, KFI would have to rely upon unaudited financial information received from acquisition candidates' managements that has not been verified by outside auditors. The lack of the type of independent verification that audited financial statements typically provide, increases the risk that KFI may not have the benefit of full and accurate information about the financial condition and operating history of the acquisition candidate. This risk increases the prospect that the acquisition of such a company might prove to be an unfavorable one for KFI or the holders of KFI's securities.

Should KFI, during the time it remains subject to the reporting provisions of the Exchange Act, complete an acquisition of an entity for which audited financial statements prove to be unobtainable, KFI would be exposed to enforcement actions by the Securities and Exchange Commission (the "Commission") and to corresponding administrative sanctions, including permanent injunctions against KFI and its management. The legal and other costs of defending a Commission enforcement action are likely to have material, adverse consequences for KFI and its business. The imposition of administrative sanctions would subject KFI to further adverse consequences.

In addition, the lack of audited financial statements would prevent the securities of KFI from becoming eligible for listing on NASDAQ, the automated quotation system sponsored by the National Association of Securities Dealers, Inc., or on any existing stock exchange. Moreover, the lack of such financial statements is likely to discourage broker-dealers from becoming or continuing to serve as market makers in the securities of KFI. Without audited financial statements, KFI would almost certainly be unable to offer securities under a registration statement pursuant to the Securities Act of 1933, and the ability of KFI to raise capital would be significantly limited until such financial statements were to become available.

Management May Have To Rely Upon Outside Advisors.

From time to time, KFI may be required to employ accountants, technical experts, appraisers, attorneys, or other consultants or advisors. KFI's management will be permitted to select and employ advisors without any input from stockholders. Furthermore, it is anticipated that such persons may be engaged on an "as needed" basis without a continuing fiduciary or other obligation to KFI.

Expenditures Related to Indemnification of Officers, Directors, Employees and Agents Could Prove to be Unrecoverable.

KFI's Articles of Incorporation provide for the indemnification of its directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of KFI. KFI will also bear the expenses of such litigation for any of its directors, officers, employees, or agents, upon such person's promise to repay KFI therefore if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by KFI that it may be unable to fully recover.

Directors of Knight Fuller, Inc. are Subject to Limited Liability.

KFI's Articles of Incorporation exclude personal liability of its directors to KFI and its stockholders for monetary damages for breach of fiduciary duty except in certain specified circumstances. Accordingly, KFI will have a much more limited right of action against its directors than otherwise would be the case. This provision does not affect the liability of any director under federal or applicable state securities laws.

Knight Fuller, Inc. Lacks a Marketing Organization and Related Marketing
Research.

KFI has neither conducted, nor have others made available to it, results of market research indicating that market demand exists for any transactions that may be contemplated by KFI. Moreover, KFI does not have, and does not plan to establish, a marketing organization. Even in the event demand is identified for an acquisition contemplated by KFI, there is no assurance KFI will be successful in completing any such business combination.

There May Be a Circumstance Under Which Management Loses Voting Control of Knight Fuller, Inc.

KFI may consider an acquisition in which KFI would issue, as consideration for the business opportunity to be acquired, an amount of KFI's authorized but unissued common stock that would, upon issuance, represent the great majority of the voting power and equity of KFI. The result of such an acquisition would be that the acquired company's stockholders and management would control KFI, and KFI's management could be replaced by persons unknown to it. Moreover, such a merger would result in a greatly reduced percentage of ownership of KFI by its current shareholders.

              RESOURCES ACCRUED MORTGAGE INVESTORS L.P. - SERIES 86

         Resources Accrued Mortgage Investors L.P. - Series 86 ("RAM-86") is the current operating partnership which KFI is proposing to Restructure as described herein. Set forth below is a description of RAM-86 extracted from its most recent annual report on Form 10-K. In addition, the most recent audited and unaudited interim financial statements for RAM-86 are set forth under "Financial Statements" below.

Business

General

RAM-86 was organized as a Delaware limited partnership on September 25, 1985. The general partners of RAM-86 are RAM Funding Inc. (the "Investment General Partner"), Resources Capital Corp. (the "Administrative General Partner"), and Presidio AGP Corp. (the "Associate General Partner"). The Administrative General Partner, the Associate General Partner and the Investment General Partner are collectively referred to herein as the "General Partners". As discussed in the following paragraph, the Investment General Partner was acquired by Knight Fuller, Inc. as of January 17, 2003. The Administrative General Partner and Associate General Partner are ultimately controlled by NorthStar Capital Investment Corp., a Maryland corporation ("NorthStar"), which is not affiliated with Knight Fuller, Inc. or any of its affiliates.

KFI and its affiliates have no knowledge of the control or ownership structure of NorthStar beyond what is stated herein. See "Management/Employees" below.

Effective January 17, 2003, Presidio Capital Investment Company, LLC ("PCIC"), the sole shareholder of RAM Funding, Inc., the Investment General Partner, sold all of the issued and outstanding shares of RAM Funding, Inc. to KFI. The Shares were sold for an aggregate purchase price of $2,400, which purchase price was paid in the form of promissory note secured by a pledge of the shares. Accordingly, if KFI does not satisfy its obligation on the promissory note, the ownership of the shares may revert to PCIC. The note bears simple interest at a rate of 10% per annum, with principal and interest due on a date one year from the date of its execution, provided that KFI may extend the due date for a period of up to an additional 12 months. The maturity of the note will be accelerated upon the earlier occurrence of either the liquidation of RAM-86 or the consummation of the Restructuring. KFI negotiated the terms of the promissory note as the acquisition consideration in order to facilitate the transaction and permit it to proceed as promptly as possible with the Restructuring.

As part of the transaction, RAM Funding, Inc. entered into an agreement with the other general partners of RAM-86 pursuant to which RAM Funding Inc. was delegated the exclusive right to act on behalf of the Registrant solely in connection with the Restructuring. This agreement also provides that the Associate General Partner and Administrative General Partner will retain full authority over all other aspects of RAM-86 operations. This delegation of authority does not affect the fiduciary duty owed by each general partner of RAM-86 to the limited partners of RAM-86,nor does it in any other way affect the qualifications, status, obligations or rights of the respective general partners as general partners of RAM-86 under Delaware law or the RAM-86 partnership agreement.

In 1986, RAM-86 sold, pursuant to a registration statement filed with the Securities Exchange Commission, 329,994 units of limited partnership interest (the "Units") for gross proceeds aggregating $82,501,000. Net proceeds received by RAM-86 from its offering, after organization and offering costs, were $78,582,310.

The principal business of RAM-86 has been to invest primarily in "zero coupon" first and junior mortgage loans ("Mortgage Loans") on properties owned or acquired principally by privately and publicly syndicated limited partnerships originally sponsored by affiliates of Integrated Resources, Inc. ("Integrated"), the original owner of the Investment General Partner. The Mortgage Loans generally had original terms of approximately twelve years (with a right to prepay with payment of a prepayment penalty between the eighth and ninth years and without penalty beginning in the tenth year) with all interest and principal due and payable at the maturity or prepayment of the Mortgage Loan. As of September 30, 2002, RAM-86's sole remaining asset, aside from cash, was its interest in a hotel property in Richmond, Virginia (the "Property"). See "Investments of RAM-86" below.

Management/Employees

RAM-86 does not have any employees. The business of RAM-86 is managed by the General Partners, their affiliates and agents. On October 21, 1999, an affiliate of NorthStar and the then controlling entity of the General Partner entered into a Services Agreement with AP-PCC III, L.P. (the "Agent") pursuant to which the Agent was retained to provide asset management and investor relation services to RAM-86 and other entities affiliated with RAM-86.

RAM-86 disclosed the following information concerning this agreement in a current report on Form 8-K dated November 3, 1999:

"On October 21, 1999, Presidio Capital Corporation ("Presidio"), the entity which is indirectly the sole shareholder of RAM Funding, Inc. (the "General Partner"), the managing general partner of Resources Accrued Mortgage Investors 2 L.P. (the "Partnership"), and certain of its affiliates entered into a Services Agreement with AP-PCC III, L.P. (the "Agent") pursuant to which the Agent was retained to provide asset management and investor relation services to the Partnership and other entities affiliated with the Partnership.

As a result of this agreement, the Agent has the duty to direct the day to day affairs of the Partnership, including, without limitation, reviewing and analyzing potential sale, financing or restructuring proposals regarding the Partnership's assets, preparation of all Partnership reports, maintaining Partnership records and maintaining bank accounts of the Partnership. The Agent is not permitted, however, without the consent of Presidio, or as otherwise required under the terms of the Partnership's Agreement of Limited Partnership (the "Partnership Agreement") to, among other things, cause the Partnership to sell or acquire an asset or file for bankruptcy.

     In order to facilitate the provision by the Agent of the asset management services and the investor relation services, effective October 25, 1999, the officers and directors of the General Partner resigned and nominees of the Agent were elected as the officers and directors of the General Partner. The Agent is an affiliate of Winthrop Financial Associates, a Boston based company that provides asset management services, investor relation services and property management services to over 150 limited partnerships which own commercial property and other assets. The General Partner does not believe that this transaction will have a material effect on the operations of the Partnership."

Investments of RAM-86

RAM-86 originally invested its net proceeds in sixteen Mortgage Loans which aggregated $70,332,103. RAM-86 lost its entire investment in seven Mortgage Loans as a result of foreclosures or discounted payoffs of senior lenders. Three of the Mortgage Loans, the 595 Madison Loan, the Bellekirk Loan and the Pace Loan, were prepaid in their entirety on November 30, 1989, July 2, 1992 and January 23, 1997, respectively Four Mortgage Loans had been converted to potential equity participations with BP Shopping Center's participation being paid on February 20, 1997, Research Triangle's participation interest being paid on September 17, 1997, Pike Creek's participation interest being paid on August 4, 1998 and Berkeley Western's participation interest being paid on August 20, 1999. During the second quarter of 2000, the borrower under RAM-86's remaining loan asset satisfied its loan. As a result, RAM-86's sole remaining asset as of its last fiscal year end was its motel property in Richmond, Virginia which RAM-86 acquired title to as a result of its foreclosure on the Southern Inns Loan.

Lodging Property, Richmond, Virginia (the "Property"). RAM-86 originally loaned Southern Inns Associates $4,000,000 secured by seven properties, one of which was a motel property located in Richmond, Virginia. On April 1, 1993, RAM-86 acquired title by foreclosure and assumed ownership responsibilities of the Richmond Comfort Inn Executive Center, located in Richmond, Virginia. RAM-86 acquired title to the property subject to a first mortgage. In December, 2002, Choice Hotels, the owner of the Comfort Inn franchise, cancelled RAM 86's franchise and removed it from the Comfort Inn reservation system. The property is a limited service motel situated on approximately 2.5 acres of land and it contains 123 guest rooms. This property was subject to a first mortgage loan which had a principal balance of $3,001,144 as of December 31, 2002. The interest rate on the loan was adjustable every five years with a current interest rate of 6.625% effective through April 2007 based on a 2% premium over the Federal Home Loan Bank of Atlanta Five Year Advance Rate. The loan required monthly payments of interest and principal aggregating $28,280 and matured February 1, 2016. The lender was permitted to accelerate the note at any time upon nine months notice.

On January 6, 2003, RAM-86 received notice that the loan encumbering its property was in default for failure to pay debt service for the months of December 2002 and January 2003. As discussed elsewhere herein, due to the significant adverse effect on the property and the hospitality industry in general caused by the terrorist attacks of September 11th and the resulting reduction in revenue at the property, RAM-86 was unable to meet its debt service payments. On February 18, the property was lost through foreclosure by the secured lender. The lender does not have recourse against the partnership for any deficiency in the foreclosure proceeds.

Set forth below is a table showing the gross carrying value and accumulated depreciation and federal tax basis, as of December 31, 2002, of the motel property:


-------------------- ------------------ ---------- ------------ ----------------
Gross Carrying Value    Accumulated        Rate       Method        Federal
                        Depreciation                                Tax Basis

-------------------- ------------------ ---------- ------------ ----------------
    $3,062,,569            $962,569        7/40 yr      S/L         $2,499,945
-------------------- ------------------ ---------- ------------ ----------------

Set forth below is a table showing the average occupancy rate and room rental rate at the motel property for the years ended December 31, 2002, 2001 and 2000.


  --------------------------------- -------------------------------------------
                                               Year ended December 31,
  --------------------------------- -------------------------------------------
                                          2002           2001          2000
  --------------------------------- --------------- ------------- -------------
  Average Occupancy Rate                  46.9%          52.5%         58.0%
  --------------------------------- --------------- ------------- -------------
  Average Daily Room Rental Rate         $54.14         $57.08        $58.87
  --------------------------------- --------------- ------------- -------------


Legal Proceedings

RAM-86 has reported no material legal proceedings.

Management's Discussion and Analysis of Financial Condition and Results of Operations - For the Fiscal Year Ended December 31, 2002

The following discussion is extracted directly and quoted verbatim from the RAM-86 report on Form 10-K for the year ended December 31, 2002:

"Liquidity And Capital Resources

The Registrant's financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Registrant received a notice of default and cancellation of the franchise agreement from the franchisor of its hotel property. This would have a significant negative impact on the Registrant's hotel revenue. As a result, the Registrant defaulted on its mortgage obligation. Based on the current value of the remaining property, the Registrant was unable to meet its mortgage obligation. On February 18, 2003, the property was lost through foreclosure. At the date of foreclosure, it is estimated that the property had a value of $2,100,000. These events raise substantial doubt about the Registrant's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

It is expected that the Knight Fuller, Inc. ("KFI") transaction will be proposed to the limited partners (See below). In the event that the transaction is not approved, the Registrant will distribute the remaining cash, subject to reserves, and liquidate the Registrant.

The Registrant invested 100% of the net proceeds of its public offering in zero coupon junior mortgage loans secured by properties owned principally by privately syndicated limited partnerships sponsored by affiliates of the General Partners. The Registrant originally invested its net proceeds in sixteen mortgage loans, which aggregated $70,332,103. As of December 31, 2002, the Registrant's investment consisted of a hotel which it acquired through foreclosure and, which as described above, was lost through foreclosure on February 18, 2003.

The Registrant used working capital reserves provided from any undistributed cash from temporary investments plus any cash flow from the operation of its hotel as its primary measure of liquidity. As of December 31, 2002, the Registrant's cash and cash equivalents decreased by $218,936 from December 31,

2001 to $2,252,809. The decrease is due to $36,998 of cash used for additions to real estate (investment activities), $118,283 of cash used for mortgage principal payments (financing activities) and $63,655 of cash used in operating activities. At December 31, 2002, the Registrant had $2,252,809 in cash and cash equivalents, of which approximately $2,191,000 was invested primarily in money market mutual funds.

An affiliate of a limited partner and, effective January 17, 2003, the sole shareholder of the investment general partner of the Registrant, KFI, holding 36.2% of the outstanding Units has filed a Registration Statement on Form S-4 with the Securities and Exchange Commission pursuant to which it will seek the consent of limited partners to merge the partnership into KFI Properties, L.P., a newly formed operating partnership wholly owned by KFI (the "Merger"). Upon consummation of the Merger, if effected, each unit of limited partnership interest in the Registrant will be converted into one unit in KFI Properties, L.P., and will have the right to be converted into one share of KFI. Approval of the Merger will require the vote of at least a majority of holders of the limited partnership interests. The Registrant has not been notified as to when, if at all, the consent of limited partners to the Merger will be sought.

On January 17, 2003, Presidio Capital Investment Company, LLC, the sole shareholder of RAM Funding, Inc., the investment general partner of the Registrant, sold all of the issued and outstanding shares of RAM Funding, Inc. to KFI. As part of the transaction, RAM Funding, Inc. entered into an agreement with the other General Partners of the Registrant pursuant to which RAM Funding, Inc. was delegated the exclusive right to act on behalf of the Registrant solely in connection with the Merger.

The Registrant's only significant critical accounting policy was the evaluation of the fair value of real estate. The Registrant evaluates the need for an impairment loss on its real estate assets when indicators of impairment are present and the undiscounted cash flows are not sufficient to recover the asset's carrying amount. The impairment loss is measured by comparing the fair value of the asset to its carrying amount. The evaluation of the fair value of real estate is an estimate that is susceptible to change and actual results could differ from those estimates. At December 31, 2002 the property had been written down to its estimated fair value. Except as discussed above, management is not aware of any other known trends, events, commitments or uncertainties that will have a significant impact on liquidity.

Results Of Operations

Net loss increased by $945,478 for the year ended December 31, 2002 compared with December 31, 2001. The decline was primarily due to an additional provision for impairment.

Revenues decreased by $245,915 for the year ended December 31, 2002 compared with the prior year primarily due to a decrease in operating income - real estate. Operating income-real estate decreased due to a decline in average occupancy and room rates and the removal of the property from the franchisor's reservation system. Short term investment income declined as a result of lower interest rates.

Costs and expenses, before provision for impairment, decreased by $67,970 for the year ended December 31, 2002, compared to the same period in the prior year primarily due to decreases in operating expenses - real estate, mortgage loan interest expense and general and administrative expenses which were partially offset by an increase in depreciation expense. Depreciation was charged on fixed assets during the nine months ended December 31, 2002 as a result of Registrant's decision to cease marketing the property for sale.

At December 31, 2002, based upon the foreclosed value of the property, the Registrant recorded a provision for impairment of value of $1,097,533. During 2001, the Registrant had recorded a provision for impairment of value of $330,000.

Recently Issued Accounting Standards

The Financial Accounting Standards Board ("FASB") issued SFAS No. 142 "Goodwill and Other Intangible Assets". SFAS No. 142 addresses accounting and reporting for intangible assets acquired, except for those acquired in a business combination. SFAS No. 142 presumes that goodwill and certain intangible assets have indefinite useful lives. Accordingly, goodwill and certain intangibles will not be amortized but rather will be tested at least annually for impairment. SFAS No. 142 also addresses accounting and reporting for goodwill and other intangible assets subsequent to their acquisition. SFAS No. 142 is effective for fiscal years beginning after December 15, 2001. This statement had no effect on the Registrant's financial statements.

In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This statement supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations -Reporting the Effects of a Disposal of a Business and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," for the disposal of a segment of a business. This statement also amends ARB No. 51, "Consolidated Financial Statements," to eliminate the exception to consolidation for a subsidiary for which control is likely to be temporary. SFAS No. 144 is effective for fiscal years beginning after December 15, 2001, and interim periods within those fiscal years. The provisions of this Statement generally are to be applied prospectively. This statement did not have a material effect on the Registrant's liquidity, financial position or results of operations.

In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13 and Technical Corrections," which updates, clarifies and simplifies existing accounting pronouncements. In part, this statement rescinds SFAS No. 4, "Reporting Gains and Losses from Extinguishment of Debt." FASB No. 145 will be effective for fiscal years beginning after May 15, 2002. Upon adoption, enterprises must reclassify prior period items that do not meet the extraordinary item classification criteria in APB Opinion No. 30. The Registrant does not expect that this statement will have a material effect on the Registrant's financial statements.

In July 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. Examples of costs covered by the standard include lease termination costs and certain employee severance costs that are associated with a restructuring, discontinued operation, plant closing or other exit or disposal activity. SFAS No. 146 is effective prospectively for exit and disposal activities initiated after December 31, 2002, with earlier adoption encouraged. The Registrant does not expect that this statement will have a material effect on the Registrant's financial statements.

In November 2002, the FASB issued Interpretation No. 45, Guarantors' Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. The Interpretation elaborates on the disclosures to be made by a guarantor in its financial statements about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. This Interpretation does not prescribe a specific approach for subsequently measuring the guarantor's recognized liability over the term of the related guarantee. The disclosure provisions of this Interpretation are effective for the Registrant's December 31, 2002 financial statements. The initial recognition and initial measurement provisions of this Interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002. This Interpretation had no effect on the Registrant's financial statements.

In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities. This Interpretation clarifies the application of existing accounting pronouncements to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The provisions of the Interpretation will be immediately effective for all variable interests in variable interest entities created after January 31, 2003, and the Registrant will need to apply its provisions to any existing variable interests in variable interest entities by no later than December 31, 2004. The Registrant does not expect that this will have an impact on the Registrant's financial statements.

Inflation

Inflation and changing economic conditions could adversely affect occupancy, rental rates and operating expenses underlying the Registrant's operations.

Quantitative And Qualitative Disclosures About Market Risk

The Registrant is not subject to market risk as its cash and cash equivalents are invested in short term money market mutual funds. The Registrant has no loans outstanding."

Management's Discussion and Analysis of Financial Condition and Results of Operations - For the Interim Period January 1, 2003 to March 31, 2003

On February 6, 2003, RAM Funding, Inc. ("RAM Funding"), the Investment General Partner, was acquired by Knight Fuller, Inc. (the "Registrant") from Presidio Capital Investment Corporation. This acquisition grants the Investment General Partner controlled by KFI the specific authority to act on behalf of all of the general partners of RAM-86 with respect to the Restructuring contemplated by this registration statement. In order to comply with certain SEC disclosure laws pertaining to roll-up transactions, KFI must provide its own discussion and analysis of the financial condition and results of operations of RAM-86.

Liquidity and Capital Resources

As of March 31, 2003, the Partnership's sole assets are its current cash balance and some other assets.

During the prior fiscal quarter, the general partners received a notice of default from the franchisor of its hotel property. Further, the franchisor required capital improvement expenditures in excess of $1 million to cure the default. For many months, the hotel had not been generating enough operating cash flow to meet its mortgage obligation. On February 18, 2003, the property was lost through foreclosure.

While the foreclosure negatively impacted "accounting" total assets, it positively impacted net tangible assets. When the property was foreclosed upon, the hotel asset was removed from our balance sheet, but so too was the mortgage liability associated with it which, in this case, exceeded the value of the property. The difference gives rise to an accounting gain which increases net tangible assets. It is the opinion of the RAM Funding general partner that liquidity and net asset value were not adversely affected by the foreclosure.

Results of Operations

Except as noted below and below under "Subsequent Events," the RAM-86 general partners are unaware of any significant changes in the results of operations.

Recently Issued Accounting Standards

None.

Inflation

Inflation could adversely affect occupancy, rental rates and operating expenses relating to RAM-86's hotel operations.

Quantitative and Qualitative Disclosures About Market Risk

RAM-86 does not have any financial instruments that would expose it to market risk associated with the risk of loss arising from adverse changes in market rates and prices.

Subsequent Events

On February 18, 2003, the hotel property was lost through foreclosure. All assets and liabilities related to or associated with the hotel no longer exist within or are owned by RAM-86. This event has no impact on the Registrant's liquidity.

On January 17, 2003, Presidio Capital Investment Company, LLC ("PCIC"), the sole shareholder of RAM Funding, Inc., the Investment General Partner of the Registrant, sold all of the issued and outstanding shares (the "Shares") of RAM Funding, Inc. to Knight Fuller Inc. ("KFI"), the entity that has filed a Registration Statement on Form S-4 with the Securities and Exchange Commission seeking to merger the Registrant with and into KFI Properties, L.P. (the "Restructuring"). The Shares were sold for an aggregate purchase price of $2,400, which purchase price was paid in the form of promissory note secured by the Shares. Accordingly, if KFI does not satisfy its obligation on the promissory note, the ownership of the shares will revert to PCIC.

As part of the transaction, RAM Funding, Inc. entered into an agreement with the other general partners of the Registrant pursuant to which RAM Funding Inc. was delegated the exclusive right to act on behalf of the Registrant solely in connection with the Restructuring.

KFI is an affiliate of Sutter Opportunity Fund 2 LLC, the holder of an approximately 36.15% limited partnership interest in the Registrant.

On November 26, 2002, the franchisor of the hotel property restricted access to its national reservation system due to the Registrant's default on its debt service obligation.On January 6, 2003, the Registrant received notice that the loan encumbering its remaining property was in default for failure to pay debt service for the months of December 2002 and January 2003. As previously reported, due to the significant adverse effect on the property and the hospitality industry in general caused by the terrorist attacks of September 11th and the resulting reduction in revenue at the property, the Registrant was unable to meet its debt service payments.

Management

RAM-86 has no officers or directors. The General Partners manage and control substantially all of RAM-86's affairs and have general responsibility and ultimate authority in all matters affecting its business. The names and positions held by the officers and directors of the Administrative General Partner and the Associate General Partner at March 1, 2002 are described below. The officers and directors of the Investment General Partner are the same as the officers and directors of KFI as set forth under "Knight Fuller, Inc. - Management" below.

                                                                Has Served as
                        Position Held with the                  a Director
Name                    Managing General Partner                or Officer Since
--------------------------------------------------------------------------------
Michael L. Ashner       President and Director                      10-99

David G. King, Jr.      Vice President                              11-97

Peter Braverman         Vice President                              10-99

Lara K. Sweeney         Vice President and Secretary                10-99

Carolyn Tiffany         Vice President and Treasurer                10-99

Michael L. Ashner, age 49, has been the Chief Executive Officer of Winthrop Financial Associates, A Limited Partnership ("WFA") since January 15, 1996. From June 1994 until January 1996, Mr. Ashner was a Director, President and Co-chairman of National Property Investors, Inc., a real estate investment company "NPI"). Mr. Ashner was also a Director and executive officer of NPI Property Management Corporation ("NPI Management") from April 1984 until January 1996. In addition, since 1981 Mr. Ashner has been President of Exeter Capital Corporation, a firm that has organized and administered real estate limited partnerships. Mr. Ashner also currently serves as a Director of Nexthealth Corp., Great Bay Hotel and Casino Inc., Burnham Pacific Properties, Inc. and NBTY, Inc.

David G. King, Jr., 39, has been a Vice President and Assistant Treasurer of NorthStar Capital Investment Corp. since November 1997. He is also a Vice President of the General Partner. For more than the previous five years he was a Senior Vice President of Finance at Olympia & York Companies (USA).

Peter Braverman, age 50, has been a Vice President of WFA since January 1996. From June 1995 until January 1996, Mr. Braverman was a Vice President of NPI and NPI Management. From June 1991 until March 1994, Mr. Braverman was President of the Braverman Group, a firm specializing in management consulting for the real estate and construction industries.

Lara K. Sweeney, age 29, has been a Senior Vice President of WFA since January 1996. Prior to joining WFA, Ms. Sweeney was an officer of NPI and NPI Management in the asset management and investor relations departments.

Carolyn Tiffany, age 35, has been employed with WFA since January 1993. From 1993 to September 1995, Ms. Tiffany was a Senior Analyst and Associate in WFA's accounting and asset management departments. From October 1995 to present Ms. Tiffany was a Vice President in the asset management and investor relations departments of WFA until December 1997, at which time she became the Chief Operating Officer of WFA.

Each director and officer of the General Partner will hold office until the next annual meeting of stockholders of the General Partner and until his successor is elected and qualified. In addition, each of the foregoing officers and directors other than Mr. King hold similar positions with Newkirk MLP Corp., GFB-AS Manager Corp. and Winthrop Financial Associates, entities that through one or more subsidiaries manage over 200 limited partnerships that hold title to real property including, commercial properties, residential properties and assisted living facilities. There are no family relationships among the officers and directors of the General Partners."


                               KNIGHT FULLER, INC.

General

Knight Fuller, Inc. ("KFI"), incorporated under the laws of the State of Delaware on May 8, 2002, was formed for purposes of the Restructuring. KFI's principal executive offices are located at 150 Post Street, Suite 405 San Francisco, CA 94108. KFI's telephone number is (415) 788-1441.

KFI is soliciting your approval of a Restructuring transaction in which RAM-86 would be restructured into an operating partnership controlled by KFI. You would receive one share of Common stock in the Restructuring in exchange for each of your RAM-86 units.

KFI O.P. will conduct its operations, including the historic operations of RAM-86, through its operating partnership subsidiary, KFI O.P. Although KFI intends to form other subsidiaries if and when its capital resources and operations permit it to expand and diversify its portfolio of assets; it does not currently have any other operating subsidiaries or divisions, nor does it have any specific plans to form or acquire any such subsidiaries.

As a result of the Restructuring, KFI's only asset will initially be its ownership interests in KFI O.P. KFI will be a limited partner of the operating partnership, as well as the general partner of the operating partnership. KFI has no immediate business plans other than to continue the operations of RAM-86 through its subsidiary, KFI OP. Initially, KFI's sole assets will be these indirect interests in the subsidiary's cash reserves. KFI's initial business plan, therefore, will be to maintain these cash reserves until they can be invested in investment opportunities as described below.

KFI intends to pursue these investment opportunities using cash or securities issued by KFI. As such, it is unlikely that the Operating Partnership will remain KFI's only assets. It is also likely that one or more transactions will result in the issuance of additional securities by KFI, including common or preferred stock, which would dilute your interest in KFI and KFI O.P., unless you retain Units.

Objective, Strategy and Competitive Advantage

KFI is a holding company. KFI's primary business objective following the Restructuring will be to maximize the value of Common stock. KFI's long term strategy is to acquire or to make significant investments in existing businesses, whether public or private, in various industries for the purposes of creating, managing and owning a well diversified portfolio of investments designed to provide lasting shareholder value. KFI may also acquire mortgage loan investments such as those acquired by RAM-86.

Depending on the investment opportunities that may arise in the future, KFI's acquisition strategy may involve the acquisition of all or substantially all of the assets of an existing business, a controlling interest in a business, or only a non-controlling equity stake in a business. Potential acquisition opportunities may be identified by outside, non-affiliated brokers or finders or by KFI's officers. KFI does not intend to use or compensate entities affiliated with its officers and directors for services in finding, evaluating or consummating acquisition opportunities. KFI does not intend to acquire businesses or assets in which its officers and directors or their affiliates have any controlling interest, though it may acquire businesses or assets in which affiliates of the officers or directors hold some interest as passive investments in the target's equity or debt securities. Once an acquisition opportunity is identified, the proposed transaction will be presented to the KFI board, which will determine whether pursuing the transaction is in the best interests of KFI and its shareholders. If it approves the transaction, it will authorize the officers of the company to negotiate and consummate the transaction, subject to board approval of the material terms of the final transaction structure.

KFI's primary competitive advantages are its relatively experienced investment management team, the smaller sized operating companies for which it intends to compete, and its low transaction or execution costs in relation to most of its larger industry competitors.

Specifically, the co-CEOs have over fourteen years of collective prior experience analyzing and investing in public and private debt and equity securities in such industries as real estate, financial services, consulting services, insurance, technology, consumer products, food and food services, natural resources, media and entertainment, healthcare and biotechnology, as well as experience initiating and consummating initial public offerings, acquisitions, tender offers, private placements, secured loans and recapitalizations.

Initially, KFI intends to pursue small, private operating businesses that have a particular need for one of the many long-term benefits that a holding company can provide such as liquidity, diversification, and access to public (usually less expensive) capital.

Given the very small size of KFI, both in available financial resources and number of employees, its operating expenses are small. Moreover, KFI's need for and cost of outsourced services such as legal or consulting fees is very small relative to many of its competitors.

Competition

KFI expects it will encounter competition in its efforts to locate and acquire significant ownership stakes in attractive operating businesses primarily from private equity firms, venture capital firms, investment banks, merchant banking divisions of larger investment and/or commercial banks, small investment companies, other financial holding companies, and to a lesser extent from business development companies, leveraged buyout firms and wealthy individuals. Many of these entities will have significantly greater financial and human resources and experience than KFI, and therefore will likely be in a better position than KFI to obtain access to and compete effectively for attractive operating businesses.

Investment Company Act and Other Regulation

KFI may participate in a business opportunity by purchasing, trading or selling the securities of such business. KFI does not, however, intend to engage primarily in such activities. Specifically, KFI intends to conduct its activities so as to avoid being classified as an "investment company" under the Investment Company Act of 1940 (the "Investment Act"), and therefore to avoid application of the costly and restrictive registration and other provisions of the Investment Act, and the regulations promulgated thereunder.

Section 3(a) of the Investment Act contains the definition of an "investment company," and it excludes any entity that does not engage primarily in the business of investing, reinvesting or trading in securities, or that does not engage in the business of investing, owning, holding or trading "investment securities" (defined as "all securities other than government securities or securities of majority-owned subsidiaries") the value of which exceeds 40% of the value of its total assets (excluding government securities, cash or cash items). KFI intends to implement its business plan in a manner which will result in the availability of this exception from the definition of "investment company." Consequently, KFI's participation in a business or opportunity through the purchase and sale of investment securities will be limited.

KFI's plan of business may involve changes in its capital structure, management, control and business, especially if it consummates a Restructuring as discussed above. Each of these areas is regulated by the Investment Act, in order to protect purchasers of investment company securities. Since KFI will not register as an investment company, stockholders will not be afforded these protections.

Any securities which KFI might acquire in exchange for its Common Stock may be "restricted securities" within the meaning of the Securities Act of 1933, as amended (the "Act"). If KFI elects to resell such securities, such sale cannot proceed unless a registration statement has been declared effective by the Securities and Exchange Commission or an exemption from registration is available. Section 4(1) of the Act, which exempts sales of securities not involving a distribution, would in all likelihood be available to permit a private sale. Although the plan of operation does not contemplate resale of securities acquired, if such a sale were to be necessary, KFI would be required to comply with the provisions of the Act to give effect to such resale.

An acquisition made by KFI may be in an industry which is regulated or licensed by federal, state or local authorities. Compliance with such regulations can be expected to be a time-consuming and expensive process.

Reports to Security Holders and Other Public Disclosure

KFI will comply with the reporting requirements of the Securities Exchange Act of 1934, including filing annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Promptly after filing with the Securities and Exchange Commission and in connection with the annual solicitation of proxies for election of directors, KFI will provide all KFI Share holders of record with copies of an annual report including the information in its Form 10-K annual report for the most recent fiscal year.

KFI will not acquire or merge with any entity which cannot provide independent audited financial statements within a reasonable period of time after closing of the proposed transaction. KFI is subject to all of the reporting requirements included in the Securities Act of 1934, as amended (the "34 Act"). Included in these requirements is the affirmative duty of KFI to file independent audited financial statements as part of its Form 8-K to be filed with the Securities and Exchange Commission upon consummation of a merger or acquisition, as well as KFI's audited financial statements included in its annual report on Form 10-K (or 10-KSB, as applicable). If such audited financial statements are not available at closing, or within time parameters necessary to insure KFI's compliance with the requirements of the 34 Act, or if the audited financial statements provided do not conform to the representations made by the candidate to be acquired in the closing documents, the closing documents may provide that the proposed transaction will be voidable, at the discretion of the present management of KFI.

The public may read and copy any materials filed by KFI with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

Other Assets and Liabilities

Following the Restructuring, the operating partnership will continue to own the other assets of RAM-86. These other assets include, among other things, cash and cash equivalents totaling approximately $2.3 million as of December 31, 2002. KFI O.P. will also be subject to the liabilities of RAM-86 which currently amount to approximately $200,000.

The assets of the operating partnership as of the date of the Restructuring will be reduced on account of the expenses associated with the Restructuring.

Dividend Policy

KFI has never paid a dividend. KFI has no plans to pay a dividend in the foreseeable future.

Management

Name                           Age        Title
-------------------------   ---------   ----------------------------------------

Robert E. Dixon                32       Co-Chairman, Co-Chief Executive Officer

Willliam G. Knuff, III         36       Co-Chairman, Co-Chief Executive Officer


ROBERT E. DIXON has been co-chairman and co-chief executive officer of KFI since it was formed in May 2002. He has served as a director and co-chief executive officer of Sutter Holding Company, Inc. since March 2002. Since 1998, Mr. Dixon has served as the managing member of the private equity investment firm of Sutter Capital Management LLC. From August 1996 to May 1998,, Mr. Dixon was attending business school. Prior to business school, he worked for four years in various capacities in the financial and real estate industries. Mr. Dixon holds an undergraduate degree from the University of California at Los Angeles and an MBA from Cornell University.

WILLIAM G. KNUFF, III has been co-chairman and co-chief executive officer of KFI since it was formed in May 2002. He has served as a director and co-chief executive officer of Sutter Holding Company, Inc. since March 2002 and as an independent director of Prandium, Inc. since July 2002. Since August 2001,
Mr. Knuff has acted as a principal of Sutter Capital Management LLC. From August 1998 until joining Sutter Capital Management, LLC, he worked as a senior associate in investment banking at Robertson Stephens, Inc. specializing in mergers and acquisitions. From August 1996 to May 1998, Mr. Knuff was attending business school. Prior to business school, he worked for six years in various capacities in the financial industry. Mr. Knuff holds an undergraduate finance degree from the University of Texas at Austin and an MBA from Cornell University.

Compensation of Directors and Executive Officers

KFI does not initially intend to compensate its directors. In the event the Board of Directors is expanded in the future, and independent directors are added, it is likely that KFI would compensate such independent directors. Each

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

of Robert Dixon and Will Knuff will receive annual compensation in an amount equal to the lesser of $500,000 or 1% of the gross assets of KFI determined quarterly and based upon the prior quarter's gross assets. KFI intends to compensate its other Executive Officers in a manner competitive with compensation generally paid to similary situated employees. See COMPARISON OF FEES.

Committees of the Board of Directors

The Board of Directors will not initially form any committees. KFI will be reliant upon its two directors, who are also Executive Officers of KFI, to perform all the functions of the Board of Directors.

The Board of Directors may from time to time elect to expand the membership of the Board of Directors, and to establish certain committees to facilitate the management of KFI.

Beneficial Ownership of KFI Shares

It is not possible at this time to estimate the percentage beneficial ownership of KFI Shares that will be held by any person or entity following consummation of the Restructuring because it is not yet known whether or in what percentages the general and limited partners will elect to receive KFI Shares or KFI O.P. Units, or some combination thereof. However, upon the Restructuring, Sutter

Opportunity Fund 2, LLC will own not less than 33% of the outstanding KFI Shares, as it will elect to convert all of its RAM-86 Units into KFI Shares. No KFI shares are currently outstanding and KFI has no other authorized or outstanding class of capital stock.

                              KFI PROPERTIES, L.P.

General

Following the Restructuring, RAM-86 will merge with KFI Properties, L.P. ("KFI O.P."), the operating partnership, and the surviving partnership will continue to exist and own and operate its assets. KFI is currently the sole general of KFI O.P. and Sutter Capital Management, LLC is the sole limited partner. Sutter's limited partner interest is for organizational purposes only and is removed upon consummation of the Restructuring. As KFI O.P. will, upon the Restructuring, assume the assets and operations of RAM-86, for historical information concerning RAM-86's operations and the Management's Discussion and Analysis of its Operations and Financial Condition see the discussion for RAM-86 set forth above .

KFI O.P. has no subsidiaries and no plans to form or acquire any subsidiaries.

Organization Term

KFI O.P. was organized as a limited partnership under the laws of the State of Delaware in July 2002. The KFI O.P. partnership agreement will provide for perpetual existence.

Beneficial Ownership of KFI O.P. Units

It is not possible at this time to estimate the percentage beneficial ownership of KFI O.P. Units that will be held by any person or entity following consummation of the Restructuring because it is not yet known whether and in what percentages the general and limited partners of RAM-86 will elect to receive KFI shares or KFI O.P. Units. However, upon the Restructuring, KFI will own not less than 37% of the outstanding O.P. Units, as Sutter Opportunity Fund 2, LLC, owner of that percentage of the RAM-86 Units and an affiliate of KFI, will elect to convert all of its RAM-86 Units into KFI Shares, and KFI will retain the O.P. Units exchanged for such RAM-86 Units in the merger of RAM-86 and KFI O.P.

Ownership of Properties

Following the Restructuring, legal title to the interests in all assets currently held by RAM-86 will be held by KFI O.P. No specific assets have been identified for sale, financing or purchase following the Restructuring.

KFI O.P.'s sole assets will be its cash reserves. KFI O.P.'s initial business plan, therefore, will be to maintain its cash reserves until they can be invested in one or more business opportunities, including the acquisition of a controlling or significant interest in an operating business or mortgage loans secured by real estate.

Partnership Agreement

The form of KFI O.P.'s Agreement of Limited Partnership is attached as Appendix B to this Consent Solicitation/Prospectus. The following is a summary of the operating partnership's partnership agreement (the Partnership Agreement).

Management

Pursuant to the Partnership Agreement, KFI, as the sole general partner of the operating partnership, has full, exclusive and complete responsibility and discretion in the management, operation and control of the operating partnership. No limited partner may take part in the operation, management or control of the business of the operating partnership by virtue of being a holder of Units.

All historical operations of RAM-86 must be conducted through KFI O.P.

Removal of the General Partner

The Partnership Agreement provides that the limited partners may not remove KFI as general partner of the operating partnership.

Amendments to the Partnership Agreement

Amendments to the Partnership Agreement may be proposed only by KFI. Generally, the Partnership Agreement may be amended with the approval of KFI, as general partner, and limited partners holding a majority of the Units. Certain amendments that would, among other things, convert a limited partner's interest into a general partner's interest, modify the limited liability of a limited partner, alter or modify the right of redemption described below, or amend the events of dissolution must be approved by KFI and each limited partner that would be adversely affected by such amendment. Notwithstanding the foregoing, KFI, as general partner, will have the power, without the consent of the limited partners, to amend the Partnership Agreement as may be required to (1) add to the obligations of KFI as general partner or surrender any right or power granted to KFI as general partner; (2) reflect the admission, substitution, termination or withdrawal of partners in accordance with the Partnership Agreement; (3) establish the rights, powers, duties and preferences of any additional partnership interest issued in accordance with the terms of the Partnership Agreement; (4) reflect a change of an inconsequential nature that does not materially adversely affect the limited partners, or cure any ambiguity, correct or supplement any provisions of the Partnership Agreement not inconsistent with law or with other provisions of the Partnership Agreement, or make other changes concerning matters under the Partnership Agreement that are not otherwise inconsistent with the Partnership Agreement or law; (5) impose limitations on redemptions of Units as necessary or appropriate to ensure that the operating partnership is not treated as publicly-traded partnership; (6) acquire properties or borrow on behalf of KFI O.P., or (7) satisfy any requirements of federal or state law.

Redemption Rights

Each RAM-86 partner will be entitled to receive one KFI O.P. Unit for each RAM-86 unit held at the time of the Restructuring. Each partner will also be entitled to elect at that time to exchange one KFI O.P. Unit for one KFI Share. After twelve months from the effective date of the Restructuring, those who elected to retain KFI O.P. Units will have the right, subject to certain conditions, to redeem all of their KFI O.P. Units for KFI Shares or, at the discretion of KFI, cash. Each KFI O.P. Unit would be redeemable in exchange for one Share, subject to adjustment for any stock dividend or recapitalization by KFI prior to the date of redemption. In the event KFI elects to redeem KFI O.P. Units for cash, the value would be the current fair market value as determined according to the Partnership Agreement. Value will be determined by KFI, as general partner, according to current trading information or price quotations for the Shares, and, in the absence of current trading information or quotations, value will be determined by the general partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. Redemption will be effected upon delivery of a written notice of redemption by a KFI O.P. Unit holder. Conditions to the right of redemption include, (i) that the redemption would not result in KFI O.P. being deemed a "publicly traded partnership" as provided in Section 7.9D of the Partnership Agreement; (ii) the redemption is not prohibited under the KFI Articles of Incorporation (it is not now prohibited, nor is it anticipated to be unless a change in Delaware law respecting redemptions should occur); or
(iii) if the Shares are publicly traded, such redemption would be prohibited under federal or state securities laws. KFI will acquire any and all KFI O.P. Units redeemed for KFI Shares or cash.

Transfer of KFI O.P. Units; Substitute Limited Partners

The Partnership Agreement generally provides that limited partners may not transfer their Units without first converting them to Common Stock. Shares of KFI common stock are transferable. However, limited partners may substitute a transferee as a limited partner with the prior written consent of KFI, which may be granted or withheld in its sole discretion.

Exculpation and Indemnification of General Partner

The Partnership Agreement generally provides that KFI, as general partner of the operating partnership, will incur no liability to the operating partnership or any limited partner for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if KFI carried out its duties in good faith. In addition, KFI is not responsible for any misconduct or negligence on the part of its agents, provided it appointed such agents in good faith. KFI may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisors, and any action it takes or omits to take in reliance upon the opinion of such persons, as to matters that KFI reasonably believes to be within their professional or expert competence, shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

The Partnership Agreement also provides for indemnification of KFI, the directors and officers of KFI, and such other persons as KFI may from time to time designate against any judgments, penalties, fines, settlements and reasonable expenses, including legal fees, actually incurred by such person in connection with the preceding unless it is established that: (1) the act or omission of the indemnified person was material to the matter giving rise to the preceding and either was committed in bad faith or was the result of active and deliberate dishonesty; (2) the indemnified person actually received an improper personal benefit in money, property or services; or (3) in the case of any criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

Reports to Security Holders and Other Public Disclosure

It is anticipated that many, if not most, RAM-86 Unit holders will elect to receive KFI Shares in the proposed exchange and that KFI O.P. will have fewer than 300 holders of record after the Restructuring. In such event, KFI O.P. will file appropriate notices of suspension of its duty to file reports under the Securities Exchange Act of 1934, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In any event, KFI O.P. will provide each of its limited partners with an annual report of its operations, including audited financial statements, and quarterly reports including unaudited interim financial statements. If KFI meets the conditions for registration under the Securities Exchange Act of 1934 (more than 500 holders of record or more than 300 holders with more than $10 million in total assets at the end of its fiscal year) it will comply with the reporting requirements of the Securities Exchange Act of 1934, including filing annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Tax Matters

KFI will be the tax matters partner of the operating partnership and, as such, will have the authority to make tax elections under the Code on behalf of KFI O.P.

                              CONFLICTS OF INTEREST

The RAM-86 general partners, including the Investment General Partner controlled by KFI, have a fiduciary duty toRAM-86 and its limited partners. In this regard, the general partners are required to exercise good faith and integrity in all dealings with respect to RAM-86's affairs. The RAM-86 general partners may be subject to a conflict between their own interests and those of the limited partners in permitting KFI to pursue the Restructuring. In addition, in proposing the Restructuring and operating KFI O.P. and KFI, the officers and directors of KFI may be subject to certain conflicts between their own interests and those of the RAM-86 limited partners, including:

     o The net asset value and liquidation value for the RAM-86 Units used in the Restructuring have been determined solely by Knight Fuller. Furthermore, Knight Fuller has determined the terms of the Restructuring without any arm's length negotiations so that the exchange value of your RAM-86 Units may not reflect their fair market value, and no independent representative has negotiated the terms on behalf of the RAM-86 limited partners. Neither Knight Fuller nor the general partners of RAM-86 has obtained any independent opinion as to the fairness of the transaction to the limited partners of RAM-86, nor have Knight Fuller or the general partners obtained any third party appraisal to determine the value of the RAM-86 property.

     o Neither the general partners nor Knight Fuller sought any independent representation for the limited partners, nor an independent fairness opinion or valuation of the assets for the following reasons. First, the general partners and Knight Fuller believe that the size of the transaction would not justify the effort and expense necessary to acquire the independent representation, valuation or fairness opinion. Second, the transaction is a straightforward exchange of securities in one partnership for those in another on a strictly pro rata basis, so the general partners and Knight Fuller believe that matters of variation in potential valuation or exchange ratios are limited or nonexistent. It should also be noted that affiliates of Knight Fuller own approximately 37% of the outstanding RAM-86 limited partnership interests and all such interests will be treated identically with those of the other limited partners.

     o The proposed Restructuring transaction can be characterized as converting RAM-86 from a finite life limited partnership with limited investment objectives and restricted access to additional capital, to a finite life entity with more flexible investment objectives and the ability to raise additional capital. As such, the limited partners are faced with a choice of approving the conversion, or declining the conversion and liquidating the partnership. Nevertheless, in the absence of an independent party representing the interests of the limited partners, the limited partners may be subject to the risk that the terms of the transaction are not as favorable to the limited partners, or may be more favorable to the general partners or KFI than would be the case if independent representation, valuation or fairness opinions had been sought.

     o The Administrative General Partner and Associate General Partner have delegated authority over all matters relating to the Restructuring to the Investment General Partner controlled by KFI while retaining their fiduciary duty to the RAM-86 limited partners and their responsibility for RAM-86's affairs. If the Restructuring is consummated, the Administrative General Partner and Associate General Partner will no longer be entitled to manage or control the operations and affairs of KFI Properties, L.P. or Knight Fuller, Inc., while affiliates of the Investment General Partner will control these entities. KFI obtained control of the Investment General Partner by purchasing all of its outstanding shares in consideration of its promissory note in the principal amount of $2,400, bearing interest at the rate of 10% per annum secured by pledge of the shares and with principal and interest payable in one year or upon the consummation of the Restructuring or liquidation of RAM-86, whichever first occurs.

While Knight Fuller, Inc. affiliates retain a significant equity stake in RAM-86 limited partnership units, the Administrative General Partner and Associate General Partner retain only their general partner interest, and this interest would be converted to O.P. Units in the Restructuring. Of the general partners' aggregate 5% interest in RAM-86, which will entitle them to receive 17,369 O.P. Units in the Restructuring exchange, RAM Funding, Inc. will be entitled to receive approximately 347.5 O.P. Units and the other general partners will receive the balance of approximately 17,021.5 O.P. Units. RAM Funding, Inc. will convert its O.P. Units into Shares at the time of the Restructuring. The other General Partners of RAM-86 have stated that they do not intend to elect to receive Shares, but will retain the O.P. Units, and have not determined when or if they will convert O.P. Units to Shares.

The KFI officers and directors are engaged in other business activities, which may be in competition with those of KFI or KFI O.P. The KFI officers will not devote all of their time and resources exclusively to KFI and KFI O.P. KFI's officers and directors will have a fiduciary duty to KFI and KFI O.P. to assure that all of the operations of these entities are conducted in the entities best interests and those of the partners and shareholders, not in the interests of the KFI officers. They will have a further duty to assure that they devote such time and resources to the business of KFI and KFI O.P. as may be necessary to accomplish their investment and business objectives. In this regard, each of Mr. Dixon and Mr. Knuff is currently engaged in management of Sutter Holding Company, Inc., a public holding company, and Sutter Capital Management, LLC, a private equity investment firm, each of which will compete for their management time and attention and may in the future compete with the business of KFI, though no such current business competition exists.

The KFI officers will each receive an annual salary equal to the lesser of $500,000 or 1% of KFI's gross assets at the end of the year. As a result, the KFI officers may have a conflict between the interests of the Share holders of KFI and their own interests, as it may be in their interests to seek to acquire assets using leverage and other consideration that, while increasing the total asset value of KFI and their compensation, might create an undue risk of default, dilute the equity or cause KFI to acquire assets that would not otherwise be prudent to acquire. Affiliates of the KFI officers own more than one-third of the equity interest in KFI, however, and believe that their economic interests are sufficiently aligned with those of the partners of KFI O.P. and KFI as to mitigate any such potential conflict. Nevertheless, KFI's officers will enjoy the benefits of management and control of the business after consummation of the Restructuring.


                                THE RESTRUCTURING

General

KFI is soliciting your approval of a Restructuring transaction in which RAM-86 would be restructured into an operating partnership controlled by KFI. You would receive one share of Common stock or one Unit in the Restructuring in exchange for each of your RAM-86 units. As a result of the Restructuring, KFI's only asset will initially be its ownership interests in the operating partnership, KFI O.P.. KFI will be a limited partner of the operating partnership, as well as the general partner of the operating partnership. KFI will conduct all of the historic operations of RAM-86 through the operating partnership. The General Partners of RAM-86 did not initiate the Restructuring, nor did they participate in the structuring of the Restructuring. Following the Restructuring, KFI will have a Board of Directors consisting of two (2) directors. See KFI - MANAGEMENT.

Mechanics of the Restructuring

The Restructuring will be accomplished by forming a ew limited partnership, named KFI O.P., that is wholly-owned by KFI and merging it with and into RAM-86 on the terms set forth in the Restructuring Agreement attached to this Consent Solicitation/Prospectus as Appendix C, which agreement is hereby expressly incorporated by reference in this Consent Solicitation/Prospectus as if fully set forth herein. KFI O.P. will survive the merger as the operating partnership governed by its partnership agreement in the form of Appendix B to this Consent Solicitation/Prospectus. As part of the merger, each unit in RAM-86 will be converted into one KFI O.P. Unit. Each limited partner will be entitled at the time of the Restructuring to elect to receive one share of KFI common stock in exchange for each KFI O.P. Unit. Alternatively, the limited partner may elect to retain the KFI O.P. Unit. KFI will acquire any and all KFI O.P. Units exchanged for KFI Shares. The general partner interest in KFI O.P. and O.P. Units held by KFI will not be redeemable for KFI Shares or cash.

After 12 months from the effective date of the Restructuring, a KFI O.P. Unit holder will have the right, subject to certain conditions, to redeem all of his KFI O.P. Units for KFI Shares or, at the discretion of KFI, cash. Each KFI O.P. Unit would be redeemable in exchange for one Share, subject to adjustment for any stock dividend or recapitalization by KFI prior to the date of redemption.

In the event KFI elects to redeem KFI O.P. Units for cash, the value would be the current fair market value as determined according to the KFI O.P. Partnership Agreement. (See the definition of "Value" in Exhibit B to this Prospectus and Consent Solicitation.) Value will be determined by KFI, as general partner, according to current trading information or price quotations for the Shares, and, in the absence of current trading information or quotations, Value will be determined by the general partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. Redemption will be effected upon delivery of a written notice of redemption by a KFI O.P. Unit holder. Conditions to the right of redemption include, (i) that the redemption would not result in KFI O.P. being deemed a "publicly traded partnership" as provided in Section 7.9D of the KFI O.P. Partnership Agreement (see Exhibit B hereto); (ii) the redemption is not prohibited under the KFI Articles of Incorporation (it is not now prohibited, nor is it anticipated to be unless a change in Delaware law respecting redemptions should occur); or (iii) if the Shares are publicly traded, such redemption would be prohibited under federal or state securities laws. KFI will acquire any and all KFI O.P. Units redeemed for KFI Shares or cash.

Affiliates of Sutter Capital Management, LLC, who own a total of approximately 37% of the outstanding RAM-86 Units, will convert all of such Units directly into Shares upon consummation of the Restructuring. Of the general partners' aggregate 5% interest, which will entitle them to receive 17,369 O.P. Units in the Restructuring exchange, RAM Funding, Inc. will be entitled to receive approximately 347.5 O.P. Units and the other general partners will receive the balance of approximately 17,021.5 O.P. Units. RAM Funding, Inc. will convert its O.P. Units into Shares at the time of the Restructuring. The other General Partners of RAM-86 have stated that they do not intend to elect to receive Shares, but will retain the O.P. Units, and have not determined when or if they will convert O.P. Units to Shares.

Background Of The Restructuring

Resources Accrued Mortgage Investors L.P.-Series 86 ("RAM-86") was organized as a Delaware limited partnership on September 25, 1985. The General Partners of RAM-86 are RAM Funding Inc. (the "Investment General Partner"), Resources Capital Corp. (the "Administrative General Partner"), and Presidio AGP Corp. (the "Associate General Partner"), which is controlled by NorthStar Capital Investment Corp. The Administrative General Partner, the Associate General Partner and the Investment General Partner are collectively referred to herein as the "General Partners". The General Partners are all wholly owned subsidiaries of Presidio Capital Corporation, a British Virgin Islands corporation ("Presidio").

In 1986, RAM-86 sold, pursuant to a registration statement filed with the Securities Exchange Commission, 329,994 units of limited partnership interest (the "RAM-86 units") for gross proceeds aggregating $82,501,000. Net proceeds received by the Registrant from its offering, after organization and offering costs, were $78,582,310.

The principal business of RAM-86 was originally to invest primarily in "zero coupon" first and junior mortgage loans ("Mortgage Loans") on properties owned or acquired principally by privately and publicly syndicated limited partnerships originally sponsored by affiliates of Integrated Resources, Inc. ("Integrated"), the original owner of the Investment General Partner. The Mortgage Loans generally had original terms of approximately twelve years (with a right to prepay with payment of a prepayment penalty between the eighth and ninth years and without penalty beginning in the tenth year) with all interest and principal due and payable at the maturity or prepayment of the Mortgage Loan. As of March 31, 2003, RAM-86's sole remaining asset was its cash.

On November 3, 1999, Sutter Opportunity Fund, LLC, Sutter Capital Management, LLC, MacKenzie Patterson, Inc., and several entities owned or controlled by MacKenzie Patterson, offered to acquire 100% of the outstanding units of RAM 86 for $15.00 per unit. Subsequently, on November 17, 1999, Bighorn Associates, LLC, an entity 100% owned by Presidio Capital Investment Company, LLC, offered to acquire 100% of the outstanding units of RAM 86 for $22.00 per unit. As a result of the competing offer at a higher price, Sutter Capital Management and MacKenzie Patterson decided to withdraw their offer to acquire units for $15.00 per unit, and the tender offer was withdrawn on November 24, 1999. Sutter Capital Management and MacKenzie Patterson acquired zero units through this offer. Bighorn Associates acquired 45,303 units, or 13.7% of the total outstanding, through its offer.

In October, 2001, Robert E. Dixon, President and owner of Sutter Capital Management, LLC ("Sutter") spoke by telephone with Peter Braverman, a vice president of the General Partners and of the owner of the General Partners of RAM-86, about making a tender offer for units of RAM-86. Mr. Dixon described the proposed tender offer and its terms. After additional telephone discussion with Mr. Braverman, he represented that the General Partners would recommend that limited partners accept such offer if the per unit offer price was in excess of the General Partners' estimate of the per unit net asset value. No face to face meetings were held between Sutter and RAM-86, its general partners or their affiliates. On November 14, 2001, Sutter Opportunity Fund 2, LLC offered to acquire 100% of the outstanding units of RAM-86 for $7.50 per unit. The offer was in excess of the General Partners' estimate of the then asset value per Unit of approximately $7.36, and was contingent upon, among other things, receipt of at least 50% of the outstanding units through the offer. The General Partners recommended Unit holders accept the tender offer because, according to the statement on Schedule 14d-9 filed in response to the tender offer, "the per Unit price being offered by Sutter in the Sutter Offer is at least equal to the value that limited partners would receive if the Partnership's remaining asset was liquidated and all proceeds, including existing reserves, were distributed." In this regard, all of the Units held by affiliates of the General Partners were tendered to and acquired by Sutter pursuant to the tender offer.

Mr. Dixon had identified RAM-86 as a potential investment target prior to the 1999 tender offer through his regular research into the business and operations of thinly traded or untraded entities holding potentially undervalued assets.

The tender offer documents stated, "The Purchasers currently intend to replace the General Partners with an affiliate of the Purchasers and to amend the Partnership to permit it to reinvest its current cash assets in additional ... investments. The Purchasers would not seek any liquidation of the Partnership in the near term, but would intend to operate the Partnership indefinitely." At the time of the tender offer the sponsors of the current Restructuring intended simply to replace the general partners and amend the partnership agreement. These actions would not have caused any merger of partnerships or exchange of securities. Had they achieved that target of acquiring in excess of 50% of the Units, they expected to carry out their original, proposal.

On December 27, 2001, three days prior to the expiration of the tender offer, Mr. Dixon contacted Mr. Braverman by telephone offering to waive the condition in the offer that at least 50% of the Units be validly tendered for purchase in exchange for positive representation from the General Partners that, among other things, the partnership would neither sell any assets nor distribute any cash prior to September 30, 2002. The General Partners agreed to these conditions based on Mr. Dixon's representation that he would include in his restructuring an offer to acquire the general partners' interest in the partnership on the same basis as the limited partners and would compensate the general partners for a deferred asset management fee on the same basis. This deferred asset management fee was subsequently waived by the General Partners On December 31, 2001, the tender offer expired with 119,307 units (36.15% of the total outstanding) validly tendered and accepted for purchase. All of the Units beneficially owned by the General Partners and their affiliates, including all those held by Bighorn Associates, an affiliate of the RAM-86 general partners, were tendered to and purchased by Sutter pursuant to the offer.

In the ensuing months, Sutter, the sponsor of the Restructuring, considered a number of alternatives, including their preferred course of conducting a proxy solicitation to amend the partnership agreement and replace the general partners. Based on the response to the tender offer, however, Sutter determined that accomplishing its objectives would require some form of a restructuring or reorganization that offered attractive alternatives to the RAM-86 partners. Only after considerable further analysis and planning did Sutter elect to pursue the course described in the current Restructuring proposal, and this course was finally determined several months after completion of the tender offer. In a telephone conversation with Mr. Braverman at that time, Mr. Dixon advised him that, rather than pursue a proxy solicitation only, Sutter would instead create KFI, and pursue the Restructuring in the form currently proposed. If the Restructuring is consummated, the General Partners will receive a pro-rata share of KFI on the same economic terms as the limited partners. See - ALLOCATION OF COMMON STOCK AND KFI O.P. UNITS TO RAM-86 GENERAL PARTNERS.

In mid-December, 2002, KFI's management realized that it could not meet the disclosure requirements for completing this registration statement without obtaining certain material, non-public information from the general partners of RAM-86. KFI requested this information on several occasions, but the general partners of RAM-86 declined to provide it. In order to resolve this conflict, in late December, 2002, we entered into negotiations with Presidio Capital Investment Corp., the owner of one of the general partners of RAM-86, to purchase the general partner.

     o On January 10, 2003, KFI consummated the purchase of RAM Funding, Inc., the Investment General Partner of RAM-86. The purchase price consisted of a note payable, due in one year, for $2,400. On that date, we also entered into an agreement which gave RAM Funding, Inc. the authority over all matters relating to the Restructuring while the other general partners retain their fiduciary duty to the RAM-86 limited partners and their responsibility for RAM-86's affairs. Since KFI now owns one of the general partners of RAM-86, and controls the other two general partners of RAM-86 with respect to matters pertaining to the Restructuring, we are now able to meet the disclosure requirements necessary to complete this registration statement. RAM Funding, Inc. has no authority to act on behalf of RAM-86 or the other general partners with respect to any matters other than those related to the Restructuring.

Accounting Treatment

The transaction will be treated as a change in capital structure of RAM-86 and will be accounted for on a historical cost basis. However, the acquisition by KFI of certain interests of the General Partners of RAM-86 will result in a greater number of Shares or O.P. Units outstanding than there are currently units of RAM-86 outstanding.

KFI has offered to acquire your General Partners' interest in RAM-86 for Shares or O.P. Units. The General Partners have a carried economic interest in RAM-86, independent of any fees for services, equal to 5% share of all partnership income, loss and distributions. This General Partner interest is evidenced in the original partnership agreement for RAM-86. The General Partners get 5% of all allocations of income and loss under section 11.1 of the RAM-86 partnership agreement, and the limited partners get 95% of all such allocations. The General

Partners get 5% of all allocations of distributions under sections 11.3 and 11. 4 of the partnership agreement and the limited partners receive the balance of 95%. While the obligation to pay fees to the General Partners is terminable upon notice by the partnership upon termination of the General Partners, the General Partners' interest in profit, loss and distributions would have to be acquired by the partnership at its then fair value in the event the General Partners were terminated or removed.

The General Partners own a general partner interest equal to a 5% share of any RAM-86 profit, loss and distributions. Accordingly, KFI does not believe the issuance of Shares or O.P. Units for this interest dilutes the ownership interests of the limited partners of RAM-86. The general partner interest is separate and apart from the RAM-86 limited partnership units, though it shares allocations of profit, loss and distributions on a pro rata basis with the units. That is, the limited partners (including Sutter), owning 100% of the units, thereby own 95% of all allocations of profit, loss and distributions in RAM-86, and the general partners own 5% of all such allocations in the form of their general partner interest. But for the allocation of Shares/Units in payment of the deferred asset management fee (discussed in the following paragraph), this 95/5 "equity ownership" would also apply after the Restructuring to KFI./KFI O.P. Accordingly, the allocation of Shares/Units with respect to the general partners' 5% interest in profit, loss and distributions, is not dilutive.

Effective Time

RAM Funding, Inc., owned and controlled by KFI, has full authority to approve the Restructuring on behalf of RAM-86 and its general partners, subject to approval by the outstanding limited partnership units, and to execute on the general partners behalf any required documents to effect the Restructuring. At such time as the Restructuring is approved by the outstanding RAM-86 Units, the RAM-86 general partners will execute the Agreement and Plan of Merger in the form attached hereto as Appendix C and the Agreement will become effective.

KFI and the General Partners will cause the Restructuring to become effective within ten business days of the later of (a) the business day following the last date on which Consents may be received by the Information Agent in order to be valid; or(b) the business day on which the last of the conditions to the Restructuring are fulfilled or waived. Notwithstanding the foregoing, the Restructuring will not take effect prior to a date 60 calendar days following the initial distribution of this Prospectus/Consent Solicitation. We will cause the Restructuring to become effective by filing certificates of merger and such other documents and instruments, as required by Delaware law, with the Office of the Secretary of State of the State of Delaware.

Conditions to the Restructuring

Our obligation to effect the Restructuring is subject to satisfaction of the following conditions:

     o Approval of the Restructuring by limited partners holding a majority of the outstanding units in RAM-86

     o A majority of O.P. Units are exchanged for KFI Shares pursuant to the terms of the Restructuring Agreement

     o This Consent Solicitation/Prospectus has become effective and is not subject to any stop order or a proceeding seeking a stop order

     o The issuance of securities in the Restructuring complies with all requirements of applicable state securities or blue sky laws

Fees and Expenses

All costs and expenses incurred in connection with the Restructuring will initially be paid by KFI, whether or not the Restructuring is consummated. KFI received its initial funding, and expects to receive sufficient additional funding to complete the Restructuring, in the form of loans from its initial shareholders/directors/co-CEOs, Messrs. Dixon and Knuff. Upon consummation of the Restructuring, KFI reserves the right to seek reimbursement from KFI O.P. for that portion of the expenses that reflects the pro rata portion of RAM-86 Units that remain held as O.P. Units and are not exchanged for Shares. The following is an estimate of total anticipated expenses.

ESTIMATED FEES AND EXPENSES
----------------------------------------------------------
Registration and Filing Fees                      $29,500
Legal Fees                                         42,500
Accounting Fees and Expenses                       14,500
Solicitation Fees and Expenses                        500
Printing and Postage Expenses                      12,000
Miscellaneous Expenses                              1,000
                                        ------------------
      Total                                      $100,000
                                        ==================


                     COMPARISON OF RAM-86, KFI AND KFI O.P.

Your rights and obligations are currently governed by the Delaware Revised Uniform Limited Partnership Act (Delaware Partnership Law) and the RAM-86 Partnership Agreement. Following the Restructuring, your rights will be governed by Delaware General Corporate Law and the organizational documents of KFI. The following compares certain of such rights as well as certain attributes of the ownership of units in RAM-86 and shares of common stock in KFI. See DESCRIPTION OF CAPITAL STOCK for additional information with respect to the Common Stock.

Business Form Comparison

               RAM-86                            KNIGHT FULLER, INC.                         KFI O.P.
--------------------------------------    ----------------------------------    ------------------------------------
RAM-86 is a limited partnership           KFI is a corporation organized        KFI O.P. is a limited partnership
formed under Delaware Partnership         under Delaware General Corporate      organized under Delaware Limited
Law. RAM-86 has been treated as a         Law.  KFI will be subject to all      Partnership Law.
partnership for federal income tax        applicable federal and state
purposes and is not subject to            income taxes.
entity-level taxes.


RAM-86 is a limited partnership governed by Delaware Limited Partnership Law. KFI is a corporation governed by Delaware General Corporate Law. KFI O.P. is a limited partnership organized under Delaware Limited Partnership Law.

Business Description Comparison

               RAM-86                            KNIGHT FULLER, INC.                         KFI O.P.
--------------------------------------    ----------------------------------    ------------------------------------

The principal business of RAM-86 is       KFI will have the authority to        KFI O.P. will have the authority
and has been to invest primarily in       invest, as it always has, in          to engage in any and all business
"zero coupon" first and junior            first and second mortgage loans       activities permitted a limited
mortgage loans on properties owned        on real property, and to engage        partnership organized under the
or acquired principally by privately      in any and all other business         laws of the State of Delaware.
and publicly syndicated limited           activities permitted a                Specifically, KFI O.P. will be a
partnerships originally sponsored by      corporation organized under the       limited partnership engaged in
affiliates of Integrated Resources,       laws of the State of Delaware.        making and owning significant
Inc., the original owner of the           Specifically, KFI will be a           investments in public and private
Investment General Partner.               diversified holding company           businesses for the purpose of
                                          engaged in making and owning          creating partner value.
                                          significant investments in
                                          public and private businesses
                                          for the purpose of creating
                                          shareholder value.




KFI will be permitted to engage in a broader range of business opportunities as compared to RAM-86. Such opportunities will be facilitated as a result of the greater flexibility of KFI with respect to raising additional capital and borrowing, as well as the lack of any investment restrictions on KFI. Similarly, KFI O.P. will be permitted to engage in a broader range of business opportunities, in order to provide for greater asset diversification, as compared to RAM-86 which was only permitted to invest in "zero coupon" first and junior mortgage loans.

Duration of Existence Comparison

               RAM-86                            KNIGHT FULLER, INC.                         KFI O.P.
--------------------------------------    ----------------------------------    ------------------------------------
As is the case with most                  KFI is a Delaware C-corporation       KFI O.P.is a Delaware limited
partnerships, RAM-86 is a 30-year         which, by definition, has an          partnership with an infinite life.
finite life partnership that              infinite life.
commenced on September 25, 1985 and
is set to terminate on December 31,
2015, unless previously terminated
in accordance with certain
provisions of the Partnership
Agreement.


The RAM-86 Partnership Agreement provides for the dissolution of RAM-86 in 2015, whereas KFI's Articles of Incorporation and KFI O.P.'s Limited Partnership Agreement both provide for perpetual existence. Accordingly, after the Restructuring, liquidation of your investment in KFI or KFI O.P. will not likely be achieved through liquidating distributions, but through the sale of shares of KFI Shares or the conversion of units of KFI O.P. into KFI shares and subsequent sale of the KFI Shares, if at all.

Voting Rights Comparison

               RAM-86                            KNIGHT FULLER, INC.                         KFI O.P.
--------------------------------------    ----------------------------------    ------------------------------------
You are entitled to one vote per          Delaware General Corporate Law        KFI O.P.limited partners are
unit on matters requiring a vote of       and the Bylaws of KFI provide         entitled to all of the same voting
the limited partners. Although you        that the stockholders of KFI are      rights as shareholders of KFI
have no right to elect management of      entitled to one vote per common       common stock.
your partnership on an annual basis       share, subject to any voting
or to participate in the management       rights which may be granted to
or control of its business, the vote      holders of preferred stock, on
of limited partners holding more          all matters submitted to a vote
than 50% of the outstanding units         of the stockholders. In
may, subject to certain exceptions        determining the number of shares
and limitations set forth in the          entitled to vote, each share of
partnership agreement, approve            Common Stock and
certain significant actions such as       non-participating voting stock
approve or initiate:                      (owned by the operating
                                          partnership) is entitled to one
(1) removal of a general partner and      vote.
the election of a successor general
partner, (2) election of successor        Generally, matters submitted to
general partners, (3) termination         the stockholders require the
and dissolution of the partnership,       affirmative vote of stockholders
(4) sale of substantially all of the      holding a majority of the number
assets of the partnership, (5) a          of votes cast either present in
material change in the partnership's      person or by proxy at a duly
three investment objectives as            convened meeting of
described in the RAM-86 Prospectus,       stockholders. The Bylaws of KFI
(6) voluntary assignment of the           require notice to be sent at
Administrative General Partner's or       least 10 days and not more than
Investment General Partner's              60 days before the annual
interest in the partnership except        meeting of the stockholders to
as otherwise provided for in the          each stockholder entitled to
Partnership Agreement, and (7)            vote at such meeting or to each
extension of the term of the              stockholder who, by law, under
partnership. For purposes of              the Articles of Incorporation or
obtaining written votes, the              under the Bylaws is entitled to
Administrative General Partner may        such notice.
require a written response within a
specified time, but not less than 10
days nor more than 45 days.

You will be entitled to vote on certain matters as a stockholder of KFI, and as a unitholder of KFI O.P., that you currently cannot vote on in RAM-86, including the entitlement to vote in the annual election of KFI directors.

Fiduciary Duties, Limitation of Liability and Indemnification Comparison

               RAM-86                            KNIGHT FULLER, INC.                         KFI O.P.
--------------------------------------    ----------------------------------    ------------------------------------
The general partners are accountable      The fiduciary duties of the           The general partner of KFI O.P. is
to your partnership as fiduciaries        directors of KFI are similar to       KFI which, in turn, is managed by
and are required to exercise good         those of the general partners'        its officers and directors.
faith and integrity with respect to       duties to the limited partners        Therefore, the officers and
all dealings in RAM-86's affairs.         of RAM-86.  However, it is            directors of KFI owe the same
The partnership agreement generally       possible that the fiduciary           fiduciary duty to the unit holders
provides that the none of the             duties of the directors of KFI        of KFI O.P. as they owe to the
general partners will be liable to        to its stockholders could be          shareholders of KFI.
RAM-86 for any losses suffered by         less than the general partners'
RAM-86 that arise out of any action       fiduciary duties to you, which
or inaction by the general partners,      may result in decreased
if the general partners in good           potential liability for the
faith determine that such course of       directors of KFI.  Under
conduct was in the best interests of      Delaware General Corporate Law,
RAM-86, provided that such course of      KFI's Articles presently limit
conduct did not constitute                the liability of its directors
negligence or misconduct.                 to its stockholders for money
                                          damages, except for liability: (1) for
                                          any transaction from which the
                                          director derived an improper benefit;
                                          (2) for any breach of the directors'
                                          duty of loyalty to KFI or its
                                          stockholders; (3) for acts or
                                          omissions not in good faith or which
                                          involve intentional misconduct or a
                                          knowing violation of law; and (4)
                                          under Section 174 of Delaware General
                                          Corporate Law.



















                                                  64

               RAM-86                            KNIGHT FULLER, INC.                         KFI O.P.
--------------------------------------    ----------------------------------    ------------------------------------

The partnership agreement generally       KFI's Bylaws require KFI to           KFI O.P. will have no employees,
requires RAM-86 to indemnify the          indemnify its directors and           officers or directors. All
general partners to the maximum           officers to the fullest extent        management decisions will be the
extent permitted by law from any          permitted by Delaware General         responsibility of the officers and
liability, loss or damage incurred        Corporate Law.  Delaware General      directors of KFI.
by reason of an act performed or          Corporate Law permits
omitted to be performed by them,          indemnification to certain
including costs and expenses,             persons against expenses and
provided that (1) the course of           certain other liabilities
conduct was determined to be in the       arising out of legal actions
best interest of RAM-86, and (2) the      brought or threatened against
course of conduct did not constitute      such persons for their conduct
negligence or misconduct.                 on behalf of a corporation,
                                          provided that each such person acted
                                          in good faith and in a manner
                                          consistent with the best interests of
                                          such corporation and, in the case of a
                                          criminal proceeding, had no reasonable
                                          cause to believe his or her conduct
                                          was unlawful. Delaware General
                                          Corporate Law does not allow
                                          indemnification of directors in the
                                          case of an action by or in the right
                                          of a corporation (including
                                          stockholder derivative suits) unless
                                          the directors successfully defend the
                                          action or indemnification is ordered
                                          by the court.

                                          KFI has also entered into
                                          indemnification agreements with each
                                          of its directors and officers which,
                                          among other things, require that KFI
                                          indemnify its directors and officers
                                          to the fullest extent permitted by law
                                          and advance to the directors and
                                          officers all related expenses,
                                          including legal costs, subject to
                                          reimbursement, if it is subsequently
                                          determined that the indemnification is
                                          not permitted.


The rights of stockholders and unitholders against management of KFI and the general partner of KFI O.P., respectively, in certain circumstances are more limited than the rights you have against the General Partners.

Review of Books and Records Comparison

               RAM-86                            KNIGHT FULLER, INC.                         KFI O.P.
--------------------------------------    ----------------------------------    ------------------------------------
Under the Partnership Agreement and       Under Delaware General Corporate      Under Delaware Partnership Law, a
applicable law, you may be entitled       Law, a stockholder is entitled,       unit holder is entitled, upon
to review and obtain quarterly            upon written demand, to inspect       written demand, to inspect for any
reports (Form 10-Q filings),              for any proper purposes during        proper purposes during usual
acquisition reports and ERISA             usual business hours, KFI's           business hours, KFI O.P.'s list of
reports as necessary, as well as          stock ledger, a list of KFI's         unit holders and its other books
other information maintained at the       stockholders and its other books      and records, and to make copies or
principal offices of RAM-86. As a         and records, and to make copies       extracts therefrom.
limited partner, you are also             or extracts therefrom.  In
entitled to a copy of a current list      addition, KFI is required to
of the names and addresses of             prepare, at least 10 days before
limited partners in RAM-86 provided       every meeting of the
written request has been made to the      stockholders, a complete list of
Administrative General Partner and        the stockholders entitled to
any necessary duplication fees are        vote at the meeting, arranged in
paid.                                     alphabetical order, and showing
                                          the address of each stockholder and
                                          the number of shares registered in the
                                          name of each stockholder. Such list
                                          must be available for examination by
                                          any stockholder, for any purpose
                                          germane to the meeting, during
                                          ordinary business hours, for at least
                                          10 days prior to the meeting either at
                                          the place where the meeting is to be
                                          held or at a place in the city which
                                          is specified in the notice of the
                                          meeting.


The right of KFI stockholders or unitholders in KFI O.P. to obtain an investor list is similar to your corresponding right in RAM-86.

Management Structure Comparison

               RAM-86                            KNIGHT FULLER, INC.                         KFI O.P.
--------------------------------------    ----------------------------------    ------------------------------------
With the exception of certain             KFI will be managed by its Board      KFI O.P. will be managed by the
significant transactions which            of Directors and executive            officers and directors of KFI.
require your approval (such as a          officers. The Board of Directors
sale of all of RAM-86's assets), the      will be elected by the holders
general partners have exclusive           of Common Stock at the annual
authority and control over the            meeting of shareholders,
management and operation of RAM-86.       whenever terms of existing
You do not have the right to              Boardmembers' are set to expire.
annually elect the management of
RAM-86. However, the management of
RAM-86 may be removed at any time by
a vote of a majority of the
outstanding units of RAM-86.

Unlike limited partners in RAM-86, holders of Common Stock will vote to elect the directors of KFI. Unlike RAM-86, KFI O.P. will not have its own management structure, but will be managed by KFI.

Investment Policy Comparison

               RAM-86                            KNIGHT FULLER, INC.                         KFI O.P.
--------------------------------------    ----------------------------------    ------------------------------------
RAM-86 only invested in first and         KFI is permitted to make              KFI O.P. is permitted to make
second mortgages secured by real          investments in a broad range of       investments in a broad range of
property. RAM-86 was not permitted        private and public entites. KFI       private and public entites. KFI
to reinvest any proceeds upon             has no limitation on                  O.P.has no limitation on
repayment of the mortgages, but           indebtedness. KFI does not have       indebtedness. KFI O.P. does not
instead was required to distribute        any specific plans with regard        have any specific plans with
the proceeds to its limited partners.     to the sale of any assets of KFI      regard to the sale of any assets
                                          O.P. (former RAM-86) nor has it       nor has it identified any
                                          identified any potential              potential acquisitions.
                                          acquisitions.

RAM-86's investment policy is focused and has historically permitted investment only in first and second mortgages on real property. Conversely, KFI's and KFI O.P.'s investment policy is broader and permits investment in public and private companies or securities across many different industries. KFI's management believes that a broad investment policy provides greater flexibility in the pursuit of undervalued investment opportunities.

Distribution & Distribution Policy Comparison

               RAM-86                            KNIGHT FULLER, INC.                         KFI O.P.
--------------------------------------    ----------------------------------    ------------------------------------
RAM-86 generally distributes              At present, KFI does not intend       At present, KFI O.P. does not
available cash on a quarterly             to institute or make dividend         intend to institute or make
basis.  Amounts distributed to you        payments of any kind to its           distributions of any kind to its
historically have been derived from       stockholders.                         unit holders.
your share of Adjusted Cash From
Operations as defined in the
Partnership Agreement.

Reporting requirements for KFI are similar to those of RAM-86 in most respects in that both entities must file quarterly and annual reports on forms 10-Q and 10-K, respectively, with the Securities and Exchange Commission. RAM-86 unit holders like you are also currently required to file a Schedule K-1 every year with your individual income tax return, and should you elect to receive KFI O.P. units in the Restructuring, you will be required to file a Schedule K-1 as you currently do as a unit holder of RAM-86. However, if you elect to receive shares of KFI common stock, you will no longer be required to file a Schedule K-1 with respect to this investment.

The Board of Directors will determine KFI's dividend policy in its sole discretion. KFI has never paid dividends, and does not intend to pay dividends for the foreseeable future. The effect of this change in distribution policy is that KFI's management will be permitted to reinvest its share of operating profits from its portfolio companies as well as any proceeds arising from the sale or disposition of assets. The results of this policy change are likely to be the following: (a) the portion of dividends or proceeds to which you may be entitled and would otherwise have received is being reinvested in KFI's operating companies with the expectation that the value of such reinvestment will eventually be reflected in the value of KFI's stock; and (b) management will receive annual compensation of up to $500,000 per year per CEO, but has limited each of these cash salaries to a maximum of 1% of KFI's gross assets as of the end of the year for which the salary is paid (see Management Fee Comparison below for further details).


By reinvesting available cash, including asset liquidation proceeds, rather than distributing these amounts to investors, KFI and KFI O.P. hope to increase their respective asset values and the value of the KFI Shares and KFI O.P. Units. If the asset values of these entities do increase, the amount of the annual salaries payable to KFI's officers, which is limited to a percentage of its gross assets, will increase subject to the maximum annual salary limitation.

Unlike RAM-86, KFI O.P. will not make any distributions or institute the payment of dividends, whether in the form of cash or otherwise. If KFI should pay dividends, or if you should sell your KFI Shares at a gain, you have to file a Schedule B or Schedule D with your tax return.


Management Fee Comparison

               RAM-86                            KNIGHT FULLER, INC.                         KFI O.P.
--------------------------------------    ----------------------------------    ------------------------------------

The RAM-86 Partnership Agreement          KFI's management, consisting of        KFI will not receive any
provides for the payment of the           its two co-Chief Executive             management compensation or take
following fees to its general             Officers, will be paid annual          any fees for services associated
partners in consideration of their        compensation of $500,000 each,         with the management of KFI O.P.
performance of certain services on        not to exceed 1% of KFI's gross
behalf of RAM-86: non-accountable         assets per co-CEO in a given
expense reimbursement, evaluation         year. Based upon the gross assets
fees, mortgage placement fees, asset      of RAM-86 at 03/31/03, each co-CEO
management fees, mortgage servicing       would have received $5,413 for
fees, property management fees,           the three months ended 03/31/03. All
subordinated incentive fees,              other operating and administrative
subordinated real estate commissions      expenses typically associated with
and insurance commissions.                the operation of a public company
                                          will be paid by KFI.


In no event shall the total of all
front-end fees listed above, payable
to the Partnership, exceed 18% of
Gross Proceeds as defined in the
RAM-86 Partnership Agreement.

RAM-86 currently pays its General Partners certain asset-based fees for management services, plus expense reimbursement for expenses incurred directly in the day-to-day management of its operations. These fees include an Asset Management Fee equal to 1/4% of total assets annually, a Mortgage Servicing Fee equal to 1/4% of any mortgages serviced annually, and a Property Management Fee for any properties managed. The General Partners are also entitled to 5% of any distributions paid by RAM-86. RAM-86 currently has no employees and does not pay any direct general and administrative overhead expenses apart from the asset based fees paid to the General Partners.

Upon consummation of the Restructuring, KFI will cease to pay any of the fees currently paid by RAM-86. Additionally, the General Partners will no longer be entitled to 5% of any future distributions. KFI will bear all of its own expenses, including the salaries of its officers and any other employees, as well as general and administrative expenses typically associated with public companies. This arrangement is likely to increase KFI's expenses on an annual basis, and, unless KFI can substantially increase its assets and capitalization in the short term, could materially adversely affect its financial performance and the value of your Shares.

The primary effect of the change in management compensation will be to eliminate fees associated with transactions such as the acquisition or disposition of assets and the resulting reduction in RAM-86 unit holder value as is the case currently with RAM-86, and to more perfectly align the interests of KFI's management with that of KFI's shareholders such that management is rewarded for value creation and long-term asset growth.

Unlike RAM-86, KFI O.P.'s general partner (KFI) will not take a management fee or any other fee for any services it provides to KFI O.P.

Each of the two KFI executive officers will receive an annual salary which will be limited to the lesser of $500,000 per annum or 1% total gross assets of KFI at the end of the year. As a result, it may be in their interests to seek to acquire assets using leverage and other consideration that, while increasing the total asset value of KFI and their compensation, might create an undue risk of default, dilute the equity of KFI or cause KFI to acquire assets that would not otherwise be prudent to acquire. Affiliates of the KFI officers will own more than one-third of the equity interest in KFI, however, and believe that their economic interests are sufficiently aligned with those of the partners of KFI O.P. and KFI as to mitigate any such potential conflict or risk.

Reports Comparison

               RAM-86                            KNIGHT FULLER, INC.                         KFI O.P.
--------------------------------------    ----------------------------------    ------------------------------------
RAM-86 was required to provide            KFI will be required to provide       KFI O.P will be required to
quarterly and annual reports on           quarterly and annual reports on       provide quarterly and annual
forms 10-Q and 10-K. RAM-86 was           forms 10-Q and 10-K.                  reports on forms 10-Q and 10-K.
required to provide annual tax                                                  KFI O.P will be required to
information on Schedule K-1 to its                                              provide annual tax information on
limited partners.                                                               Schedule K-1 to its limited
                                                                                partners.



Comparison of Restrictions on Transfer

               RAM-86                            KNIGHT FULLER, INC.                         KFI O.P.
--------------------------------------    ----------------------------------    ------------------------------------
RAM-86 Units are subject to               KFI common stock will be freely       O.P. Units will be subject to
substantial restrictions on transfer      transferable.                         restrictions comparable to those
under its limited partnership                                                   imposed on RAM-86 Units, and will
agreement as well as under federal                                              be subject to additional
income tax law.  For example,                                                   restrictions for the first year
transfers are restricted to the                                                 after the Restructuring.
extent they would result in RAM-86
being deemed a "publicly traded
partnership" under federal tax law.


Taxation of Taxable Limited Partners Comparison

               RAM-86                            KNIGHT FULLER, INC.                         KFI O.P.
--------------------------------------    ----------------------------------    ------------------------------------
RAM-86 is not subject to federal          Generally, KFI is subject to           KFI O.P. is not subject to
income tax, but you report your           federal, state and local income        federal income tax, but you
allocable share of partnership            taxes.                                 report your allocable share
income or loss on your tax return.                                               of partnership income or
Partnership distributions are not                                                loss on your tax return.
taxable to you except to the extent                                              Partnership distributions
such distributions exceed your                                                   are not taxable to you
adjusted tax basis in RAM-86.                                                    except to the extent such
                                                                                 distributions exceed your
                                                                                 adjusted tax basis in KFI
                                                                                 O.P.



                                                            69


               RAM-86                            KNIGHT FULLER, INC.                         KFI O.P.
--------------------------------------    ----------------------------------    ------------------------------------
Losses from RAM-86 constitute             In the event any dividends are         Losses from KFI O.P.
passive activity losses which, under      declared and paid in the future,       constitute passive activity
the passive activity loss limitation      such dividends will be taxable as      losses which, under the
rules, cannot be deducted currently       ordinary income, and stockholders      passive activity loss
except to the extent of your passive      will receive Form 1099-DIV's for       limitation rules, cannot be
activity income (if any) from other       corporate dividends.  Dividends        deducted currently except
investments.                              and capital gains from Common          to the extent of your
                                          Stock cannot be offset by passive      passive activity income (if
                                          activity losses (including any         any ) from other
                                          unused passive activity losses         investments.
                                          from RAM-86) in the case of
                                          stockholders who are subject to
                                          the passive activity loss
                                          limitation. Unused passive
                                          activity losses from RAM-86
                                          generally could be deducted when
                                          you sell all of your Common
                                          Stock. Any tax losses of KFI will
                                          not pass through to stockholders,
                                          but will reduce KFI's future
                                          taxable income.

Income from RAM-86 generally              As a stockholder, you generally        Income from KFI O.P. generally
constitutes (i) passive activity          will not be required to file           constitutes passive activity income
income which, under the passive           state income tax returns or pay        which, under the passive activity
activity loss limitation rules (but       state income taxes outside your        loss limitation rules (but subject
subject to other applicable               state of residence with respect        to other applicable limitations),
limitations), can be offset by            to KFI. KFI must pay state income      can be offset by passive activity
passive activity losses from other        taxes in certain states where it is    losses from other investments, or
investments, or (ii) portfolio            is qualified to do business.           (ii) portfolio income.
income.                                   Dividend income and gain on the
                                          sale of stock generally constitutes
                                          portfolio income.

Generally, by March 15 of each year,                                             Generally, by March 15 of each
you receive annual Schedule K-1 forms                                            year, you receive annual Schedule
with respect to information for                                                  K-1 forms with respect to
inclusion on your federal income                                                 information for inclusion on your
tax returns.                                                                     federal income tax returns.

Generally, you must file state                                                   Generally, you must file
income tax returns and may incur                                                 state income tax returns
state income tax in various states                                               and may incur state income
in which RAM-86 owns mortgage loans.                                             tax in various states in
                                                                                 which KFI O.P. owns
                                                                                 mortgage loans.


   REASONS FOR AND POTENTIAL ADVANTAGES AND DISADVANTAGES OF THE RESTRUCTURING

Reasons for the Restructuring

KFI and its wholly-owned operating partnership KFI O.P. were organized by executives of Sutter Capital Management, LLC for the purpose of engaging in a merger with and exchange offer for RAM-86. Sutter Opportunity Fund 2, LLC owns approximately 37% of the currently outstanding RAM-86 units and desires to transform RAM-86 from a finite life entity to an infinite life entity, and to allow for the reinvestment of RAM-86's cash proceeds. Sutter Opportunity Fund 2, LLC undertook its tender offer for RAM-86 Units in order to acquire a sufficient equity interest in RAM-86 to replace its general partners and accomplish the objectives it now seeks to accomplish through the Restructuring. It undertook the Restructuring at this time because the partnership would likely have dissolved by the end of 2002, if not earlier, if it had not commenced the tender offer and proposed Restructuring when it did.

Sutter initiated the proposed Restructuring, and, although Sutter contacted the RAM-86 General Partners and discussed its intentions with them, the RAM-86 General Partners did not participate in structuring the proposed transaction. Sutter has undertaken the Restructuring at this time because it believes that it can best pursue these proposed investment objectives, while RAM-86's current general partners have expressed no current plan other than the orderly liquidation of RAM-86. The general partners did not initiate the Restructuring, they did not choose the structure or timing of the transaction, and did not participate in the structuring or timing of the transaction, except to respond to the proposals initiated by Sutter and KFI as described herein. As they did not seek the transaction or participate in its structure or timing, they had no reasons for choosing the structure or timing of the transaction. In making their determination that the transaction is fair to the limited partners, however, each of the general partners nevertheless has considered the structure and timing of the transaction, and concurs with and adopts the reasons described herein by KFI for the structure of the transaction and the reasons for undertaking the transaction at this time.

The Restructuring has been designed to permit those investors who wish to retain an interest in the current RAM-86 partnership assets to continue to hold the O.P. Units, while those who may wish to exchange their interests for KFI Shares may do so. The KFI Shares are not currently traded on any securities market, so they remain illiquid. Further, there can be no assurance as to when or whether the securities will ever be traded on a market or whether or when KFI may expand its asset portfolio by acquiring other businesses, interests in other businesses or other assets, as is its long term business plan. Nevertheless, the structure of KFI is intended to permit investors to elect to acquire an equity stake in an enterprise that holds the potential for market liquidity and asset diversification. By making KFI an infinite life entity and expanding its investment objectives and potential capitalization, KFI believes it has created this potential, although there can be no assurance that its objectives will be achieved. The structure of the proposed transaction was chosen in order to permit the foregoing flexibility and potential liquidity.

Potential Advantages of the Restructuring

KFI expects that the following benefits will result from the Restructuring:

Flexibility of Investment Form

If you vote "YES" to the Restructuring, you will have the option to receive either (a) operating partnership units in KFI O.P. ("O.P. Units"), or (b) common stock in KFI ("Common Stock").

Greater Liquidity

Unlike units in RAM-86, Common stock may be listed on a national exchange in the future. As a result, stockholders in KFI may ultimately have greater liquidity than you currently have with respect to the existing limited and informal secondary market for units. Although there can be no guarantee that KFI will ever qualify for listing on a national exchange, we intend to qualify and list our stock on such an exchange within two years following the Merger. See THE RESTRUCTURING-- COMPARISON OF ALTERNATIVE CONSIDERATION- Secondary Market Prices.

Greater Diversification

Unlike units in RAM-86 with investment exposure limited to mortgage loans and real estate, owning and holding KFI common stock offers greater potential investment diversification through the eventual fractional ownership of many different businesses across various industries. While diversification will not immediately result from the Restructuring, it will be possible through KFI whereas it will never be possible through RAM-86 due to the restrictions of its original investment parameters.

Ability to Make New Investments

Unlike RAM-86, KFI will have the ability to make new investments. KFI may acquire new assets, securities, businesses or other investments as its officers see fit. The ability to make new investments will enable KFI to change its investment portfolio in response to changing market conditions and to avail itself of potentially favorable investment opportunities. However, there can be no assurance that suitable additional investments will be available on terms that would be favorable. Through such additional investments, KFI will attempt to maximize the value of Common stock.

Ability to Raise Capital

KFI will have the ability to borrow money and issue equity securities. The proceeds from such loans or equity issuances may be used to finance future investments, to improve existing investments, or for other purposes.

Elected Governance

Following the Restructuring, holders of Common stock will be entitled to elect directors of KFI by voting their shares. In addition, a vote of such stockholders holding a simple majority of the outstanding Common stock, voting as a group, generally may remove a director of KFI. Each year, holders of Common stock will elect KFI's directors, each of whom will serve for a one-year term.

Simplified Tax Reporting

If you receive Common stock, the Restructuring will result in simplified tax administration for many of you. You no longer will receive a Schedule K-1 (which is generally received in March), which complicates and typically leads to more costly tax return preparation, but instead will receive the simple and familiar Form 1099-DIV by January 31 of each year to report any taxable dividends from KFI.

Reduced State Income Tax Reporting

You generally will not be subject to state income tax or be required to file individual state income tax returns in states other than in your state of residence solely as a result of an investment in the Common Stock.

Potential Disadvantages of the Restructuring

KFI expects that the following detriments may result from the Restructuring:

No Liquidating Cash Distribution

You will not be receiving cash for your RAM-86 units, and therefore will not be able to obtain any immediate return of investment principal. Instead, if you want cash, you will be forced to sell your shares of KFI or units of KFI O.P., whichever you elected to receive, in the open market.

You May Be Unable to Recognize Tax Results from the Liquidation of RAM-86

For most RAM-86 unit holders, the exchange of KFI O.P. Units for RAM-86 units is expected to be a tax-free event. The exchange of shares in KFI for KFI O.P. Units also will be a tax-free event unless KFI is considered an "investment company," as that term is specially defined for these purposes under Code
Section 351. If both such parts of the Restructuring are tax-free, RAM-86 unit holders who would have recognized a capital loss on the dissolution and complete liquidation of RAM-86 will not be able to recognize that loss if the Restructuring occurs, and RAM-86 holders who would have recognized a capital gain would not have to do so. On the other hand, if the exchange of shares in KFI for KFI O.P. Units is not tax-free, capital losses or capital gains generally will be recognized. Whether a unit holder would have recognized loss or gain on the complete liquidation of RAM-86 or will do so on the transfer of shares in KFI for KFI O.P. Units (if that event is not tax-free) is personal to that unit holder and dependent on the basis which the unit holder has in his RAM-86 units.

Capital loss is deductible by individuals to the extent of the individual's capital gain, plus $3,000 of ordinary income. The balance is carried forward. Capital gain is taxable at capital gain rates, or ordinary income rates, depending on the holding period for the asset.

For these and other reasons, you should consult your own tax specialist for information respecting your personal, specific tax situation. Please also refer to the discussion under "Reasons For and Potential Advantages and Disadvantages of the Restructuring - Tax Results of the Restructuring" below.

You Will Suffer Some Dilution

The costs associated with performing the Restructuring are borne by RAM-86
(you), and thus, the Restructuring does not perfectly preserve and transfer your economic value from RAM-86 to KFI; in other words, you will likely suffer some measure of dilution. If the Restructuring is approved, KFI will be reimbursed by KFI O.P. for costs incurred in connection with effecting the Restructuring. KFI currently estimates these costs to be approximately $100,000, or approximately $0.29 per RAM-86 Unit. KFI believes it is fair and reasonable for the owners of RAM-86 to bear the cost to achieve the potential benefits of the Restructuring if they agree that the Restructuring is a desirable course for the entity to pursue. Nevertheless, if the Restructuring is not approved, then these expenses will be borne by KFI and the available liquidation proceeds will not be reduced by the cost of the Restructuring.

No Short-Term Liquidity

In the near term, owning shares of KFI will present no greater liquidity to you as an investor than owning units of RAM-86; investment liquidity is a future promise that may never be realized if KFI is unable to grow its assets sufficiently to warrant listing on a national stock exchange.

Continued Dependence Upon the Investment Skills of Others

Similar to that of the General Partners of RAM-86, you must rely upon the investment management skills of Robert E. Dixon and William G. Knuff, III and their abilities to execute the creation of a well diversified portfolio of operating companies across various industries.

Greater Investment Risk

The scope of investments which KFI can make is quite broad and, as such, may subject you to greater investment risk than you might otherwise feel comfortable accepting as compared with the limited, real estate and mortgage focus of RAM-86's historical investments.

No Choice of Management

Despite your lack of ability to elect or remove directors in RAM-86, you will only have the power to elect or remove future directors of KFI, initially not the directors put into place as a result of the Restructuring.

Tax Results of the Restructuring

Generally, the transfer of partnership interests for other partnership interests is a tax-free transaction. However, if a partner's relative interest in the new partnership differs from that in the old, and if the old partnership owed nonrecourse debt, there could be tax consequences to individual tax partners. In the case of RAM-86, as a result of the foreclosure of the Comfort Inn property, RAM-86 no longer owes any nonrecourse debt. Consequently, it is not anticipated that there will be any significant tax results from the exchange of units in RAM-86 for KFI O.P. Units.

Similarly, the incorporation of a partnership where former partners hold control of the new corporation is generally a tax-free transaction. Exceptions exist where the transferors receive "boot" in addition to securities in the new corporation, and in certain cases where the corporation assumes debt of the old partnership. It is not anticipated that any of those circumstances will be present in connection with the Restructuring. Another exception exists where the corporation is an investment company as that term is specially defined in Code
Section 351, and the incorporation results in diversification. Accordingly, it is possible that the transfer of KFI O.P. Units for shares in KFI will also be a tax-free transaction. We would note that the definition of "investment company" for purposes of Code Section 351is unrelated to the definition of Investment Company under the Investment Company Act of 1940. KFI management has undertaken to manage KFI and KFI O.P. in such a manner as may be necessary to assure that such entities will not be deemed investment companies under the Investment Company Act of 1940. Because of the difference in the definition under Code
Section 351, however, KFI cannot assure that it or KFI O.P. will not be deemed an investment company under the Code. See "FEDERAL INCOME TAX CONSEQUENCES - TAX RESULTS OF THE RESTRUCTURING."

                  GENERAL PARTNERS' ANALYSIS AND RECOMMENDATION

For the reasons discussed below, each of the RAM-86 general partners reasonably believe the terms of the Restructuring are fair to the RAM-86 limited partners. Each of the RAM-86 general partners has made or adopted as its own the determinations and statements attributed the to the RAM-86 general partners in this section and throughout the Prospectus/Consent Solicitation, and each general partner has relied on the material factors described below to make or adopt those determinations and statements.

The general partners will not recommend acceptance or rejection of the Restructuring, as they have certain inherent conflicts of interest. These conflicts arise because, on the one hand, if the Restructuring is consummated, the Administrative General Partner and Associate General Partner will no longer be entitled to manage or control the operations and affairs of KFI Properties, L.P. or Knight Fuller, Inc., while affiliates of the Investment General Partner will control these entities. Knight Fuller, Inc. affiliates retain a significant equity stake in RAM-86 limited partnership units while the Administrative General Partner and Associate General Partner retain only their general partner interest that would be converted to O.P. Units in the Restructuring.

The general partners have therefore not retained any third parties to evaluate the proposed merger transaction nor have they obtained any independent valuation of RAM-86's assets in connection with the merger proposal. However, it should be noted that the assets of Knight Fuller, Inc. will be identical to that of RAM-86 immediately prior to the transaction, and the holders of limited partnership interests and general partner interests in RAM-86 will receive pro rata interests in O.P. Units and KFI Shares which are identical to their current interest in cash distributions and liquidation proceeds of RAM-86. In other words, no third parties will participate in the exchange of securities, so the interests of limited and general partners of RAM-86 will not be diluted in any way, nor will the estimated value of the assets of RAM-86 have any bearing on the exchange ratio or amount of securities to be received in the Restructuring. Because relative values of assets and securities have no bearing on the terms of the transaction, the general partners do no believe that the absence of an independent evaluation of the Restructuring or of the RAM-86 assets poses any material risk to the limited partners of RAM-86.

As noted in the preceding paragraph, because all holders of limited and general partner interests in RAM-86 will receive identical pro rata interests in O.P. Units and/or KFI Shares, the value of the securities and the value of the underlying assets of RAM-86 will have no bearing on the exchange ratio or the number or value of securities to be exchanged. The Restructuring will therefore effect only a change in form for RAM-86 from a finite life limited partnership to a two tier entity with infinite life and the potential to expand its investment objectives and portfolio. The RAM-86 general partners considered the foregoing factors to be the sole relevant material criteria, under the circumstances of the proposed Restructuring, to a determination that the terms of the proposed transaction are fair to RAM-86 limited partners. Accordingly, in making their determination that the terms of the Restructuring, the general partners have not considered any of the following factors to be material to their fairness determination:

     -     net book value
     -     going concern value, or
     -     property appraisal.

The general partners considered liquidation value in determining fairness, but only to the extent that they confirmed that the RAM-86 partners' pro rata interest in the liquidation value of the RAM-86 assets is identical to the pro rata interest retained by RAM-86 partners in the assets of KFIO.P/KFI after the Restructuring is consummated. Further, because comparative values do not affect the terms of the transaction, comparative numerical data are not useful in any analysis of the fairness of the Restructuring.

KFI determined its estimated liquidation value for RAM-86 by calculating the difference between its assets and liabilities as of the end of its most recent fiscal quarter, exclusive of any dissolution or winding down costs. KFI added RAM-86's cash and cash equivalents ($2,238,405) to the value of its other assets ($24,363), and subtracted accounts payable and accrued expenses at the partnership level ($34,291) to estimate a gross liquidation value ($2,228,477). As a result of the February 2003 foreclosure sale, RAM-86, received no value from the real estate asset carried by RAM-86 at a book value of $2,100,000, but is relieved of the obligation to pay the outstanding mortgage balance of $3,001,144. In addition, upon foreclosure of the RAM-86 real property, accounts payable of $211,891 were reduced by approximately $177,600 to $34,291 representing estimated payables associated with the property which are not payable now that the property has been lost through foreclosure. Had the property been sold in a non-foreclosure sale, KFI estimates RAM-86 would have incurred costs of sale in excess of $100,000, including selling commissions and closing costs. From the estimated gross liquidation value of $2,228,745, KFI estimated the general partners' 5% interest in the distributable proceeds ($111,424) and divided the balance ($2,117,053) by the outstanding number of RAM-86 limited partnership units (330,004) to result in an estimated value for the proposed exchange of $6.42 per RAM-86 Unit. As KFI and the general partners do not believe RAM-86 could currently sell the property for an amount in excess of the mortgage and other obligations due on sale, plus selling costs, the alternative was to permit the property to be sold in foreclosure. The general partners anticipate nominal costs to liquidate RAM-86 as its only remaining assets are primarily cash and cash equivalents.

If the Restructuring is approved, KFI will be reimbursed by KFI O.P. for costs incurred in connection with effecting the Restructuring. KFI currently estimates these costs to be approximately $100,000, or approximately $0.29 per RAM-86 Unit. KFI believes it is fair and reasonable for the owners of RAM-86 to bear the cost to achieve the potential benefits of the Restructuring if they agree that the Restructuring is a desirable course for the entity to pursue. Nevertheless, if the Restructuring is not approved, then these expenses will be borne by KFI and the available liquidation proceeds will not be reduced by the cost of the Restructuring.


No public market exists or has existed for the limited partnership interests of RAM-86, so the general partners did not consider these factors to be material to a fairness determination. Similarly, the general partners do not believe that purchases or sales of limited partnership units by the general partners, their affiliates or others during the preceding two years are material to a fairness determination. While tender offer purchases during the preceding two years were made at prices in excess of the current valuation per Unit, since the date of these tender offers the partnership has depleted its capital reserves and the value of its net assets has dropped. Furthermore, as expressed elsewhere in this

Prospectus/Consent Solicitation, as the Restructuring involves a pro rata exchange on a one for one basis with a shell entity, with no existing capital interest and no third party involvement, comparative values have no material impact on the fairness or terms of the transaction. On November 3, 1999, Sutter Opportunity Fund, LLC, Sutter Capital Management, LLC, MacKenzie Patterson, Inc., and several entities owned or controlled by MacKenzie Patterson, offered to acquire 100% of the outstanding units of RAM 86 for $15.00 per unit. Subsequently, on November 17, 1999, Bighorn Associates, LLC, an entity 100% owned by Presidio Capital Investment Company, LLC, offered to acquire 100% of the outstanding units of RAM 86 for $22.00 per unit. As a result of the competing offer at a higher price, Sutter Capital Management and MacKenzie Patterson decided to withdraw their offer to acquire units for $15.00 per unit, and the tender offer was withdrawn on November 24, 1999. Sutter Capital Management and MacKenzie Patterson acquired zero units through this offer. Bighorn Associates acquired 45,303 units, or 13.7% of the total outstanding, through its offer. On November 14, 2001, Sutter Opportunity Fund 2, LLC offered to acquire 100% of the outstanding units of RAM-86 for $7.50 per unit. The offer was in excess of the General Partners' estimate of the then asset value per Unit of approximately $7.36. On December 31, 2001, the tender offer expired with 119,307 units (36.15% of the total outstanding) validly tendered and accepted for purchase. All of the Units beneficially owned by the General Partners and their affiliates, including all those held by Bighorn Associates, an affiliate of the RAM-86 general partners, were tendered to and purchased by Sutter pursuant to the offer.

The proposed Restructuring constitutes the only offer of which the general partners are aware during the past two years for a merger, consolidation or combination transaction involving RAM-86. Other than the offer to purchase the remaining real property discussed below and the tender offers discussed above under "The Restructuring - Background of the Restructuring," the general partners are not aware of any offer to purchase a material amount of RAM-86's assets or tender offer for or other acquisition of securities, or to effect a change in control of RAM-86 during that period.

For six months during 2001, the general partners marketed the Property for sale. In August, 2001, RAM 86 received an offer to purchase the Property for $3.2 million. The general partners accepted the offer, and during its due diligence process, the buyer determined that property would require more deferred maintenance expenditures than it had anticipated, and attempted to renegotiate the purchase price. Since a sale of the property at $3.2 million, net of selling commissions, would not have resulted in sufficient proceeds to repay the then outstanding mortgage debt of $3.2 million, the general partners decided not to agree to any reduction in purchase price, and the purchase contract expired in November, 2001. Since the partnership received the initial offer of $3.2 million in August, 2001, the revenues and operating income generated by the property have declined by over 10% and 50%, respectively. Additionally, in December, 2002, Choice Hotels, the owner of the Comfort Inn franchise, cancelled RAM 86's franchise and removed it from the Comfort Inn reservation system. This is expected to result in a further decline in revenues. Based upon the severe decline in the revenue and operating income produced by the property, the general partners were confident that its value had declined significantly from its value in 2001, and since the property did not have sufficient value to repay its indebtedness from potential sales proceeds in 2001, it was probable that the property did not have sufficient value to repay its indebtedness from a potential sale in 2002. Other than the offer described in this paragraph, RAM-86 has received no other third party offers to purchase the property in the last two years.

On January 6, 2003, RAM-86 received notice that the loan encumbering its property was in default for failure to pay debt service for the months of December 2002 and January 2003. On February 18, the property was lost through foreclosure. The general partners of RAM-86 believe the foreclosure sale of the property has no effect on the liquidation analysis, going concern analysis or fairness analysis of the proposed Restructuring. The property has always been assumed to have no value in the liquidation analysis. RAM-86 retains significant liquid capital. The fairness analysis remains unchanged. The decision before the RAM-86 limited partners is simply, "Do you want to liquidate the partnership and receive your pro rata share of the net cash held by the partnership, or do you want to effect a one-for-one RAM-86 unit for O.P Unit/KFI Share exchange and convert your investment into one with an infinite life, and the potential for a more diversified portfolio and possible market liquidity at some point in the future?"

In determining the fairness, the general partners considered the compensation to be received by the general partners in the future. The fees payable by RAM-86 will be terminated upon the Restructuring and the general partners will receive no additional compensation. The general partners believe management compensation payable to the officers of KFI, which controls the Investment General Partner, is reasonable in amount and, as it is limited based on the amount of KFI's gross assets, does not materially affect the fairness determination.

                                     VOTING

The consent of holders of RAM-86 Units are hereby solicited, and consents are only solicited with respect to the RAM-86 Units. No consent is solicited with respect to the O.P. Units or the KFI Shares.

Your vote is important. Please complete and sign the enclosed Consent Form and return it to the Information Agent by mail in the enclosed pre-addressed, postage paid envelope or by facsimile to Sutter Capital Management, LLC, 150 Post Street, Suite 405, San Francisco, California 94108, Attention:
Karen La Monte.

General

This Consent Solicitation/Prospectus is accompanied by a separate Consent Form in the form of Appendix A attached to this Consent Solicitation/Prospectus. You may take one of the following actions with respect to the Restructuring:

Vote "YES" -- I vote to approve the Restructuring.

or

Vote "NO" -- I vote not to approve the Restructuring.

or

Abstain from voting.

Under the terms of the RAM-86 Partnership Agreement and applicable Delaware law, approval by limited partner consent to the Restructuring will be effective only if holders of a majority of all outstanding RAM-86 units affirmatively vote "YES" to approve the transaction. As a result, any abstentions and any units which fail to respond to this consent solicitation will not be counted toward such majority, and will therefore constitute, in effect, "NO" votes.

Knight Fuller, Inc. strongly urges you to vote YES to approve the Restructuring.

If you vote YES, you may elect to receive either (a) Common Stock, or (b) Units, in exchange for RAM-86 units. A "YES" vote also will constitute your approval of the Partnership Agreement in the form of Appendix B. If you vote YES and do not elect Common Stock or Units, you will receive Common Stock.

If you vote NO and the Restructuring is nonetheless approved, you will receive Common Stock. A NO vote will be a vote against the amendment and restatement of the RAM-86 Partnership Agreement.

If you abstain or fail to return a Consent Form and the Restructuring is nonetheless approved, you will receive Common stock.

Vote Required

The vote of limited partners holding a majority of the outstanding units of RAM-86 is required for approval of the Restructuring. In addition, a majority of the O.P. Units issuable in the Restructuring must be subject to exchange for KFI Shares under Sections 2.01 and 2.03 of the Restructuring Agreement, in order for the Restructuring to be consummated. This ConsentSolicitation/Prospectus constitutes our solicitation of you to the Restructuring, including all such actions required by RAM-86 to consummate the Restructuring. Sutter Opportunity Fund 2, LLC, an affiliate of the current shareholders of KFI, owns approximately 37% of the units and will vote YES to approve the Restructuring.

RAM Funding, Inc., owned and controlled by KFI, has full authority to approve the Restructuring on behalf of RAM-86 and its general partners, subject to approval by the outstanding limited partnership units, and to execute on the general partners behalf any required documents to effect the Restructuring. At such time as the Restructuring is approved by the outstanding RAM-86 Units, the RAM-86 general partners will execute the Agreement and Plan of Merger in the form attached hereto as Appendix C and the Agreement will become effective.

Voting Procedure

Please complete, sign and return the enclosed Consent Form to the Information Agent in the enclosed pre-addressed, postage paid envelope no later than August 7, 2003, unless, in our discretion, we extend the solicitation period to a later date which is no later than July 7, 2004 (the last day of the solicitation period is herein referred to as the Expiration Date).

                            The Information Agent is:

                            Sutter Capital Management, LLC
                            150 Post Street, Suite 405
                            San Francisco, CA 94108
                            Facsimile: (415) 788-1515

You may withdraw a Consent Form at any time before the Expiration Date by delivering to the Information Agent written notice of your withdrawal. You may change a Consent Form at any time before the Expiration Date by delivering to the Information Agent a duly completed and signed substitute Consent Form, together with a letter indicating that your prior Consent Form has been revoked.

You must vote all of your units in the same way. If you return a signed Consent Form but do not indicate a vote (i.e., YES, NO or ABSTAIN) as to the Restructuring, you will be deemed to have voted YES for approval of the Restructuring and shall receive Common Stock in exchange for your RAM-86 units.

The Restructuring will be approved when limited partners holding a majority of the outstanding RAM-86 units have consented to the Restructuring, and a majority of the O.P. Units issuable in the Restructuring are subject to exchange for KFI Shares under Sections 2.01 and 2.03 of the Restructuring Agreement, but in no event prior to August 7, 2003. The Information Agent will tabulate all of the Proxies received.

If the Restructuring is approved, all RAM-86 Units will be converted either to KFI O.P. Units or KFI Shares. Therefore, both the minimum and maximum number of RAM-86 units that would be converted as a result of the Restructuring is all 330,004 outstanding RAM-86 Units. With respect to KFI O.P., the minimum number of KFI O.P. units that must be converted to shares of KFI common stock is 173,687, or one O.P. Unit in excess of 50% of those issuable in the Restructuring. The maximum number of KFI O.P. units that may be converted to shares of KFI common stock is all 347,373 KFI O.P. Units to be issued in the merger of RAM-86 into KFI O.P.

The Restructuring will apply prospectively from and after the date it becomes effective. If the Restructuring becomes effective, you will be bound by its terms, whether or not you vote in favor of it.

Delivery of a Consent Form is at your risk. The Consent Form will be effective only when it is actually received by the Information Agent. A pre-addressed, postage paid envelope to be used in returning completed Proxies has been included with this Consent Solicitation/Prospectus.

Record Date and Outstanding Units

If you are a limited partner at the close of business on July 7, 2003 (the Record Date) you will be entitled to one vote for each unit held. On the Record Date there were 330,004 Units outstanding held by approximately 7,530 limited partners, including 120,844 units (or approximately 37% of the outstanding units) owned by KFI's affiliates.

Effect of Voting to Approve the Restructuring

Your vote to approve the Restructuring will constitute your approval to the following:

(1) the merger of RAM-86 on substantially the terms provided in the Merger Agreement attached as Appendix C;
(2) adoption of the Partnership Agreement as set forth on Appendix B;
(3) the receipt of either Common Stock or Units depending upon how you voted or what you elected to receive; and
(4) the taking of any and all actions that KFI considers necessary or advisable to consummate the Restructuring, including all transactions related to the Restructuring described in this Consent Solicitation/Prospectus.

Solicitation of Votes; Solicitation Expenses

KFI will solicit your approval of the Restructuring. Our employees may solicit approval of the Restructuring by use of the mails, by telephone, telegram, or other means. Solicitation expenses will be paid and allocated as set forth under THE RESTRUCTURING -- FEES AND EXPENSES. No party soliciting approval of the Restructuring will receive compensation contingent on the outcome of their solicitation efforts or the approval of the Restructuring.

Investor Lists

Subject to certain limitations, you may be permitted to inspect and obtain copies of RAM-86's books and records, including records listing the names, addresses and percentage interests held by each general partner and limited partner. Under Rule 14a-7 of the 34 Act, we will, at your option, either (a) mail (at your expense) to the limited partners you designate copies of any consent solicitation form or other soliciting material that you furnished to us, or (b) deliver to you (at your expense), within five business days of the receipt of the request, a reasonably current list of the names and addresses of the limited partners. In connection with a request under Rule 14a-7 of the 34 Act, we are obligated, upon your written request, to deliver to you (1) a statement of the approximate number of limited partners in RAM-86, and (2) the estimated cost of mailing a consent solicitation, form of consent or other similar communication to such limited partners.

                        ALTERNATIVES TO THE RESTRUCTURING

In order to assist you in evaluating the Restructuring, KFI and the General Partners have compared the alternatives to the Restructuring discussed below. We are not proposing the alternatives discussed below, but rather are discussing them for comparison purposes only. KFI does not control RAM-86, and unless the Restructuring is successful, will not be in a position to determine its course. KFI and KFI O.P. were created for the purpose of the Restructuring. If the Restructuring is not consummated, KFI's management will determine what course these entities take and has not made any current plans in this regard.

Continuation of RAM-86

RAM-86 is a self liquidating partnership, intended from its inception to liquidate its assets and dissolve once its investment cycle had run. The original offering documents for RAM-86 disclosed that it expected to liquidate no later than December 31, 2001.

As the last remaining real estate asset of RAM-86 was disposed by means of foreclosure sale in February 2003, the business of RAM-86 cannot continue absent the Restructuring. If the Restructuring is not consummated as described herein, RAM-86 will be liquidated as described in the following section.

Liquidation and Dissolution of RAM-86

Another hypothetical alternative is to liquidate RAM-86 by selling all of its assets at the best possible price. KFI believes that it would not be in your best interest to liquidate RAM-86 at this time. If RAM-86 liquidated, it would sell its assets, pay off existing liabilities, distribute the cash proceeds in accordance with RAM-86 agreement, and then dissolve. We do not believe that now is an opportune time to liquidate RAM-86. KFI believes that liquidation at this time is not as desirable an alternative as the Restructuring, as the Restructuring may potentially increase the value of the remaining assets of RAM-86. Reinvesting these assets also will involve the potential risk that these assets may diminish in value, but KFI believes that opportunities for capital growth outweigh these risks. KFI has estimated the liquidation value of your units as of March 31, 2003 to be $6.42 per unit, which is our estimate of net distributable share per Unit of the RAM-86 cash reserves.

For all of the reasons discussed above, KFI believes that the Restructuring is a better course of action than liquidation. Nevertheless, if the Restructuring is not approved by a majority of the limited partner interests, KFI believes that liquidation is the only alternative course of action available to the general partners.

                     VALUE OF CONSIDERATION IN THE EXCHANGE

Knight Fuller, Inc.'s Statement

Neither KFI nor the General Partners has sought nor obtained any independent opinion on the fairness of the transaction to limited partners and no unaffiliated representative has been retained to represent the interests of the limited partners. KFI owns and controls RAM Funding, Inc., the Investment General Partner of RAM-86, but KFI and its affiliates are not related to the other general partners of RAM-86. Each of the RAM-86 general partners has a fiduciary duty to the limited partners as a general partner, and each adopts all of the statements attributed in this Prospectus/Consent Solicitation to the General Partners. KFI believes that the proposed transaction poses a simple set of alternative choices: to liquidate RAM-86 and distribute the net liquidation proceeds in the near term, or to convert RAM-86 into an infinite life investment vehicle, with ownership of the new entity shared pro rata by the limited partners and general partner in the same manner as ownership of RAM-86. Based on the size of the transaction, its relative lack of complexity and the potential cost of obtaining an independent fairness opinion, KFI and each of the General Partners believes that to obtain such an opinion would not be practical or in the best interests of the parties to the Restructuring. In the absence of such an opinion, however, there is a risk that the terms of the transaction may not be as fair to the limited partners as they would otherwise be. Nevertheless, KFI and each of the General Partners believes that the Restructuring is fair and in the best interest of limited partners. The General Partners have certain conflicts of interest in recommending for or against the Restructuring (see "Conflicts of Interest"), so have declined to make a recommendation as general partners. KFI, however, recommends that you vote YES to approve the Restructuring. KFI's belief is based on the following factors.

In recommending the Restructuring, KFI concluded that the Restructuring provides greater benefits than any of the potential alternatives to the Restructuring discussed under THE RESTRUCTURING -- ALTERNATIVES TO THE RESTRUCTURING. Specifically, you will own an investment in a company with investment flexibility superior to RAM-86. As currently structured, RAM-86 is not permitted to raise additional capital or acquire additional properties or other non-mortgage related assets. Consequently, you currently own an investment in a fixed real estate portfolio. KFI does not believe liquidation is an attractive alternative since it is not an opportune time to liquidate RAM-86. As a result of the inherent discount that generally results in forced portfolio liquidations, a current liquidation of RAM-86 would result in a substantial and permanent loss to limited partners.

In determining that the Restructuring is fair and in your best interest, KFI and the general partners considered, but did not accord significant weight to, either current or historic market prices of units or net book value of units.
We did not give significant weight to the market value of units because we do not believe that the informal secondary market for units accurately reflects the value of RAM-86's assets. KFI and the general partners do not believe net book value is a meaningful measure of RAM-86's assets. As noted, we do not believe it is an opportune time for liquidation. However, as the liquidation value is estimated to be equal to the per Unit value of the assets of RAM-86, and the pro rata interest of KFI O.P. Unit holders and/or KFI Share holders in the RAM-86 assets will remain the same after the Restructuring as the interests of RAM-86 partners before the Restructuring, KFI and the general partners believes an analysis of the liquidation value of the assets supports the fairness of the transaction, regardless of the estimated value.

We note that the primary interest of KFI in proposing the Restructuring is to obtain the maximum value from the investment by its affiliates in RAM-86. The RAM-86 Units held by Sutter Opportunity Fund 2, LLC will be treated identically with all other RAM-86 Units in the Restructuring.

Comparison Of Alternative Consideration

Secondary Market Prices

There is no formal trading market for the units in RAM-86. Secondary market sales activity for the units, including privately negotiated sales, has been limited. At present, privately negotiated sales and sales through intermediaries (e.g., through the auction system operated by American Partnership Board, Inc., which publishes sell offers by holders of units) are the only means available to a limited partner to liquidate an investment in units because the units are not listed or traded on any exchange or quoted on any NASDAQ list or system.

The following table sets forth the number and prices of units sold during the twelve months preceding this filing as reported by Partnership Spectrum, an independent research firm. These prices do not take into account commissions and other transactional costs which sellers of units may be required to pay (which typically range between 8% and 10% of the reported selling price). Furthermore, there can be no assurance as to the accuracy or completeness of anecdotal reporting information published by this independent source.

SECONDARY MARKET PRICES AND TRADING VOLUME (RAM-86)
---------------------------------------------------------------------------
(For the most recent twelve month period ending January 1, 2003)

                            Price Per Unit                  Volume
                      ---------------------------    ----------------------
          Dates          Ranges       Wtd. Avg.       Units       Dollars
-------------------   -------------  -----------    -----------------------
02/01/02 - 03/31/02   $5.50 - $5.50    $5.50            100        $  550
04/01/02 - 05/31/02             (no trading activity)
06/01/02 - 07/31/02             (no trading activity)
08/01/02 - 09/30/02   $5.75 - $6.25    $6.13            168        $1,030
10/01/02 - 11/30/03   $5.50 - $5.50    $5.50            168        $  924
12/01/02 - 01/31/03   $5.25 - $5.25    $5.25             48        $  252


            Totals                                      484        $2,756

              Mean    $5.50 - $5.63    $5.60

----------------------------------
Notes:
Bold numbers indicate low and high price ranges for all date ranges provided.
Source: Data obtained from Partnership Spectrum.

Liquidation Values

KFI determined its estimated liquidation value for RAM-86 as of the end of its most recent fiscal quarter by adding RAM-86's cash and cash equivalents ($2,238,405) to the value of its other assets ($24,363), and subtracting accounts payable and accrued expenses at the partnership level ($34,291) to estimate a gross liquidation value ($2,228,477). As a result of the February 2003 foreclosure sale, RAM-86 received no value from the real estate asset carried by RAM-86 at a book value of $2,100,000, but was relieved of the obligation to pay the outstanding mortgage balance of $3,001,144, plus accounts payable of approximately $177,600 representing payables associated with the property which are not payable now that the property has been lost through foreclosure. Had the property been sold in a non-foreclosure sale, KFI estimates RAM-86 would have incurred costs of sale in excess of $100,000. From the estimated gross liquidation value, KFI estimated the general partners' 5% interest in the distributable proceeds ($111,424) and divided the balance ($2,117,053) by the outstanding number of RAM-86 limited partnership units (330,004) to result in an estimated value for the proposed exchange of $6.42 per RAM-86 Unit. As KFI and the general partners did not believe RAM-86 could sell the property for an amount in excess of the mortgage and other obligations due on sale, plus selling costs, the alternative was to permit the property to be sold in foreclosure. The general partners anticipate nominal costs to liquidate RAM-86 as its only remaining assets are primarily cash and cash equivalents.

Net Tangible Book Value

The Net Tangible Book Value as of March 31, 2003 was $6.42 per unit.

Tender Offers for Units

Sutter Opportunity Fund 2, LLC offered to acquire any and all units outstanding in November, 2001, for $7.50 per unit. See "Background of the Restructuring" for more information. KFI and Sutter are unaware of any other tender offers for units of RAM-86, or of any acquisition of units of RAM-86 by its General Partners or affiliates in the last two years.

Fair Value of Consideration

The consideration being offered to the limited partners and the general partners of RAM-86 is either Shares or O.P. Units of KFI, whose value will be solely derived from the value of the RAM-86 property and other assets. Therefore, the fair value of Shares or O.P. Units of KFI will be determined by the fair value of RAM-86 units. RAM-86 units are freely tradable though not easily traded. Specifically, RAM-86 is a public entity with freely tradable units, but the units have never been assigned a ticker symbol or CUSIP number to provide for the establishment of a more liquid market for the units. Given the illiquidity of the RAM-86 units, the fair market value of RAM-86 is unknown, highly subjective and difficult to determine. Therefore, such a value has not been estimated for purposes of the Restructuring. However, the net tangible book value of RAM-86 is known, less subjective, more easily determined and, as such, will transfer entirely from RAM-86 to KFI as a result of the Restructuring. Thus, the value assigned to RAM-86 (net of expenses associated with the Restructuring) is the value that will be assigned to KFI when issuing Shares or O.P. Units in the Restructuring. The value of KFI Shares or O.P. Units will be the same whether they are issued to the General Partners of RAM-86, the limited partners of RAM-86, or affiliates of KFI.

The value of the consideration should be considered in light of the compensation to be paid to KFI and its affiliates in the future. KFI and its affiliates will hold a pro rata interest in KFI as a result of their interest in RAM-86 and will receive no additional equity compensation in the Restructuring. RAM-86 currently pays its General Partners certain asset-based fees for management services, plus expense reimbursement for expenses incurred directly in the day-to-day management of its operations. These fees include an Asset Management Fee equal to 1/4% of total assets annually, and a Property Management Fee for any properties managed. The General Partners are also entitled to 5% of any distributions paid by RAM-86 in return for their service as general partners. These RAM-86 fees and reimbursements will be terminated upon the Restructuring. KFI and its affiliates will receive no management compensation from KFI O.P., but each of the current officers of KFI will receive annual salaries from KFI equal to the lesser of $500,000 or 1% of the gross assets of KFI. No other compensation or reimbursements are contemplated by the Restructuring.

The general partners of RAM-86 have not stated whether they recommend the Restructuring as fair nor have they stated the basis for any such recommendation. KFI anticipates that, within a reasonable time following the commencement of this solicitation, the general partners will publish their recommendation and the basis of the recommendation.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Set forth below in tabular form is a summary of the number of outstanding RAM-86 Units beneficially owned or held of record by each general partner and each person known by KFI and the General Partners to beneficially own or hold of record more than 5% of the outstanding RAM-86 Units:





                                    Number of       Percent of       Number of
Name of Beneficial Owner            LP Units        Outstanding       GP Units
                                  Beneficially       LP Units       Beneficially
                                     Owned                             Owned
--------------------------------------------------------------------------------

Sutter Opportunity Fund 2, LLC (1)  120,844           36.62%             0
RAM Funding, Inc. (2)                  0                0%              n/a
Resources Capital Corp.                0                0%              n/a
Presidio AGP Corp.                     0                0%              n/a

                        Total       120,844           36.62%             0

--------------------------------------------------------------------------------
Notes:
(1) Sutter Opportunity Fund 2, LLC is an investment fund 100% controlled and managed by Sutter Capital Management, LLC, which in turn is managed by Robert E. Dixon, co-chief executive officer and director of KFI.

(2) The General Partners of RAM-86 own a general partner interest in RAM-86 equal to 5% of all partnership distributions. RAM Funding, Inc. is entitled to 4.8% of the interest in RAM-86, and Resources Capital Corp. and Presidio AGP Corp. are entitled to 0.1% each. The general partner interest in RAM-86 is separate and apart from the RAM-86 limited partnership units, though it shares allocations of profit, loss and distributions on a pro rata basis with the units. That is, the limited partners (including Sutter), owning 100% of the units, thereby own 95% of all allocations of profit, loss and distributions in RAM-86, and the general partners own 5% of all such allocations in the form of their general partner interest.

  SELECTED FINANCIAL DATA, INCLUDING UNAUDITED PRO FORMA FINANCIAL INFORMATION

RAM-86

Set forth below is certain selected financial data for the periods indicated, on a historical basis and on a pro forma basis as if the Restructuring was consummated on January 31, 2003. The pro forma balance sheet information is presented as if the Restructuring was consummated on March 31, 2003. The information set forth below should be read in conjunction with the Financial Statements of RAM-86, the Pro Forma Financial Information of KFI and Management's Discussion and Analysis of the Financial Condition and Results of Operations, appearing elsewhere in this Consent Solicitation/Prospectus or incorporated herein by reference. The pro forma information presented for 2002 assumes the issuance of KFI O.P. Units to the RAM-86 General Partners with respect to their 5% general partner interest in RAM-86.



SUMMARY FINANCIAL DATA
-------------------------------------------------------------------------------------------------------------------
(dollars in thousands, except per unit/share financial data)

                                         For the years ended December 31,           For the quarter ended March 31
                                 -----------------------------------------------  ----------------------------------
                                                                                                        KFI
                                                                                                    Consolidated
                                                                                                Pro Forma  Pro Forma
                                                             RAM-86                 RAM-86      (Min.)(4)  (Max.)(5)
                                 -----------------------------------------------  -----------   ---------- ----------
                                    1998     1999     2000     2001      2002        2003          2002      2002
                                 -----------------------------------------------  -----------   ---------- ----------
Income Statement Data
  Total Revenue                   $3,162   $3,303   $2,382   $1,423    $1,177      $3,156         $3,156     $3,156
  Total Costs & Expenses(1)          648     (750)  (2,820)   1,797     2,497       2,158          2,706      2,169
  Net Income (Loss):               2,514    4,054    5,202     (374)   (1,320)        998            450        988
    Attributable to Limited
    Partners                       2,388    3,851    4,942     (355)   (1,254)        948            428        938
    Attributable to General
    Partners                         126      203      260      (19)      (66)         50             23         49

Balance Sheet Data
  Cash & Cash Equivalents         $4,639   $7,640   $2,604   $2,472    $2,253       $2,238        $2,138     $2,138
  Total Assets                     8,786   11,829    6,221    5,797     4,356        2,263         2,165      2,165
  Total Liabilities                4,996    3,985    3,385    3,335     3,213           34            37         37
  Limited Partners' Equity         3,601    7,452    2,695    2,339     1,086        2,117           n/a        n/a
  General Partners' Equity           189      392      142      123        57          111           n/a        n/a
  Minority Interest                  n/a      n/a      n/a      n/a       n/a          n/a         1,064        n/a
  Total Stockholders' Equity         n/a      n/a      n/a      n/a       n/a          n/a         1,064      2,128

Per Unit/Share Financial Data(2)
  Net Income (Loss)                $7.24   $11.67   $14.97   ($1.08)   ($3.80)        $2.87          n/a        n/a
  Earnings Per Share(3)              n/a      n/a      n/a      n/a       n/a           n/a        $1.30      $2.84
  Cash Distributions               20.15        -    29.39        -         -             -          n/a        n/a
  Book Value                       10.91    22.58     8.17     7.09      3.29          6.42         6.13       6.13
  Earnings to Total Assets Ratio    0.29     0.34     0.84      n/m       n/m          0.44         0.21       0.46

--------------------------------------------

Notes:
  (1) Includes recovery of loan losses (an offset to expenses) in fiscal years 1998, 1999 and 2000.
  (2) Based on 330,004 limited partnership units outstanding and the General Partners' interest at March 31, 2003.
  (3) Based on 347,373 shares of common stock outstanding after giving effect to the Restructuring as if it occurred on January 1, 2003.
  (4) Assumes minimum conversion of 50% (plus one unit) of O.P. units into KFI shares.
  (5) Assumes maximum conversion of 100% of O.P. units into KFI shares.
  n/a = not applicable
  n/m = not meaningful
Source(s): SEC filings for Resources Accrued Mortgage Investors, L.P. - Series 86.




HISTORICAL CASH DISTRIBUTIONS
---------------------------------------------------------------------------------------------------------------------
(dollars in thousands, except per unit amounts)
                                                                             RAM-86
                                                                For the years ended December 31,
                                                     ---------------------------------------------------------
                                                           1998       1999      2000       2001       2002
                                                     ---------------------------------------------------------
Cash Distributions to Limited Partners                    $6,650        $0     $9,699       $0          $0

Cash Distributions to General Partners(1)                    350         -        511         -          -
                                                     ---------------------------------------------------------
 Total Cash Distributions                                 $7,000        $0    $10,209       $0          $0

Cash Distributions Per Limited Partnership Unit(2)        $20.15     $0.00     $29.39     $0.00      $0.00

---------------------------------------------------------------

Notes:
 All of the above cash distributions made to limited partners' are assumed to,  at least partially, represent a return of capital. No definitive information on  the composition (e.g. return of principal or capital vs. investment yield return) of the cash distributions is or has ever been publicly disclosed by the RAM-86 limited partnership.
 (1) Excludes asset management fees and other forms of management compensation.
 (2) Based on 330,004 limited partnership units outstanding.
Source(s): SEC filings for Resources Accrued Mortgage Investors, L.P. - Series 86.

Knight Fuller, Inc.

The following unaudited pro forma balance sheet as of December 31, 2002 and the unaudited pro forma statements of operations for the three months ended March 31, 2003 and for the twelve months ended December 31, 2002 of Resources Accrued Mortgage Investors, LP - Series 86 ("RAM-86") and Knight Fuller, Inc. ("KFI"), reflect adjustment columns for the conversion of partnership units into shares of common stock ("Capitalization" column) and for expenses related to the transaction ("Adjustments" column) and have been prepared from the historical financial statements of RAM-86. The pro forma balance sheet assumes the proposed transaction occurred on March 31, 2003, and the pro forma statements of operations assume that the transaction occurred at the beginning of the period presented. The pro forma statements of operations are not necessarily indicative of the actual results that would have occurred had the pro forma transaction been consummated on the first day of the period or of future operations. The unaudited pro forma financial data must be read in conjunction with the notes thereto and with the historical financial statements and the related notes incorporated by reference in the accompanying prospectus.

All RAM-86 Units will be converted to O.P. Units, and at least 120,844 O.P. Units will be exchanged for KFI Shares as all 120,844 RAM-86 Units held by Sutter Opportunity Fund 2, LLC will be converted directly to KFI Shares. It is possible that all O.P. Units will be exchanged for KFI Shares, or that only the Sutter O.P. Units will be exchanged. Therefore, the maximum number of KFI Shares is all 347,373 KFI Shares offered hereby, and the minimum number of KFI Shares is the 120,844 issuable to Sutter. The maximum number of O.P. Units outstanding after the Restructuring is the 226,529 O.P. Units issuable to RAM-86 Unit holders other than Sutter and the General Partners, and the minimum number is zero, if all O.P. Unit holders and the General Partners exchange the O.P. Units for KFI Shares. Because KFI will hold a minimum of approximately 35% of the outstanding O.P. Units (representing those exchanged by Sutter for KFI Shares), and may hold 100% of the outstanding P.P. Units if all such Units are exchanged for KFI Shares, the KFI pro forma financial statements are consolidated with those of KFI O.P. The pro forma information presented below assumes the issuance of KFI O.P. Units to the RAM-86 General Partners with respect to their 5% general partner interest in RAM-86 (see footnote 4).

                                        KNIGHT FULLER, INC.
                                      Pro Forma Balance Sheet
                                        as of March 31,2003

 PRO FORMA BALANCE SHEET
 -------------------------------------------------------------------------------------------------------------
 (dollars in thousands)
                                         Historical                      Pro Forma
                                                    ----------------------------------------------------------
                                                                                                 KFI
                                                                                             Consolidated
As of March 31, 2003                      RAM-86    Capitalization      Adjustments     (Min.) (7) (Max.) (8)
                                        ----------- ----------------- ---------------- ----------- -----------
Assets:
      Cash & Cash Equivalents               $2,238                              ($100)(5)  $2,138      $2,138
      Real Estate, net(1)                        0                                              0           0
      Other Assets                              24                                  2 (6)      27          27
                                        ----------- ----------------- ---------------- ----------- -----------
Total Assets                                $2,263                $0             ($98)     $2,165      $2,165
                                        =========== ================= ================ =========== ===========

 Liabilities and Partners' Equity:

 Liabilities:
      Mortgage Loan Payable(1)              $    0                                         $    0      $    0
      Note Payable                                                                 $2(6)        2           2
      Accounts Payable & Accrued Exp.           34                                             34          34
                                        ----------- ----------------- ---------------- ----------- -----------
Total Liabilities                           $   34                $0               $2      $   37      $   37

Partners' Equity:
      Limited Partners' Equity(2)           $2,117           ($2,117)                          $0          $0
      General Partners' Equity(3)              111              (111)                           0           0
      Common Stock ($.0001 par value)(4)                           0                            0           0
      Paid-In Capital                                          2,228                        1,114       2,228
      Retained Earnings                                                          (100)(5)     (50)       (100)
                                        ----------- ----------------- ---------------- ----------- -----------
Total Partners' Equity                      $2,228                $0            ($100)     $1,064      $2,128

      Minority Interest                                                                     1,064
                                        ----------- ----------------- ---------------- ----------- -----------
Total Liabilities and Partners' Equity      $2,263                $0             ($98)     $2,165      $2,165
                                        =========== ================= ================ =========== ===========

Notes:
  (1)     Due to loss of hotel property through foreclosure on February 18, 2003; the property asset and its accompanying mortgage loan payable were subsequently written off.
  (2)     Consists of 330,004 Units issued and outstanding.
  (3)     Consists of General Partners' 5% interest at March 31, 2003.
  (4)     Consists of 347,373 shares of common stock outstanding after giving effect to the Restructuring as if it occurred on January 1, 2003.
  (5)     Reflects estimated organizational expenses of $100 incurred as part of the Restructuring.
  (6)     Reflects the purchase and capitalization of the general partner, RAM funding, Inc., by KFI for a note payable in the amount of $2 on January 10, 2003.
  (7)     Assumes minimum conversion of 50% (plus one unit) of O.P. units into KFI shares.
  (8)     Assumes maximum conversion of 100% of O.P. units into KFI shares.



                               KNIGHT FULLER, INC.
                           Pro Forma Income Statement
                      for the Three Months Ended March 31, 2003



PRO FORMA INCOME STATEMENT
--------------------------------------------------------------------------------------------------------------------------
(dollars in thousands, except per unit/share data)
                                                          Historical                           Pro Forma
                                                                            ----------------------------------------------
                                                                                                      KFI Consolidated
For the three months ended March 31, 2003                   RAM-86             Adjustments         (Min.) (6)  (Max.) (7)
                                                       ------------------   ------------------   ------------ ------------
Revenue:
  Operating Income - Real Estate                             $   53                                  $   53       $   53
  Other Income                                                   28                                      28           28
  Short-term Investment Interest                                  6                                       6            6
                                                       ------------------   ------------------   ------------ ------------
Total Revenue                                                $   87                   $0             $   87       $   87

Costs and Expenses:
  Operating Expenses - Real Estate                           $   12                                  $   12       $   12
  Mortgage Loan Interest Expense                                 17                                      17           17
  General and Administrative                                     30                   11 (5)             40           40
  Loss on Foreclosure of Property(1)                          2,100                                   2,100        2,100
  Minority Intesest                                               -                                     537            -
                                                       ------------------   ------------------   ------------ ------------
Total Costs and Expenses                                     $2,158                 $ 11             $2,706       $2,169
                                                       ------------------   ------------------   ------------ ------------
  Operating Loss before extraordinary item                 ($2,071)                                ($2,619)     ($2,082)

  Gain on Extinguishment of Debt (1)                          3,156                                   3,156        3,156
                                                       ------------------   ------------------   ------------ ------------

Net Income (Loss)                                            $1,086                 ($11)            $  537       $1,075
                                                       ==================   ==================   ============ ============

Net Income (Loss) Per Unit(2)                                $ 3.13

Net Income (Loss) Per Share(3)(4)                                                                    $ 1.55       $ 3.09


--------------------------------------------------------

Notes:
(1)  Recodnized due to loss of the hotel property through foreclosure on February 18, 2003.
(2)  Based on 330,004 limited partnership units outstanding and the General Partners' 5% interest at March 31, 2003.
(3)  Based on 347,373 shares of common stock outstanding after giving effect to the Restructuring as if it occurred on
     January 1, 2003.
(4)  There was no tax provision as a result of the net loss and the uncertainty of utilizing the net loss carryforward.
(5)  Consists of executive salaries for the period. Excludes all non-recurring expenses related to the Restructuring.
     All other expenses related to the Restructuring were recorded in the period during which the Restructuing was consummated.
(6)  Assumes minimum conversion of 50% (plus one unit) of O.P. units into KFI shares.
(7)  Assumes maximum conversion of 100% of O.P. units into KFI shares.



                                     KNIGHT FULLER, INC.
                                 Pro Forma Income Statement
                         for the Twelve Months Ended December 31, 2002


PRO FORMA INCOME STATEMENT
----------------------------------------------------------------------------------------------------------
(dollars in thousands, except per unit/share data)

                                               Historical                   Pro Forma
                                                               -------------------------------------------
                                                                                       KFI Consolidated
                                                                                   -----------------------
For the twelve months ended
   December 31, 2002                            RAM-86         Adjustments         (Min.) (5)  (Max.) (6)
                                             -------------   -------------------   ----------- -----------
Revenue:
  Operating Income - Real Estate                  $1,127                              $1,127      $1,127
  Other Income                                        14                                  14          14
  Short-term Investment Interest                      36                                  36          36
                                             -------------   -------------------   ----------- -----------
Total Revenue                                     $1,177             $0               $1,177      $1,177

Costs and Expenses:
  Operating Expenses - Real Estate                $1,027                              $1,027      $1,027
  Mortgage Loan Interest Expense                     210                                 210         210
  General and Administrative                         162             43 (4)              205         205
  Provision for Impairment                         1,098                               1,098       1,098
  Minority Interest                                    -                                (681)          -
                                             --------------   ------------------   ----------- -----------
Total Costs and Expenses                          $2,497            $43               $1,859      $2,540

Net Income (Loss)                                ($1,320)          ($43)               ($681)    ($1,363)
                                             ==============   ==================   =========== ===========

Net Income (Loss) Per Unit(1)                     ($3.80)

Net Income (Loss) Per Share(2)(3)                                                     ($1.96)     ($3.92)

---------------------------------------------

Notes:
(1) Consists of 330,004 limited partnership units outstanding and the General Partners' 5% interest at
    December 31, 2002.
(2) Consists of 347,373 shares of common stock outstanding after giving effect to the Restructuring as if it occurred on January 1, 2002.
(3) There was no tax provision as a result of the net loss and the uncertainty of utilizing the net loss carryforward.
(4) Consists of executive salaries for the period. Excludes all non-recurring expenses related to the
    Restructuring. All other expenses related to the Restructuring were recorded in the period during which the Restructuring was consummated.
(5) Assumes minimum conversion of 50% (plus one unit) of O.P. units into KFI shares.
(6) Assumes maximum conversion of 100% of O.P. units into KFI shares.



                               KNIGHT FULLER, INC.
                     Notes to Pro Forma Financial Statements


For the Three Months Ended March 31, 2003

Revenues

KFI has no revenues from operations because, prior to this filing, it did not exist. Pro forma consolidated revenues of KFI for the three months ended
March 31, 2003, are derived entirely from the operations of RAM-86 which, after the Restructuring, will become KFI O.P., the majority owned subsidiary of KFI.

Expenses

KFI's pro forma consolidated expenses associated with the Restructuring totaled approximately $10,826 and consisted of compensation for the executive management of KFI that would have been paid in lieu of any asset management fees assuming the Restructuring took place on January 1, 2003.

For more information on the financial performance of RAM-86, please refer to the quarterly report on Form 10-Q for the three months ended March 31, 2003 and the accompanying footnotes to the financial statements filed with the SEC which are herein incorporated by reference.

For the Twelve Months Ended December 31, 2002

Revenues

KFI has no revenues from operations because, prior to this filing, it did not exist. Pro forma consolidated revenues of KFI for the year ended December 31, 2002, are derived entirely from the operations of RAM-86 which, after the Restructuring, will become KFI O.P., the majority owned subsidiary of KFI.

Expenses

KFI's pro forma consolidated expenses totaled $85,762 in salary expense for the executive management of KFI that would have been paid in lieu of any asset management fees assuming the Restructuring took place on January 1, 2002.

For more information on the financial performance of RAM-86, please refer to the annual report (10-KSB) for the year ended December 31, 2002 and the accompanying footnotes to the financial statements filed with the SEC which are herein incorporated by reference.


                      MANAGEMENT'S DISCUSSION AND ANALYSIS

General

Knight Fuller, Inc. intends to actively seek, acquire and/or hold for investment assets or shares of public or private entities across a broad range of industries with the primary goal of creating lasting shareholder value. KFI has no current shareholders and no capital stock outstanding. Currently, KFI's management has proposed the Restructuring for the purpose of merging RAM-86 with and into KFI, which will result in KFI becoming a publicly held entity. KFI's management intends to identify and pursue additional acquisition candidates once the merger with RAM-86 has been consummated, but at present, it has no other particular acquisitions in mind and has not entered into any negotiations, preliminary or otherwise, regarding any further acquisitions as of the date of this registration statement.

At first, any business combination or transaction will likely result in increased investment risks, and in a significant issuance of shares causing substantial dilution of earnings and ownership to present shareholders of KFI. However, as KFI's assets grow and become diversified across various companies in a range of industries, investment risks and dilution will likely decrease over time.

KFI has, and is anticipated to have for the near term, very little capital and assets to offer shareholders of any initial acquisition candidates. However, management believes KFI will be able to offer shareholders of acquisition candidates: (1) liquidity through ownership in a public company; (2) maintenance of operating control of their respective companies; (3) diversification through partial ownership of a number of companies in a broad range of industries; and
(4) all of the benefits of ownership in a publicly registered company without incurring the costs of going public or the requisite burdens of regular SEC filings or full disclosure, which will be borne by KFI. The owners of the acquisition candidates will, however, incur legal and accounting costs in connection with the acquisition of their businesses, including the costs of preparing Form 8-K's, 10-K's and other necessary SEC filings, agreements and related reports and documents. The Securities Exchange Act of 1934 (the "34 Act"), specifically requires that any merger or acquisition candidate comply with all applicable reporting requirements, which include providing audited financial statements to be included within all filings necessary for compliance with the 34 Act.

KFI is subject to all of the reporting requirements included in the 34 Act. Included in these requirements is the affirmative duty of KFI to file independent audited financial statements as part of its Form 8-K to be filed with the Securities and Exchange Commission upon consummation of a merger or acquisition, as well as KFI's audited financial statements included in its annual report on Form 10-K (or 10-KSB, where applicable).

Liquidity and Capital Resources

KFI's balance sheet at inception reflects a total asset value of $50,000 in the form of capitalized organizational costs.

Upon consummation of the merger with Ram-86, KFI's pro forma balance sheet as of March 31, 2003, will reflect current assets of $2.2 million, total assets of $2.3 million and total shareholder's equity of $2.2 million.

Results of Operations

During the period from May, 2002 (inception) through December, 2002, KFI engaged in no significant operations other than organizational activities, initial capitalization and preparation for registration of its securities under the 34 Act, as amended. KFI generated no revenue during this period.

KFI anticipates that, until the merger with RAM-86 is completed, it will not generate revenue other than interest income, and may continue to operate at a loss for a time following completion of the merger, depending upon the performance of RAM-86.

Need for Additional Financing

KFI believes that its pro forma capital will be sufficient to meet its cash needs, including the costs of compliance with the reporting requirements of the 34 Act, as amended, for a period of approximately one year. However, there can be no assurance that KFI's available funds or cash flow from its existing businesses will be adequate to allow for the completion of any subsequent acquisitions. Given management's intention to grow assets through value-driven acquisitions, KFI's needs for additional financing are likely to increase substantially in the future depending upon the size of a particular acquisition candidate and KFI's available financial resources at the time.

Income Taxes

KFI accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109") issued by the Financial Accounting Standards Board ("FASB"), under which deferred tax assets and liabilities are provided on differences between the carrying amounts for financial reporting and the tax basis of assets and liabilities for income tax purposes using the enacted tax rates.

Under SFAS 109, deferred tax assets may be recognized for temporary differences that will result in deductible amounts in future periods. A valuation allowance is recognized if, on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax asset will not be realized.

Significant Accounting Pronouncements

Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123") is effective for specific transactions entered into after December 15, 1995. The disclosure requirements of SFAS 123 are effective for financial statements for fiscal years beginning no later than December 15, 1995. The new standard established a fair value method of accounting for stock-based compensation plans and for transactions in which an entity acquires goods or services from non-employees in exchange for equity instruments.

SFAS No. 141 "Business Combinations" requires usage of the purchase method for all business combinations initiated after June 30, 2001, and prohibits the usage of the pooling of interests method. The provisions of SFAS No. 141 relating to the application of the purchase method are generally effective for business combinations completed after July 1, 2001.

SFAS No. 142 "Goodwill and Other Intangible Assets" changes the current accounting model that requires amortization of goodwill, supplemented by impairment tests, to an accounting model that is based solely upon impairment tests. SFAS No. 142 also provides guidance on accounting for identifiable intangible assets that may or may not require amortization.

SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" generally retains the basic accounting model for the identification and measurement of impairments to long-lived assets to be held and such assets to be disposed. SFAS No. 144 also addresses several implementation and financial statement presentation issues not previously addressed under GAAP.

KFI does not expect adoption of the above accounting standards to have a material effect on its financial position or results of operations.

                          DESCRIPTION OF CAPITAL STOCK

The description of KFI's capital stock set forth below does not purport to be complete and is qualified in its entirety by reference to KFI's Articles and Bylaws, copies of which are exhibits to the Registration Statement of which this Prospectus is a part.

General

KFI will have authority under its Articles of Incorporation (the "Articles") to issue up to 100,000,000 shares of common stock (the "Common Stock"), par value $0.0001 per share. Under Delaware law, stockholders generally are not responsible for the corporation's debts or obligations. It is not possible at this time to determine the number of shares that will be issued and outstanding following the Restructuring because it is not yet known whether the general and limited partners will elect to receive shares of Common Stock or O.P. Units, or some combination thereof.

Common Stock

All shares of Common Stock offered hereby have been duly authorized, and will be fully paid and non-assessable. Subject to the preferential rights of any other shares or series of shares, holders of Common Stock are entitled to receive dividends on Common Stock if, as and when authorized and declared by the Board of Directors of KFI out of assets legally available for such purpose and to share ratably in the assets of KFI legally available for distribution to its stockholders in the event of its liquidation, dissolution or winding-up after payment of, or adequate provision for, all known debts and liabilities of KFI.

Each outstanding share of Common Stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as otherwise required by law or except as provided with respect to any other class or series of shares, the holders of Common Stock possess exclusive voting power. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of Common Stock can elect all of the directors then standing for election, and the holders of the remaining shares of Common Stock will not be able to elect any director.

Holders of Common Stock have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any securities of KFI.

KFI intends to furnish its stockholders with annual reports containing audited consolidated financial statements and an opinion thereon expressed by an independent public accounting firm and quarterly reports for the first three quarters of each fiscal year containing unaudited financial information.

All Common Stock has equal dividend, distribution, liquidation and other rights, and has no preference, appraisal (except as provided by Delaware law) or exchange rights.

Listing, Price and Trading

There is currently no established trading market for the Common Stock, and, prior to the Restructuring, the Common Stock will not be listed on any nationally recognized stock exchange or quoted on the National Association of Securities Dealers quotation system. Therefore, no sale or bid price information is available with respect to shares of Common Stock. Although KFI intends to list its common stock on a nationally recognized stock exchange within the first two years following the consummation of the Restructuring, there can be no assurance that the Common Stock will ever be listed, or if it is listed, that the trading price will reflect the value of your Common Stock.

Shares of Common Stock that you receive in the Restructuring will be non-assessable and freely transferable.

Certain Provisions of Delaware Law and of KFI's Articles and Bylaws

Additional Issuances

Pursuant to the Articles, the Board of Directors may, in its sole discretion, issue additional equity securities, provided that the total number of shares issued does not exceed the authorized number of shares of stock set forth in the Articles. KFI may from time to time, in the future, seek to raise additional capital through equity issuances. Any additional issuances of securities could have a dilutive effect on the distribution and voting rights of stockholders.

Amendment of Articles and Bylaws

KFI's Articles may be amended only by the affirmative vote of the holders of a majority of all of the votes entitled to be cast on the matter except that amendments dealing with certain aspects of the Articles (for example, aspects relating to stockholder action; the powers, election of, removal of and classification of directors; limitation of liability; and amendment of the By-laws or the Articles) shall require the affirmative vote of not less than a majority of the shares present and entitled to be cast on the matter. Unless otherwise required by law, the Board of Directors may amend KFI's Bylaws by the affirmative vote of a majority of the directors then in office. The Bylaws may also be amended by the stockholders, at an annual meeting or at a special meeting called for such purpose, by the affirmative vote of at least a majority of the votes entitled to be cast on the matter; provided, that if the Board of Directors recommends that stockholders approve such amendment at such meeting, such amendment shall require the affirmative vote of only a majority of the shares present at such meeting and entitled to vote.

Dissolution of KFI

Delaware law permits the dissolution of KFI by (1) the affirmative vote of a majority of the entire Board of Directors declaring such dissolution to be advisable and directing that the proposed dissolution be submitted for consideration at an annual or special meeting of stockholders, and (2) upon proper notice, stockholder approval by the affirmative vote of a majority of the votes entitled to be cast on the matter.

Meetings of Stockholders

Under KFI's Bylaws, annual meetings of stockholders shall be held at such date and time as determined by the Board of Directors, the Chairman of the Board or the Officers. The Bylaws establish an advance notice procedure for stockholders to make nominations of candidates for directors or bring other business before an annual meeting of stockholders. Special meetings of stockholders may be called only by a majority of the Directors then in office and only matters set forth in the notice of the meeting may be considered and acted upon at such a meeting.

The Board of Directors

KFI's Articles provides that the Board of Directors shall initially consist of two directors. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect directors and to fill vacancies in the Board of Directors relating thereto, any vacancy will be filled, including any vacancy created by an increase in the number of directors, at any regular meeting or at any special meeting called for the purpose, by a majority of the remaining directors. Directors will serve one year terms or until the next Annual Meeting, and will be re-elected at each Annual Meeting.

Limitation of Liability and Indemnification

KFI's Articles generally limit the liability of KFI's directors to KFI to the fullest extent permitted from time to time by Delaware law. The Delaware General Corporate Law permits, but does not require, a corporation to indemnify its directors, officers, employees or agents and expressly provides that the indemnification provided for under the Delaware General Corporate Law shall not be deemed exclusive of any indemnification right under any bylaw, vote of stockholders or disinterested directors, or otherwise. The Delaware General Corporate Law permits indemnification against expenses and certain other liabilities arising out of legal actions brought or threatened against such persons for their conduct on behalf of a corporation, provided that each such person acted in good faith and in a manner that he reasonably believed was in or not opposed to such corporation's best interests and in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The Delaware General Corporate Law does not allow indemnification of directors in the case of an action by or in the right of a corporation (including stockholder derivative suits) unless the directors successfully defend the action or indemnification is ordered by the court.

The Bylaws provide that directors and officers of KFI shall be, and, in the discretion of the Board of Directors, non-officer employees may be, indemnified by KFI to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended, against all expenses and liabilities, including legal fees, actually and reasonably incurred in connection with service for or on behalf of KFI. The Bylaws also provide that the right of directors and officers to indemnification shall be a contract right and shall not be exclusive of any other right now possessed or hereafter acquired under any bylaw, agreement, vote of stockholders, or otherwise. The Articles contains a provision permitted by Delaware law that generally eliminates the personal liability of directors for monetary damages for breaches of their fiduciary duty, including breaches involving negligence or gross negligence in business combinations, unless the director has breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or a knowing violation of law, paid a dividend or approved a stock repurchase in violation of the Delaware General Corporate Law or obtained an improper personal benefit. The provision does not alter a director's liability under the federal Securities laws. In addition, this provision does not affect the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling KFI pursuant to the foregoing provisions, KFI has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Business Combinations

KFI is subject to the provisions of Section 203 (Section 203) of the Delaware General Corporate Law. Section 203 provides, with certain exceptions, that a Delaware corporation may not engage in any of a broad range of business combinations with a person or affiliate, or associate of such person, who is an interested stockholder for a period of three years from the date that such person became an interested stockholder unless: (a) the transaction resulting in a person becoming an interested stockholder, or the business combination, was approved by the board of directors of the corporation before the consummation of such transaction; (b) the interested stockholder owned 85% or more of the outstanding voting stock of the corporation immediately after the transaction in which it became an interested stockholder (excluding shares owned by persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans); or (c) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by the holders of a majority of the corporation's outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder. Under Section 203, an interested stockholder is defined (with certain exceptions) as any person who, together with affiliates and associates, owns or within the prior three years did own, 15% or more of the corporation's outstanding voting stock.

Indemnification Agreements

KFI has entered into indemnification agreements with each of its directors and executive officers. The indemnification agreements require, among other things, that KFI indemnify its directors and executive officers to the fullest extent permitted by law and advance to the directors and executive officers all related expenses, including legal fees, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, KFI must also indemnify and advance all expenses incurred by directors and executive officers seeking to enforce their rights under the indemnification agreements and may cover directors and executive officers under KFI's directors' and officers' liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by law, it provides greater assurance to directors and executive officers that indemnification will be available, because, as a contract, it cannot be modified unilaterally in the future by the Board of Directors or the stockholders to eliminate the rights it provides.

                         FEDERAL INCOME TAX CONSEQUENCES

The following summary discusses the Federal income tax considerations anticipated to be material to prospective stockholders of KFI. The discussion does not address the tax consequences that may be relevant to particular stockholders in light of their specific circumstances or to stockholders who are subject to special treatment under certain Federal income tax laws, such as dealers in securities, traders in securities that elect to mark-to-market, banks, insurance companies, tax-exempt organizations (except to the extent discussed under the heading -- TAXATION OF TAX-EXEMPT STOCKHOLDERS) or non-United States persons (except to the extent discussed under the heading -- TAXATION OF NON-U.S. STOCKHOLDERS). This discussion does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction.

DEPENDING ON YOUR TAX BASIS IN THE RAM-86 UNITS, YOUR ELECTION TO RECEIVE COMMON STOCK OR UNITS AND YOUR SPECIFIC INVESTMENT SITUATION, THE RESTRUCTURING COULD RESULT IN NEGATIVE TAX CONSEQUENCES FOR YOU. YOU ARE ADVISED TO CONSULT WITH YOUR OWN TAX ADVISOR REGARDING THE SPECIFIC FEDERAL, STATE, LOCAL AND (IF APPLICABLE) FOREIGN TAX CONSEQUENCES TO YOU OF THE RESTRUCTURING AND THE OWNERSHIP AND DISPOSITION OF SHARES OF COMMON STOCK IN LIGHT OF YOUR SPECIFIC TAX AND INVESTMENT SITUATION.

Tax Results of the Restructuring

For Federal income tax purposes, the Restructuring will be treated as occurring in two stages: (a) first, the transfer of partnership interests in RAM-86 for partnership interests in KFI O.P., and (b) second, the transfer of KFI O.P. partnership units for shares in KFI.

Derenthal & Dannhauser, tax counsel to KFI, has rendered its opinion regarding the transfer of partnership interests in RAM-86 for partnership interests in KFI O.P. under the Code. Counsel's opinion is based on certain assumptions, qualifications and limitations, among which are: (a) that RAM-86 has no liabilities which are shared by the limited partners for tax purposes, (b) that RAM-86 has no unrealized receivables or substantially appreciated inventory items, (c) that the limited partners of RAM-86 will receive nothing other than partnership interests in KFI O.P., and (d) that an investment in KFI O.P. will not result in diversification. With respect to clause (a), limited partners generally share only in nonrecourse liabilities of their partnership for tax purposes, and do not share in recourse liabilities such as accounts payable incurred in the course of business. With respect to clause (b), unrealized receivables and inventory items of a real estate partnership generally consists of unrecaptured depreciation and property held for sale as a dealer. Any unrecaptured depreciation of RAM-86 would have been recaptured or foregone on foreclosure of its property, and RAM-86 does not hold any property for sale as a dealer. Based on these assumptions, which have been represented to by KFI, and the further representations that the limited partners of RAM-86 will receive only interests in KFI O.P., and that KFI O.P. will not seek to diversify its assets, it is counsel's opinion that the transfer of partnership interests in RAM-86 for partnership interests in KFI O.P. will be a tax-free transfer under the Code.

With respect to that part of the Restructuring which entails the transfer of partnership interests in KFI O.P. for shares in KFI, such transfer will be tax-free if (a) KFI does not assume any liabilities of KFI O.P., other than trade liabilities which would give rise to a deduction if paid by KFI O.P., (b) the limited partners of KFI O.P. receive nothing other than shares in KFI, and
(c) the transfer does not constitute a transfer to an investment company, as that term is specially defined for these purposes. With respect to clauses (a) and (b), KFI has represented that it will not assume any liabilities of KFI O.P. other than trade liabilities which would give rise to a deduction if paid by KFI O.P., and the limited partners of KFI O.P. electing to receive shares in KFI as part of the Restructuring will receive nothing other than KFI shares in that regard. However, with respect to clause (c), Treasury Regulations under Code
Section 351 provide that a transfer will be considered a transfer to an investment company for purposes of Code Section 351 if (d) the transfer results, directly or indirectly, in diversification of the transferor's interests, and
(e) the transferee corporation is a mutual fund, a REIT or a corporation more than 80% of the value of whose assets are cash, stocks and other equity interests, evidences of indebtedness, precious metals, interests in REITs, mutual funds, publicly-traded partnerships, and other similar types of investments or investments which are readily convertible into such types of investments (i.e., so-called "tainted assets"). The Treasury Regulations provide that where there are two or more transferors of identical assets to a newly-formed corporation, there generally is no diversification. This will be the case with regard to the Restructuring immediately after the Restructuring: all of the transferors will have transferred KFI O.P. partnership interests. However, subsequent to the Restructuring, KFI may engage in a diversification of its assets by investing its cash. If KFI invests in such a way that more than 80% of its assets constitute tainted assets, then it could be the case that the plan of the Restructuring at all times was to enable diversification, as that term is specially defined for these purposes, and that the transfer is not tax-free. If not, the holders of KFI shares could have a taxable event upon their receipt of the shares. The taxable event would be a loss to a holder if the value of the KFI shares received by the holder were less than the basis of the holder's KFI O.P. partnership interests, and a gain if the value of the KFI shares exceeded the basis of the KFI O.P. partnership interests. Subject to the general limitations on the deduction of capital losses (i.e., for natural persons, the sum of the person's capital gains plus $3,000 of ordinary income), such a loss should be deductible, subject to the related party rules of Code
Section 267. Any gain would be subject to tax at capital gain rates, if the RAM-86 partnership interests and the KFI O.P. shares were held as capital assets for a minimum combined period of more than 12 months, and otherwise at ordinary income rates. Inasmuch as the determination of this issue may be based on future facts and circumstances, Counsel has not rendered its opinion that this part of the transaction will be tax-free.

Tax counsel has not rendered any other opinions in connection with the Restructuring, or otherwise, except as set forth above.

Taxation of Taxable U.S. Stockholders

Dividends by KFI

Dividends that are made to taxable U.S. stockholders will be subject to tax as ordinary income to the extent of KFI's current and accumulated earnings and profits as determined for Federal income tax purposes. If the amounts distributed exceed KFI's earnings and profits, the excess will be treated as a tax-free return of capital to a taxable stockholder that will reduce the amount of his adjusted tax basis in his Common Stock, and, once the taxable stockholder's adjusted tax basis in his Common Stock has been reduced to zero, as capital gain assuming that the Common Stock is held as a capital asset.

Passive Activity Losses and the Investment Interest Limitation

Any dividends by KFI and any gain from the sale or exchange of KFI Shares will not be treated as passive activity income. As a result, taxable stockholders generally will not be able to apply any passive activity losses, including their unused passive activity losses (if any) from RAM-86, against such income or gain, except that unused passive activity losses from RAM-86 generally will be deductible (subject to any other applicable limitations) in the year a stockholder sells all his Common Stock to an unrelated party. Dividends from KFI (to the extent they do not constitute a return of capital) generally will be treated as investment income for purposes of the investment interest limitation. However, unless a taxable stockholder elects to pay tax on such gain at ordinary income rates, net capital gain from the sale or other disposition of shares of Common Stock and dividends from KFI resulting in capital gain as discussed above will not be considered investment income for purposes of the investment interest limitation.

Sale of Common Stock

Upon any sale or other disposition of the Common Stock, a taxable stockholder will recognize gain or loss for Federal income tax purposes in an amount equal to the difference between (1) the amount of cash and the fair market value of any property received on such sale or other disposition and (2) such taxable stockholder's adjusted basis in such Common Stock for tax purposes. Such gain or loss will be capital gain or loss if such taxable stockholder held such Common Stock as a capital asset and, if the taxable stockholder is an individual, estate or trust, such gain will be taxable at a maximum marginal Federal income tax rate of either 18% or 20% if such Common Stock has been held for more than one year.

Backup Withholding

KFI will report to its taxable stockholders and the Internal Revenue Service the amount of dividends paid during each calendar year and the amount of tax withheld, if any. Under certain circumstances, a taxable stockholder may be subject to backup withholding at a rate of 30% with respect to dividends unless such taxable stockholder (a) comes within certain exempt categories and, when required, demonstrates this fact, or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements. A taxable stockholder that does not provide KFI with his correct taxpayer identification number also may be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding will be creditable against the taxable stockholder's Federal income tax liability.

Taxation of U.S. Tax-Exempt Stockholders

Dividends by KFI to a U.S. tax-exempt stockholder will not constitute UBTI, provided that the U.S. tax-exempt stockholder does not hold its Common Stock as debt-financed property within the meaning of the Code (and the Common Stock is not otherwise used in an unrelated trade or business of the tax-exempt stockholder). Subject to the same proviso, income from the sale of Common Stock will not constitute UBTI to a U.S. tax-exempt stockholder. However, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under Sections 501(c)(7), (9), (17) and (20), respectively, of the Code are subject to different UBTI rules that generally will require them to treat their income from KFI as UBTI unless they satisfy applicable set aside and reserve requirements (as to which they should consult their own tax advisors).

Taxation of Non-U.S. Stockholders

The rules governing the U.S. Federal income taxation of the ownership and disposition of the Common Stock by persons that are nonresident alien individuals, foreign corporations, foreign partnerships or foreign estates or trusts (collectively, Non-U.S. Holders) are complex, and no attempt is made herein to provide more than a brief summary of such rules. Prospective Non-U.S. Holders should consult their tax advisors to determine the impact of Federal, state, local and foreign tax laws with regard to an investment in the Common Stock (including reporting requirements) in light of their individual investment circumstances.

Dividends by KFI

Dividends received by Non-U.S. Holders will be subject to U.S. withholding tax at the rate of 30% (unless reduced by treaty). In cases where the dividend income from a Non-U.S. Holder's investment in Common Stock is effectively connected with the Non-U.S. Holder's conduct of a U.S. trade or business, the Non-U.S. Holder will generally be subject to U.S. tax at graduated rates in the same manner as U.S. stockholders (and may also be subject to the 30% branch profits tax in the case of a Non-U.S. Holder that is a foreign corporation). Distributions in excess of current or accumulated earnings and profits of KFI to Non-U.S. Holders will not be subject to tax to the extent that they do not exceed the Non-U.S. Holder's adjusted basis in its Common Stock, but rather will reduce the adjusted basis of such Common Stock. To the extent that such distributions exceed the adjusted basis of a Non-U.S. Holder's Common Stock, they will give rise to gain from the sale or exchange of its Common Stock, the tax treatment of which is described below.

KFI expects to withhold U.S. income tax at the rate of 30% on any distribution made to a Non-U.S. Holder unless (a) a lower treaty rate applies and the required form or certification evidencing eligibility for that lower rate is filed with KFI or (b) a Non-U.S. Holder files the required withholding certificate with KFI claiming that the distribution is effectively connected income.

Sale of Common Stock

Gain recognized by a Non-U.S. Holder upon the sale or exchange of Common Stock generally will not be subject to United States taxation.

Notwithstanding the foregoing, a Non-U.S. Holder will be subject to tax on gain from the sale or exchange of Common Stock if the Non-U.S. Holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year. In such case, the nonresident alien individual will be subject to a 30% United States withholding tax on the amount of such individual's gain.

Backup Withholding Tax and Information Reporting

KFI must report annually to the Internal Revenue Service and to each Non-U.S. Holder the amount of dividends paid to, and the tax withheld with respect to, such stockholder. That information may also be made available to the tax authorities of the country in which the Non-U.S. Holder resides.

Backup withholding tax (which generally is imposed at the rate of 30%) generally will not apply to dividends paid on Common Stock to a Non-U.S. Holder at an address outside the United States.

The payment of the proceeds from the disposition of Common Stock to or through a U.S. office of a broker will be subject to information reporting and backup withholding unless the owner, under penalties of perjury, certifies, among other things, its status as a Non-U.S. Holder, or otherwise establishes an exemption. The payment of the proceeds from the disposition of Common Stock to or though a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding and information reporting.

The Internal Revenue Service has issued final Treasury Regulations regarding the backup withholding rules as applied to Non-U.S. Holders. These final Treasury Regulations impose certification and other requirements on Non-U.S. Holders. Each Non-U.S. Holder should consult his tax advisor regarding the application of the final Treasury Regulations and their potential effect on ownership of Common Stock.

Tax Status of KFI O.P.

RAM-86 and KFI each believe that RAM-86 is, and that following the Restructuring KFI O.P. will be, properly treated as a partnership for Federal income tax purposes. If so, KFI O.P. will not be subject to tax and, instead, the partners in KFI O.P. will be subject to tax on their allocable share of the operating partnership's taxable income (whether or not the partners receive a distribution from KFI O.P.).

Section 7704 of the Code provides that a publicly traded partnership will be treated as a corporation for Federal income tax purposes, rather than as a partnership, unless a certain percentage of its income consists of qualifying income under that section. No assurance can be given that KFI O.P. will not be treated as a publicly traded partnership in the future, which treatment would result in the operating partnership being taxed as a corporation. Based on the anticipated nature of the income of KFI O.P., the operating partnership and KFI believe in any event that the operating partnership would continue to be treated as a partnership for Federal income tax purposes even if the operating partnership were to become a publicly traded partnership by reason of the foregoing qualifying income exception.

Other Taxes

You should consult your own tax advisors regarding the effect of state and local tax laws upon an investment in the Common Stock or Units in light of your individual investment circumstances.

Possible Tax Law Changes

KFI cannot predict whether one or more provisions affecting KFI or KFI O.P. will be enacted, what form any final legislative language will take if so enacted, or the effective date of any such legislation. Other changes in the tax law could affect the tax consequences to you of owning Common Stock or retaining Units.

Importance of Obtaining Professional Tax Assistance

The discussion under this heading is intended only as a summary of Federal income tax consequences of the Restructuring and owning and disposing of Common Stock or Units, and is not a substitute for careful tax planning with a tax professional. Such tax consequences may vary depending on your individual circumstances. Accordingly, you are urged to consult with your tax advisor about the Federal, state, local and foreign tax consequences of the Restructuring and owning and disposing of Common Stock or Units.

           ERISA CONSIDERATIONS FOR TAX-EXEMPT INVESTORS/SHAREHOLDERS

Title I of ERISA includes provisions governing the responsibility of fiduciaries to their Qualified Plans. Qualified Plans must be administered according to these rules. Keogh plans that cover only partners of a partnership or self-employed owners of a business are not subject to the fiduciary duty rules of ERISA, but are subject to the prohibited transaction rules of the Code.

Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Qualified Plan is considered to be a fiduciary of such Qualified Plan (subject to certain exceptions not here relevant).

ERISA Section 404(a)(1) requires a fiduciary of a Qualified Plan to "discharge his duties with respect to a plan solely in the interest of the participants and beneficiaries and (A) for the exclusive purpose of: (i) providing benefits to participants and their beneficiaries, and (ii) defraying reasonable expenses of administering the plan; (B) with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; (C) by diversifying the investments of a plan so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and (D) in accordance with the documents and instruments governing the plan."

FIDUCIARIES WHO BREACH THE DUTIES THAT ERISA IMPOSES MAY SUFFER A WIDE VARIETY OF LEGAL AND EQUITABLE REMEDIES, INCLUDING (i) THE REQUIREMENT TO RESTORE QUALIFIED PLAN LOSSES AND TO PAY OVER ANY FIDUCIARY'S PROFITS TO THE QUALIFIED PLAN; (ii) REMOVAL AS FIDUCIARY OF THE QUALIFIED PLAN; AND (iii) LIABILITY FOR EXCISE TAXES THAT SECTION 4975 OF THE CODE IMPOSES.

                              AVAILABLE INFORMATION

KFI and KFI O.P. have filed with the Securities and Exchange Commission (the
SEC) a Registration Statement on Form S-4 under the Securities Act of 1933, as amended. This Consent Solicitation/Prospectus constitutes the prospectus filed as part of the Registration Statement. This Consent Solicitation/Prospectus does not contain all of the information included in the Registration Statement. Any statement that we make in this prospectus concerning the contents of any contract, agreement or document is not necessarily complete. If we have filed any such contract, agreement or document as an exhibit to the Registration Statement you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

RAM-86 files periodic reports and other information with the SEC under the Securities Exchange Act of 1934, as amended. You may read and copy the Registration Statement, including the attached exhibits, and any reports, statements or other information that are on file at the SEC's public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing the SEC, Public Reference Section, at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC's Internet site (http://www.sec.gov).

You may also obtain reports and other information concerning RAM-86 electronically through a variety of databases, including, among others, the SEC's Electronic Data Gathering and Retrieval (EDGAR) program, Knight-Ridder Information Inc., Federal Filing/Dow Jones and Lexis/Nexis.

We have not authorized any person to give any information or to make any representation other than those contained in or incorporated by reference into this Consent Solicitation/Prospectus in connection with our solicitation of consents or our offering of securities. You must not rely on any other information or representation as having been authorized by us. Neither the delivery of this Consent Solicitation/Prospectus nor any distribution of Common Stock or Units offered hereby shall create under any circumstances an implication that there has been no change in the affairs of RAM-86 or KFI since the date hereof or that the information set forth or incorporated by reference herein is correct as of any time subsequent to its date. However, if any material change occurs while this Consent Solicitation/Prospectus is required to be delivered, we will amend or supplement this Consent Solicitation/Prospectus accordingly. This Consent Solicitation/Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, any securities, or the solicitation of a consent, in any jurisdiction in which, or to any person to whom, it is unlawful to make such offer or solicitation of an offer or Consent.

We will provide you, upon written or oral request, free of charge, a copy of any document referred to above that have been incorporated into this Consent Solicitation/Prospectus by reference, except exhibits to the document. Please send requests for these documents to Sutter Capital Management, LLC, 150 Post Street, Suite 405, San Francisco, CA 94108. You should make telephone requests for copies to us at (415) 788-1441. In order to ensure timely delivery of the documents, we should receive such requests by August 4, 2003 or not later than three business days prior to any extended expiration date.

                                  LEGAL MATTERS

The validity of the issuance of the shares of Common Stock and O.P. Units offered pursuant to this Consent Solicitation/Prospectus have been passed upon by Smith, Katzenstein & Furlow, LLP, Wilmington, Delaware. Certain tax matters related to KFI and KFI O.P. as described under FEDERAL INCOME TAX CONSEQUENCES have been reviewed by Derenthal & Dannhauser, San Francisco, California.

                                     EXPERTS

The historical financial statements of RAM-86 have been reviewed and audited by Imowitz Koenig & Co., LLP, New York, New York.

              RESOURCES ACCRUED MORTGAGE INVESTORS L.P. - SERIES 86

                              FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 2002 and 2001


                                      INDEX
                                      -----

                                                                           Page


Independent Auditors' Report................................................F-ii

Financial Statements:

Balance Sheets as of December 31, 2002 and 2001.............................F-1

Statements of Operations for the Years Ended
December 31, 2002 and 2001..................................................F-2

Statements of Partners' Equity for the Years Ended
December 31, 2002 and 2001..................................................F-3

Statements of Cash Flows for the Years Ended
December 31, 2002 and 2001..................................................F-4

Notes to Financial Statements...............................................F-5


                      QUARTER ENDED MARCH 31, 2003 AND 2002

                                      INDEX


                                                                            Page

Financial Statements:

Balance Sheets (unaudited) as of March 31, 2003 and 2002....................F-12

Statements of Operations (unaudited) for the Three Months Ended
March 31, 2003 and 2002.....................................................F-13

Statements of Partners' Equity (unaudited) for the Three Months Ended
March 31, 2003 and 2002.....................................................F-14

Statements of Cash Flows (unaudited) for the Three Months Ended
March 31, 2003 and 2002.....................................................F-15

Notes to Financial Statements...............................................F-16

                          Independent Auditors' Report

To the Partners
Resources Accrued Mortgage Investors L.P. - Series 86

We have audited the accompanying balance sheets of Resources Accrued Mortgage Investors L.P. - Series 86 (a limited partnership) (the "Partnership") as of December 31, 2002 and 2001, and the related statements of operations, partners' equity and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Partnership will continue as a going concern. As discussed in Note 1 to the financial statements, the Partnership was in default on its outstanding mortgage obligation and, subsequent to December 31, 2002, lost its remaining property through foreclosure. These events raise substantial doubt about the Partnership's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Resources Accrued Mortgage Investors L.P. - Series 86 (a limited partnership) as of December 31, 2002 and 2001, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.





                                        /s/ Imowitz Koenig & Co., LLP

New York, New York
February 18, 2003

              RESOURCES ACCRUED MORTGAGE INVESTORS L.P. - SERIES 86

                                 BALANCE SHEETS



                                                          DECEMBER 31,
                                          --------------------------------------
                                                2002                2001
                                          ------------------   -----------------
Assets

Cash and cash equivalents                 $       2,252,809    $      2,471,745
Real estate - net                                 2,100,000           3,239,737
Other assets                                          2,909              85,432
                                          ------------------   -----------------

          Total Assets                    $       4,355,718    $      5,796,914
                                          ==================   =================

LIABILITIES AND PARTNERS' EQUITY

Liabilities:

Mortgage loan payable                     $       3,001,144    $      3,119,427
Accounts payable and accrued expenses               211,891             215,131
                                          ------------------   -----------------

   Total Liabilities                              3,213,035           3,334,558
                                          ------------------   -----------------


Partners' Equity:

Limited partners' equity (330,004 units
   issued and outstanding)                        1,085,662           2,339,351
General partners' equity                             57,021             123,005
                                          ------------------   -----------------

   Total Partners' Equity                         1,142,683           2,462,356
                                          ------------------   -----------------

   Total Liabilities and Partners' Equity $       4,355,718    $      5,796,914
                                          ==================   =================



See notes to financial statements.

              RESOURCES ACCRUED MORTGAGE INVESTORS L.P. - SERIES 86

                            STATEMENTS OF OPERATIONS



                                        FOR THE YEARS ENDED DECEMBER 31,
                                         ---------------------------------------
                                               2002                2001
                                         -------------------  ------------------
Revenues:

  Operating income - real estate         $        1,127,066   $       1,300,138
  Other income                                       14,400              31,297
  Short term investment interest                     35,728              91,674
                                         -------------------  ------------------

         Total revenues                           1,177,194           1,423,109
                                         -------------------  ------------------

Costs and Expenses:

  Operating expenses - real estate                1,027,120           1,040,002
  Mortgage loan interest expense                    210,258             270,491
  General and administrative                         82,754             156,811
  Depreciation expense                               79,202                   -
  Provision for impairment                        1,097,533             330,000
                                         -------------------  ------------------

         Total costs and expenses                 2,496,867           1,797,304
                                         -------------------  ------------------


  Net loss                               $       (1,319,673)  $        (374,195)
                                         ===================  ==================

Net loss attributable to:

  Limited partners                       $       (1,253,689)  $        (355,485)

  General partners                                  (65,984)            (18,710)
                                         -------------------  ------------------

                                         $       (1,319,673)  $        (374,195)
                                         ===================  ==================

Net loss per unit of limited partnership
  interest (330,004 units outstanding)   $            (3.80)  $           (1.08)
                                         ===================  ==================



See notes to financial statements.

              RESOURCES ACCRUED MORTGAGE INVESTORS L.P. - SERIES 86

                         STATEMENTS OF PARTNERS' EQUITY

                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001



                                        LIMITED               GENERAL                TOTAL
                                       PARTNERS'             PARTNERS'             PARTNERS'
                                         EQUITY               EQUITY                EQUITY
                                   -------------------   ------------------   --------------------
Balance - January 1, 2001          $        2,694,836    $         141,715    $         2,836,551

    Net loss                                 (355,485)             (18,710)              (374,195)
                                   -------------------   ------------------   --------------------


Balance - December 31, 2001                 2,339,351              123,005              2,462,356

    Net loss                               (1,253,689)             (65,984)            (1,319,673)
                                   -------------------   ------------------   --------------------

Balance - December 31, 2002        $        1,085,662    $          57,021    $         1,142,683
                                   ===================   ==================   ====================



See notes to financial statements.

              RESOURCES ACCRUED MORTGAGE INVESTORS L.P. - SERIES 86

                            STATEMENTS OF CASH FLOWS



                                             FOR THE YEARS ENDED DECEMBER 31,
                                           -------------------------------------
                                                   2002                2001
                                           -----------------   -----------------
Cash Flows from Operating Activities:

Net loss                                   $     (1,319,673)   $       (374,195)

Adjustments to reconcile net loss to net
    cash used in operating activities:
      Provision for impairment                    1,097,533             330,000
      Depreciation                                   79,202                   -
      Reserve for doubtful accounts                   8,728              27,751
      Changes in assets and liabilities:
              Other assets                           73,795             (48,769)
              Accounts payable and accrued
                  expenses                           (3,240)             57,752
                                           -----------------   -----------------

Net cash used in operating activities               (63,655)             (7,461)
                                           -----------------   -----------------

Cash Flows from Investing Activities:

      Additions to real estate                      (36,998)            (16,797)
                                           -----------------   -----------------

Cash used in investing activities                   (36,998)            (16,797)
                                           -----------------   -----------------

Cash Flows from Financing Activities:

      Principal payments on mortgage
          loan payable                             (118,283)           (107,827)
                                           -----------------   -----------------

Cash used in financing activities                  (118,283)           (107,827)
                                           -----------------   -----------------

Net decrease in cash and cash equivalents          (218,936)           (132,085)

Cash and cash equivalents, beginning of
    period                                        2,471,745           2,603,830
                                           -----------------   -----------------

Cash and cash equivalents, end of period   $      2,252,809    $      2,471,745
                                           =================   =================

Supplementary Disclosure of Cash
   Flow Information:
      Interest paid                        $        174,356    $        270,491
                                           =================   =================



See notes to financial statements.

              RESOURCES ACCRUED MORTGAGE INVESTORS L.P. - SERIES 86
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001

1. BASIS OF PRESENTATION - GOING CONCERN AND SUBSEQUENT EVENT

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The partnership received a notice of default and cancellation of the franchise agreement from the franchisor of its hotel property. This would have a significant negative impact on the partnership's hotel revenue. As a result, the partnership defaulted on its mortgage obligation. Based on the current value of the remaining property, the partnership was unable to meet its mortgage obligation. On February 18, 2003, the property was lost through foreclosure. At the date of foreclosure, it is estimated that the property had a value of $2,100,000. These events raise substantial doubt about the partnership's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

It is expected that the Knight Fuller, Inc. ("KFI") transaction will be proposed to the limited partners (See Note 2). In the event that the transaction is not approved, the Partnership will distribute the remaining cash, subject to reserves, and liquidate the Partnership.

2. ORGANIZATION

Resources Accrued Mortgage Investors, L.P. - Series 86, a Delaware limited partnership (the "Partnership"), was formed in September 1985 under the Delaware Revised Uniform Limited Partnership Act for the purpose of investing primarily in nonrecourse, zero-coupon junior accrued interest mortgage loans owned or acquired principally by privately and publicly syndicated limited partnerships sponsored by affiliates of Integrated Resources Inc. ("Integrated"), the former parent of the general partners. During 1994, Integrated's indirect ownership of the managing general partner was purchased by Presidio Capital Corp.

The Partnership originally invested its net proceeds in sixteen non-recourse, zero-coupon junior mortgage loans which aggregated $70,332,103, all of which have been satisfied. At December 31, 2002, the Partnership's only investment was a motel property in Richmond, Virginia, that the Partnership acquired title to as a result of its foreclosure on the Southern Inns Loan (See Note 5).

Through January 16, 2003, RAM Funding, Inc., the investment general partner, Resources Capital Corp., the administrative general partner, and Presidio AGP Corp., the associate general partner (collectively "General Partners"), were ultimately controlled by NorthStar Capital Investment Corp. ("NorthStar"), a Maryland corporation. On January 17, 2003, Presidio Capital Investment Company, LLC ("Presidio"), the sole shareholder of RAM Funding, Inc., sold all of the issued and outstanding shares of RAM Funding, Inc. to KFI. KFI, an affiliate of a limited partner holding 36.2% of the outstanding Units of the Partnership, has filed a Registration Statement on Form S-4 with the Securities and Exchange Commission pursuant to which it will seek the consent of limited partners to merge the partnership into KFI Properties, L.P., a newly formed operating partnership wholly owned by KFI (the "Merger"). Upon consummation of the Merger, if effected, each unit of limited partnership interest in the Partnership will be converted into one unit in KFI Properties, L.P., and will have the right to be converted into one share of KFI. Approval of the Merger will require the vote of at least a majority of holders of the limited partnership interests. The Partnership has not been notified as to when, if at all, the consent of limited partners to the Merger will be sought.

              RESOURCES ACCRUED MORTGAGE INVESTORS L.P. - SERIES 86
                    NOTES TO FINANCIAL STATEMENTS (continued)
                           DECEMBER 31, 2002 AND 2001


As part of the transaction, RAM Funding, Inc. entered into an agreement with the other General Partners of the Partnership pursuant to which RAM Funding, Inc. was delegated the exclusive right to act on behalf of the Partnership solely in connection with the Merger. The General Partners and certain of their affiliates are general partners in several other limited partnerships which are also affiliated with NorthStar, and which are engaged in businesses that are, or may in the future be, in direct competition with the Partnership.

On October 21, 1999, Presidio, an affiliate of NorthStar, entered into a Services Agreement with AP-PCC III, L.P (the "Agent") pursuant to which the Agent was retained and is compensated by Presidio to provide asset management and investor relation services to the Partnership and other entities affiliated with the Partnership.

As a result of this agreement, the Agent has the duty to direct the day to day affairs of the Partnership, including, without limitation, reviewing and analyzing potential sale, financing or restructuring proposals regarding the Partnership's assets, preparation of all Partnership reports, maintaining Partnership records and maintaining bank accounts of the Partnership. The Agent is not permitted, however, without the consent of Presidio, or as otherwise required under the terms of the Agreement of Limited Partnership ("Partnership Agreement") to, among other things, cause the Partnership to sell or acquire an asset or file for bankruptcy.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                                  Depreciation

Depreciation was computed using the straight-line method over the useful life of the property, which is estimated to range from 7 to 40 years. The original cost of the property, which was acquired through foreclosure, represented the carrying value of the first mortgage loan at the time of the foreclosure. Repairs and maintenance are charged to operations as incurred.

Write-down for impairment

The Partnership provided write-downs for impairment based upon a periodic review of the real estate in its portfolio. Real estate property was carried at the lower of depreciated cost or estimated fair value. In performing this review, management considers the estimated fair value of the property based upon the undiscounted future cash flows, as well as other factors, such as the current occupancy, the prospects for the property and the economic situation in the region where the property is located. Because this determination of estimated fair value is based upon projections of future economic events which are inherently subjective, the amount ultimately realized at disposition may differ materially from the carrying value at each year end.

                           Cash and Cash Equivalents

For the purpose of the statements of cash flows, the Partnership considers all short-term investments which have original maturities of three months or less at time of purchase to be cash equivalents. Principally all of the Partnership's cash and cash equivalents are held at one financial institution.

              RESOURCES ACCRUED MORTGAGE INVESTORS L.P. - SERIES 86
                    NOTES TO FINANCIAL STATEMENTS (continued)
                           DECEMBER 31, 2002 AND 2001

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

                      Fair Value of Financial Instruments

The fair value of financial instruments was determined by reference to market data and other valuation techniques as appropriate. The Partnership's financial instruments include cash and cash equivalents and a mortgage loan payable. Unless otherwise disclosed, the fair value of financial instruments approximates their recorded values.

     Net Income and Distributions per Unit of Limited Partnership Interest

Net income and distribution per unit of limited partnership interest are computed based upon the number of outstanding units (330,004) for the year.

                                  Income Taxes

No provisions have been made for federal, state and local income taxes since they are the personal responsibility of the partners.

The income tax returns of the Partnership are subject to examination by federal, state and local taxing authorities. Such examinations could result in adjustments to the Partnership's income or loss, which could affect the tax liability of the individual partners.

                                   Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                      Recently Issued Accounting Standards

The Financial Accounting Standards Board ("FASB") issued SFAS No. 142 "Goodwill and Other Intangible Assets". SFAS No. 142 addresses accounting and reporting for intangible assets acquired, except for those acquired in a business combination. SFAS No. 142 presumes that goodwill and certain intangible assets have indefinite useful lives. Accordingly, goodwill and certain intangibles will not be amortized but rather will be tested at least annually for impairment. SFAS No. 142 also addresses accounting and reporting for goodwill and other intangible assets subsequent to their acquisition. SFAS No. 142 is effective for fiscal years beginning after December 15, 2001. This statement had no effect on the Partnership's financial statements.

              RESOURCES ACCRUED MORTGAGE INVESTORS L.P. - SERIES 86
                    NOTES TO FINANCIAL STATEMENTS (continued)
                           DECEMBER 31, 2002 AND 2001

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

                Recently Issued Accounting Standards (Continued)

In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This statement supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations -Reporting the Effects of a Disposal of a Business and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," for the disposal of a segment of a business. This statement also amends ARB No. 51, "Consolidated Financial Statements," to eliminate the exception to consolidation for a subsidiary for which control is likely to be temporary. SFAS No. 144 is effective for fiscal years beginning after December 15, 2001, and interim periods within those fiscal years. The provisions of this Statement generally are to be applied prospectively. This statement did not have a material effect on the Partnership's liquidity, financial position or results of operations.

In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13 and Technical Corrections," which updates, clarifies and simplifies existing accounting pronouncements. In part, this statement rescinds SFAS No. 4, "Reporting Gains and Losses from Extinguishment of Debt." FASB No. 145 will be effective for fiscal years beginning after May 15, 2002. Upon adoption, enterprises must reclassify prior period items that do not meet the extraordinary item classification criteria in APB Opinion No. 30. The Partnership does not expect that this statement will have a material effect on the Partnership's financial statements.

In July 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. Examples of costs covered by the standard include lease termination costs and certain employee severance costs that are associated with a restructuring, discontinued operation, plant closing or other exit or disposal activity. SFAS No. 146 is effective prospectively for exit and disposal activities initiated after December 31, 2002, with earlier adoption encouraged. The Partnership does not expect that this statement will have a material effect on the Partnership's financial statements.

In November 2002, the FASB issued Interpretation No. 45, Guarantors' Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. The Interpretation elaborates on the disclosures to be made by a guarantor in its financial statements about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. This Interpretation does not prescribe a specific approach for subsequently measuring the guarantor's recognized liability over the term of the related guarantee. The disclosure provisions of this Interpretation are effective for the Partnership's December 31, 2002 financial statements. The initial recognition and initial measurement provisions of this Interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002. This Interpretation had no effect on the Partnership's financial statements.

              RESOURCES ACCRUED MORTGAGE INVESTORS L.P. - SERIES 86
                    NOTES TO FINANCIAL STATEMENTS (continued)
                           DECEMBER 31, 2002 AND 2001

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

                Recently Issued Accounting Standards (Continued)

In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities. This Interpretation clarifies the application of existing accounting pronouncements to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The provisions of the Interpretation will be immediately effective for all variable interests in variable interest entities created after January 31, 2003, and the Partnership will need to apply its provisions to any existing variable interests in variable interest entities by no later than December 31, 2004. The Partnership does not expect that this will have an impact on the Partnership's financial statements.

4. CONFLICTS OF INTEREST AND TRANSACTIONS WITH RELATED PARTIES

The administrative general partner was entitled to receive an asset management fee for services rendered for the administration and management of the Partnership's operations equal to 1/4 of 1% per annum of the net asset value of the Partnership, as defined in the Partnership Agreement. Payment of the asset management fee was deferred until commencement of the disposition of the Partnership's mortgage loans, with interest on the amount deferred at 10% per annum, compounded annually. No asset management fees were earned for the years ended December 31, 2002 and 2001.

The administrative general partner was also entitled to receive a mortgage-servicing fee at an annual rate of 1/4 of 1% per annum of the principal balance of the Partnership's mortgage loans outstanding from time to time. Payment of the mortgage servicing fee was deferred until disposition of the applicable mortgage loan, with interest on the amount deferred at 10% per annum, compounded annually. No mortgage-servicing fees were earned for the years ended December 31, 2002 and 2001.

The General Partners collectively were allocated 5% of the net income or loss of the Partnership and are entitled to receive 5% of distributions. Such amounts are allocated or distributed 4.8% to the administrative general partner, 0.1% to the investment general partner, and 0.1% to the associate general partner. No distributions were made for the years ended December 31, 2002 and 2001.

In December 2001, the units of limited partnership interest in the Partnership that were previously held by affiliates of Presidio were acquired by an affiliate of KFI.

              RESOURCES ACCRUED MORTGAGE INVESTORS L.P. - SERIES 86
                    NOTES TO FINANCIAL STATEMENTS (continued)
                           DECEMBER 31, 2002 AND 2001

5. REAL ESTATE

The Partnership held fee title to the Richmond Comfort Inn which it acquired upon the foreclosure of one of its original mortgage loans. The land, building and improvements were pledged to collateralize the mortgage loan payable. A summary of the Partnership's real estate is as follows:



                                                December 31,
                                    ------------------------------------
                                         2002                 2001
                                    ----------------     ---------------

Land                                $        444,700     $       444,700
Building and improvements                  4,434,402           4,397,404
                                    ----------------     ---------------
                                           4,879,102           4,842,104

Less:  Accumulated depreciation            (962,569)            (883,367)
Less:  Impairment reserve                (1,816,533)            (719,000)
                                    ----------------     ---------------

                                    $      2,100,000     $     3,239,737
                                    ================     ===============



The Partnership had recorded a provision for impairment in value in 2001 to further write-down the remaining property to its estimated fair market value less the estimated cost to sell the property. The property had been marketed for sale. Accordingly, no depreciation expenses had been recorded for the year 2001 and for the three months ended March 31, 2002. However, effective April 1, 2002, the Partnership was no longer marketing the property for sale and, accordingly, the Partnership resumed recording depreciation expense effective April 1, 2002. For the nine months ended December 31, 2002 the Partnership recorded a depreciation expense of $79,202.

On February 18, 2003, the property was lost through foreclosure (see Note
1). At the date of foreclosure, it is estimated that the property had a value of $2,100,000. Accordingly, at December 31, 2002, the Partnership recorded an additional provision for impairment of value of $1,097,533 to write-down the property to its estimated fair market value. In 2003, the Partnership will record a $2,100,000 loss on disposal of property.

6. MORTGAGE LOAN PAYABLE

During 1993, in connection with the foreclosure of the Richmond Comfort Inn, the Partnership acquired the property subject to a $4,000,000 non-recourse promissory note secured by a first mortgage on the hotel property. Through March 31, 2002, the interest rate on the loan was 8.5%. Effective April 1, 2002, the interest rate was reduced to 6.625% through April 2007. The loan required monthly payments of interest and principal aggregating $28,280. The loan was scheduled to mature on February 1, 2016. On January 6, 2003, the Partnership received notice that the loan encumbering its remaining property was in default for failure to pay debt service for the months of December 2002 and January 2003.

On February 18, 2003, the property was lost through foreclosure (see Note
1). Accordingly, during 2003, the Partnership will recognize a gain on extinguishment of debt equal to the outstanding debt balance

              RESOURCES ACCRUED MORTGAGE INVESTORS L.P. - SERIES 86
                    NOTES TO FINANCIAL STATEMENTS (continued)
                           DECEMBER 31, 2002 AND 2001

7. RECONCILIATION OF NET LOSS AND NET ASSETS PER FINANCIAL STATEMENTS TO TAX
BASIS

A reconciliation of net loss per financial statements to the tax basis of accounting is as follows:

                            YEARS ENDED DECEMBER 31,


                                               2002          2001
                                           -----------    -----------
Net loss per financial statements          $(1,319,673)   $  (374,195)
Tax depreciation in excess of
    financial statement depreciation           (82,381)      (165,332)
Provision for impairment                     1,097,533        330,000
Provision for uncollected accounts
    not recognized for tax purposes              8,728         27,751
                                           -----------    -----------
Net loss per tax basis                     $  (295,793)   $  (181,776)
                                           ===========    ===========



The differences between the Partnership's net assets per financial statements and tax basis of accounting are as follows:

                            YEARS ENDED DECEMBER 31,


                                               2002          2001
                                           -----------    -----------
Net assets per financial statements        $ 1,142,683    $ 2,462,356
Allowance for impairment                     1,816,533        719,000
Other assets                                    51,662         42,934
Depreciation                                  (498,969)      (416,588)
Syndication costs                            3,918,690      3,918,690
                                           -----------    -----------
Net assets per tax basis                   $ 6,430,599    $ 6,726,392
                                           ===========    ===========

              RESOURCES ACCRUED MORTGAGE INVESTORS L.P. - SERIES 86



BALANCE SHEETS (UNAUDITED)




                                                   March 31,      December 31,
                                                     2003            2002
                                                --------------   ---------------

ASSETS

Cash and cash equivalents                       $    2,238,405   $     2,252,809
Real estate - net                                         --           2,100,000
Other assets                                            24,363             2,909
                                                --------------   ---------------
     Total Assets                               $    2,262,768   $     4,355,718
                                                ==============   ===============

LIABILITIES AND PARTNERS' EQUITY

Liabilities:
Mortgage loan payable                           $         --     $     3,001,144
Accounts payable and accrued expenses                   34,291           211,891
                                                --------------   ---------------
     Total Liabilities                                  34,291         3,213,035
                                                --------------   ---------------
Partners' Equity:

Limited partners' equity (330,004 units
  issued and outstanding)                            2,117,166         1,085,662
General partners' equity                               111,311            57,021
                                                --------------   ---------------
     Total Partners' Equity                          2,228,477         1,142,683
                                                --------------   ---------------
     Total Liabilities and Partners' Equity     $    2,262,768   $     4,355,718
                                                ==============   ===============



See notes to financial statements.

              RESOURCES ACCRUED MORTGAGE INVESTORS L.P. - SERIES 86



STATEMENTS OF OPERATIONS (UNAUDITED)





                                                 FOR THE THREE MONTHS ENDED
                                               MARCH 31,            MARCH 31,
                                                2003                 2002
                                           ----------------   -----------------
Revenues:
      Operating income - real estate        $        53,385    $        267,145
      Other income                                   28,356               7,100
      Short term investment interest                  5,703              10,004
                                           ----------------   -----------------
         Total revenues                              87,444             284,249
                                           ----------------   -----------------
Costs and Expenses:
      Operating expenses - real estate               12,001             257,335
      Mortgage loan interest expense                 16,504              65,888
      General and administrative                     29,632              23,780
      Loss on foreclosure of property             2,100,000                   -
                                           ----------------   -----------------
         Total costs and expenses                 2,158,137             347,003
                                           ----------------   -----------------
      Operating loss before gain
        on extinguishment of debt                (2,070,693)            (62,754)

      Gain on extinguishment of debt              3,156,487                   -
                                           ----------------   -----------------
      Net income (loss)                     $     1,085,794    $        (62,754)
                                           ================   =================
Net income (loss) attributable to:
      Limited partners                      $     1,031,504    $        (59,616)
      General partners                               54,290              (3,138)
                                           ----------------   -----------------
                                            $     1,085,794    $        (62,754)
                                           ================   =================
Net income (loss) per unit of limited
      partnership interest (330,004
      units outstanding)                    $          3.13    $          (0.18)
                                           ================   =================





See notes to financial statements.

              RESOURCES ACCRUED MORTGAGE INVESTORS L.P. - SERIES 86



STATEMENT OF PARTNERS' EQUITY (UNAUDITED)




                                 Limited          General            Total
                                Partners'        Partners'         Partners'
                                 Equity            Equity           Equity
                            ---------------  ----------------  -----------------
Balance - January 1, 2003   $    1,085,662   $        57,021   $      1,142,683
    Net income                   1,031,504            54,290          1,085,794
                            ---------------  ----------------  -----------------
Balance - March 31, 2003    $    2,117,166   $       111,311   $      2,228,477
                            ===============  ================  =================



See notes to financial statements.

              RESOURCES ACCRUED MORTGAGE INVESTORS L.P. - SERIES 86



STATEMENTS OF CASH FLOWS (UNAUDITED)


                                                  For the Three Months Ended
                                               March 31,               March 31,
                                                  2003                   2002
                                            ----------------- ------------------
Cash Flows from Operating Activities:

Net income (loss)                           $      1,085,794  $         (62,754)

Adjustments to reconcile net income
 (loss) to net cash (used in) provided
 by operating activities:

Gain on extinguishment of debt                    (3,156,487)                 -
Loss on foreclosure of property                    2,100,000                  -

      Changes in assets and liabilities:
         Other assets                                (21,454)            35,075
         Accounts payable and accrued
           expenses                                  (22,257)            42,241
                                            ----------------- ------------------

Net cash (used in)  provided by operating
 activities                                          (14,404)            14,562
                                            ----------------- ------------------
Cash Flow from Financing Activities:

      Principal payments on mortgage loan
        payable                                            -            (28,691)
                                            ----------------- ------------------
Cash used in financing activities                          -            (28,691)
                                            ----------------- ------------------

Net decrease in cash and cash equivalents            (14,404)           (14,129)

Cash and cash equivalents, beginning of
 period                                            2,252,809          2,471,745
                                            ----------------- ------------------

Cash and cash equivalents, end of period    $      2,238,405  $       2,457,616
                                            ================= ==================

Supplementary Disclosure of Cash Flow
 Information:
      Interest paid                         $              -  $          65,888
                                            ================= ==================


See notes to financial statements.

              RESOURCES ACCRUED MORTGAGE INVESTORS L.P. - SERIES 86



1. INTERIM FINANCIAL INFORMATION

The accompanying financial statements, footnotes and discussions should be read in conjunction with the financial statements, related footnotes and discussions contained in the Resources Accrued Mortgage Investors L.P. - Series 86 (the "Partnership") Annual Report on Form 10-KSB for the year ended December 31, 2002. The financial information contained herein is unaudited. In the opinion of management, all adjustments necessary for a fair presentation of such financial information have been included. The balance sheet at December 31, 2002 was derived from audited financial statements at such date.

The results of operations for the three months ended March 31, 2003 and 2002 are not necessarily indicative of the results to be expected for the full year.

2. BASIS OF PRESENTATION - GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Partnership received a notice of default and cancellation of the franchise agreement from the franchisor of its hotel property. This would have a significant negative impact on the Partnership's hotel revenue. As a result, the Partnership defaulted on its mortgage obligation. Based on the current value of the remaining property, the Partnership was unable to meet its mortgage obligation. On February 18, 2003, the property was lost through foreclosure. At the date of foreclosure, it is estimated that the property had a value of $2,100,000. It is expected that the Knight Fuller, Inc. (`KFI") transaction will be proposed to the limited partners (See Note 3). In the event that the transaction is not approved, the Partnership will distribute the remaining cash, subject to reserves, and liquidate the Partnership. These events raise substantial doubt about the partnership's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

3. CONFLICTS OF INTEREST AND TRANSACTIONS WITH RELATED PARTIES

Through January 16, 2003, RAM Funding, Inc., the investment general partner, Resources Capital Corp., the administrative general partner, and Presidio AGP Corp., the associate general partner (collectively "General Partners"), were ultimately controlled by NorthStar Capital Investment Corp. ("NorthStar"), a Maryland corporation. On January 17, 2003, Presidio Capital Investment Company, LLC ("Presidio"), the sole shareholder of RAM Funding, Inc., sold all of the issued and outstanding shares of RAM Funding, Inc. to KFI. KFI, an affiliate of a limited partner holding 36.2% of the outstanding Units of the Partnership, has filed a Registration Statement on Form S-4 with the Securities and Exchange Commission pursuant to which it will seek the consent of limited partners to merge the partnership into KFI Properties, L.P., a newly formed operating partnership wholly owned by KFI (the "Merger"). Upon consummation of the Merger, if effected, each unit of limited partnership interest in the Partnership will be converted into one unit in KFI Properties, L.P., and will have the right to be converted into one share of KFI. Approval of the Merger will require the vote of at least a majority of holders of the limited partnership interests. The Partnership has not been notified as to when, if at all, the consent of limited partners to the Merger will be sought.

              RESOURCES ACCRUED MORTGAGE INVESTORS L.P. - SERIES 86



3. CONFLICTS OF INTEREST AND TRANSACTIONS WITH RELATED PARTIES (CONTINUED)

As part of the transaction, RAM Funding, Inc. entered into an agreement with the other General Partners of the Partnership pursuant to which RAM Funding, Inc. was delegated the exclusive right to act on behalf of the Partnership solely in connection with the Merger. The General Partners and certain of their affiliates are general partners in several other limited partnerships which are also affiliated with NorthStar, and which are engaged in businesses that are, or may in the future be, in direct competition with the Partnership.

On October 21, 1999, Presidio, an affiliate of NorthStar, entered into a Services Agreement with AP-PCC III, L.P (the "Agent") pursuant to which the Agent was retained and is compensated by Presidio to provide asset management and investor relation services to the Partnership and other entities affiliated with the Partnership.

As a result of this agreement, the Agent has the duty to direct the day to day affairs of the Partnership, including, without limitation, reviewing and analyzing potential sale, financing or restructuring proposals regarding the Partnership's assets, preparation of all Partnership reports, maintaining Partnership records and maintaining bank accounts of the Partnership. The Agent is not permitted, however, without the consent of Presidio, or as otherwise required under the terms of the Agreement of Limited Partnership ("Partnership Agreement") to, among other things, cause the Partnership to sell or acquire an asset or file for bankruptcy. The General Partner does not believe that this transaction will have a material effect on the operations of the Partnership.

The General Partners collectively are allocated 5% of the net income or loss of the Partnership and are entitled to receive 5% of distributions. Such amounts are allocated or distributed 4.8% to the administrative general partner, 0.1% to the investment general partner, and 0.1% to the associate general partner. No distributions were made for the three months ended March 31, 2003 and 2002.

In December 2001, the units of limited partnership interest in the Partnership that were previously held by affiliates of Presidio were acquired by an affiliated of KFI.

4. REAL ESTATE

The Partnership held fee title to the Richmond Comfort Inn which it acquired upon the foreclosure of one of its original mortgage loans. The land, building and improvements were pledged to collateralize the mortgage loan payable.

On February 18, 2003, the property was lost through foreclosure. At the date of foreclosure, it is estimated that the property had a value of $2,100,000. Accordingly, during the three months ended March 31, 2003, the Partnership recorded a loss of $2,100,000 on disposal of property.

              RESOURCES ACCRUED MORTGAGE INVESTORS L.P. - SERIES 86



5. MORTGAGE LOAN PAYABLE

During 1993, in connection with the foreclosure of the Richmond Comfort Inn, the Partnership acquired the property subject to a $4,000,000 non-recourse promissory note secured by a first mortgage on the hotel property. Through March 31, 2002, the interest rate on the loan was 8.5%. Effective April 1, 2002, the interest rate was reduced to 6.625% through April 2007. The loan required monthly payments of interest and principal aggregating $28,280. The loan was scheduled to mature on February 1, 2016. On January 6, 2003, the Partnership received notice that the loan encumbering its remaining property was in default for failure to pay debt service for the months of December 2002 and January 2003.

On February 18, 2003, the property was lost through foreclosure. Accordingly, during the three months ended March 31, 2003, the Partnership recognized a gain on extinguishment of debt equal to the outstanding debt balance.

                                   APPENDIX A

                                 FORM OF CONSENT


                               KNIGHT FULLER, INC.
                           150 Post Street, Suite 405
                         San Francisco, California 94108
                                 (415) 788-1441
Dear Limited Partner:

Enclosed is a Consent Solicitation/Prospectus describing the proposed Restructuring by merger of RAM-86 into KFI Properties, L.P., an operating partnership controlled by Knight Fuller, Inc., a Delaware corporation. Knight Fuller, Inc. is proposing the Restructuring, believes that the Restructuring is fair and recommends that you vote YES in favor of the Restructuring.

Your vote is important. Please complete the attached proxy and then return it using the enclosed pre-paid envelope or by facsimile to (415) 788-1515. If you have any questions, please call (415) 788-1441.

Please detach here

              WRITTEN CONSENT OF LIMITED PARTNERS SOLICITED BY KFI

EXPIRATION DATE: August 7, 2003 (unless extended, but not beyond July 7, 2004)

The undersigned, a holder of units (the Units) of limited partnership interest in Resources Accrued Mortgage Investors L.P. - Series 86, a Delaware limited partnership (the Partnership), hereby acknowledges receipt of the Consent Solicitation/Prospectus, dated July 7, 2003, and votes with respect to the Restructuring of the Partnership described therein, including by (a) the merger of the Partnership with and into KFI Properties, L..P. pursuant to the Restructuring Agreement as set forth in Appendix C thereto, as follows:




         YES                           NO                        ABSTAIN
(Approve restructuring)   (Do not approve restructuring)    (Same as voting NO)

        [  ]                          [  ]                        [  ]


    ____________________________________           Dated: ________, 2003
    Signature


    ____________________________________
    Signature (if held jointly)

If the following box is marked, the undersigned hereby elects to retain O.P. Units in KFI Properties, L.P., the operating partnership, instead of receiving shares of common stock of Knight Fuller, Inc. [Do not mark if you want to receive shares.] [ ]

Please mark here for change of address [  ]

IMPORTANT: Please sign exactly as name appears hereon. When Units are held by joint tenants, both should sign. When signing as an attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in corporate name by Officers or other authorized officer. If a partnership, please sign in partnership name. If this card is returned signed but no vote is indicated, you will be deemed to have voted YES in favor of the Restructuring.

                                   APPENDIX B


                    RESTATED AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                              KFI PROPERTIES, L.P.

THIS RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF KFI PROPERTIES, L.P., dated as of July 7, 2003, is entered into by and among Knight Fuller, Inc. (the
General Partner, or the Company), a Delaware corporation, as the general partner of the Partnership, Sutter Capital Management, LLC, as the initial limited partner, and the Persons (as defined below) whose names are set forth on Exhibit A attached hereto (as it may be amended from time to time).

WHEREAS, the Partnership was originally formed July 25, 2002, pursuant to an agreement between the General Partner and the initial limited partner;

WHEREAS, Resources Accrued Mortgage Investors L.P. - Series 86 (RAM 86") was formed on September 25, 1985, and has conducted its operations since that date; WHEREAS, in connection with a Consent Solicitation Statement/Prospectus dated July 7, 2003, (the Proxy/Prospectus), consent of the limited partners of RAM
86 was solicited to a restructuring of the Partnership (the Restructuring), including the merger of RAM 86 into the Partnership and adoption of this Agreement of Limited Partnership and approval of that certain Agreement and Plan of Merger included with the Proxy/Prospectus;

WHEREAS, pursuant to the Restructuring, the Partnership will issue Partnership Interests to the Company and other persons;

WHEREAS, in connection with the Restructuring, the General Partners will file a Certificate of Limited Partnership Merger for RAM 86 and the Partnership in the office of the Delaware Secretary of State, with the Partnership as the surviving party to the merger; and

WHEREAS, limited partners of RAM 86 owning a majority of its units voted in the Proxy/Prospectus to approve and adopt this Partnership Agreement.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the limited partners and general partner hereby agree as follows:

                                    ARTICLE I
                                  DEFINED TERMS

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

Act means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time, and any successor to such statute.

Additional Limited Partner means a Person admitted to the Partnership as a Limited Partner pursuant to Sections 4.2 and 12.2 hereof and who is shown as such on the books and records of the Partnership.

Adjusted Capital Account means the Capital Account maintained for each Partner as of the end of each Partnership taxable year (i) increased by any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and (ii) decreased by the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6). The
foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

Adjusted Capital Account Deficit means, with respect to any Partner, the deficit balance, if any, in such Partner's Adjusted Capital Account as of the end of the relevant Partnership taxable year.

Adjusted Property means any property, the Carrying Value of which has been adjusted pursuant to Exhibit B hereof.

Affiliate means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person;
(ii) any Person owning or controlling ten percent (10%) or more of the outstanding voting interests of such Person; (iii) any Person of which such Person owns or controls ten percent (10%) or more of the voting interests; or
(iv) any officer, director, general partner or trustee of such Person or of any Person referred to in clauses (i), (ii), and (iii) above. For purposes of this definition, control, when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms controlling and controlled have meanings correlative to the foregoing.

Agreed Value means (i) in the case of any Contributed Property as of the time of its contribution to the Partnership, the 704(c) Value of such property, reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed, (ii) in the case of any Adjusted Property, its fair market value (as determined under Exhibit B hereto) on the date of adjustment and (iii) in the case of any property distributed to a Partner by the Partnership, the Partnership's Carrying Value of such property at the time such property is distributed, reduced by any indebtedness either assumed by such Partner upon such distribution or to which such property is subject at the time of distribution as determined under Section 752 of the Code and the Regulations thereunder.

Agreement means this Restated Agreement of Limited Partnership, as it may be amended, supplemented or restated from time to time.

Assignee means a Person to whom one or more OP Units have been transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in Section 11.5.

Book-Tax Disparities means, with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Partner's share of the Partnership's Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner's Capital Account balance as maintained pursuant to Exhibit B and the hypothetical balance of such Partner's Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

Business Day means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

Capital Account means the Capital Account maintained for a Partner pursuant to Exhibit B hereof.

Capital Contribution means, with respect to any Partner, any cash, cash equivalents or the Agreed Value of Contributed Property which such Partner contributes to the Partnership pursuant to Article IV hereof.

Carrying Value means (i) with respect to a Contributed Property, the 704(c) Value of such property, and with respect to an Adjusted Property, the Agreed Value of such property, reduced in either case (but not below zero) by all Depreciation with respect to such Contributed Property or Adjusted Property, as the case may be, charged to the Partners' Capital Accounts following the contribution of or adjustment with respect to such property, and (ii) with respect to any other Partnership property, including all Partnership property held by the Partnership on the Effective Date, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Exhibit B hereof, and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, as deemed appropriate by the General Partner.

Cash Amount means an amount of cash per OP Unit equal to the Value on the Specific Redemption Date of the Company Shares Amount.

Certificate of Incorporation means the Certificate of Incorporation or other organizational document governing the Company, as amended or restated from time to time.

Certificate of Limited Partnership means the Certificate of Limited Partnership relating to the Partnership filed in the office of the Delaware Secretary of State, as amended from time to time in accordance with the terms hereof and the Act.

Code means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

Company means Knight Fuller, Inc.

Company Share shall mean a share of common stock, par value $.0001 per share, of the Company.

Company Shares Amount shall mean a number of Company Shares equal to the product of the number of OP Units owned by a Redeeming Partner, multiplied by the Conversion Factor in effect on the date of receipt by the General Partner of a Notice of Redemption, provided that in the event the Company issues to all holders of Company Shares rights, options, warrants or convertible or exchangeable securities entitling the shareholders to subscribe for or purchase Company Shares, or any other securities or property (collectively, Rights), and the Rights have not expired at the Specified Redemption Date, then the Company Shares Amount shall also include the Rights that were issuable to a holder of the Company Shares Amount of Company Shares on the applicable record date relating to the issuance of such Rights.

Consent means the consent or approval of a proposed action by a Partner given in accordance with Section 14.2 hereof.

Contributed Property means each property or other asset, in such form as may be permitted by the Act (but excluding cash), contributed to the Partnership. Once the Carrying Value of a Contributed Property is adjusted pursuant to Exhibit B hereof, such property shall no longer constitute a Contributed Property for purposes of Exhibit B hereof, but shall be deemed an Adjusted Property for such purposes.

Conversion Factor means 1.0, provided that in the event that the Company (i) declares or pays a dividend on its outstanding Company Shares in Company Shares or makes a distribution to all holders of its outstanding Company Shares in Company Shares; (ii) subdivides its outstanding Company Shares; or (iii) combines its outstanding Company Shares into a smaller number of Company Shares, the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of Company Shares issued and outstanding on the record date for such dividend, distribution, subdivision or combination (assuming for such purpose that such dividend, distribution, subdivision or combination has occurred as of such time), and the denominator of which shall be the actual number of Company Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, subdivision or combination. Any adjustment to the Conversion Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event (provided, however, if a Notice of Redemption is given prior to such a record date and the Specified Redemption Date is after such a record date, then the adjustment to the Conversion Factor shall, with respect to such redeeming Partner, be retroactive to the date of such Notice of Redemption). It is intended that adjustments to the Conversion Factor are to be made in order to avoid unintended dilution or anti-dilution as a result of transactions in which Company Shares are issued, redeemed or exchanged without a corresponding issuance, redemption or exchange of OP Units. If, prior to a Specified Redemption Date, Rights (other than Rights issued pursuant to an employee benefit plan or other compensation arrangement) were issued and have expired, and such Rights were issued with an exercise price that, together with the purchase price for such Rights, was below fair market value in relation to the security or other property to be acquired upon the exercise of such Rights, and such Rights were issued to all holders of outstanding Company Shares or the General Partner cannot in good faith represent that the issuance of such Rights benefited the Limited Partners, then the Conversion Factor applicable upon a Notice of Redemption shall be equitably adjusted in a manner consistent with anti-dilution provisions in warrants and other instruments in the case of such a below market issuance or exercise price. A similar equitable adjustment to protect the value of OP Units shall be made in all events if any Rights issued under a Shareholder Rights Plan became exercisable and expired prior to a Specified Redemption Date.

Depreciation means, for each taxable year, an amount equal to the federal income tax depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year, except that if the Carrying Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Carrying Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Carrying Value using any reasonable method selected by the General Partner.

Disregarded Entity means a limited liability company or other unincorporated entity which is wholly owned by the General Partner or the Company and whose existence is disregarded for federal income tax purposes under Treasury Regulation Section 1.7701-3.

Effective Date means the date of closing the Restructuring.

Extraordinary Transaction shall mean, with respect to the Company, the occurrence of one or more of the following events: (i) a merger (including a triangular merger), consolidation or other combination with or into another Person; (ii) the direct or indirect sale, lease, exchange or other transfer of all or substantially all of its assets in one transaction or a series of related transactions; or (iii) any reclassification, recapitalization or change of its outstanding equity interests (other than a change in par value, or from par value to no par value, or as a result of a split, dividend or similar subdivision).

General Partner means Knight Fuller, Inc., in its capacity as the general partner of the Partnership, or its successors as general partner of the Partnership.

General Partner Interest means a Partnership Interest held by the General Partner, in its capacity as general partner. A General Partner Interest may be expressed as a number of OP Units.

IRS means the Internal Revenue Service, which administers the internal revenue laws of the United States.

Immediate Family means, with respect to any natural Person, such natural Person's estate or heirs or current spouse, parents, parents-in-law, children, siblings and grandchildren (in each case whether by adoption or not) and any trust or estate, all of the beneficiaries of which consist of such Person or such Person's spouse, parents, parents-in-law, children, siblings or grandchildren.

Incapacity or Incapacitated means, (i) as to any individual Partner, death, total physical disability or entry by a court of competent jurisdiction adjudicating him incompetent to manage his or her Person or estate; (ii) as to any corporation which is a Partner, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; (iii) as to any partnership which is a Partner, the dissolution and commencement of winding up of the partnership; (iv) as to any estate which is a Partner, the distribution by the fiduciary of the estate's entire interest in the Partnership; (v) as to any trustee of a trust which is a Partner, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Partner, the bankruptcy of such Partner. For purposes of this definition, bankruptcy of a Partner shall be deemed to have occurred when (a) the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect; (b) the Partner is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner; (c) the Partner executes and delivers a general assignment for the benefit of the Partner's creditors; (d) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of the nature described in clause (b) above; (e) the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Partner or for all or any substantial part of the Partner's properties; (f) any proceeding seeking liquidation, reorganization or other relief of or against such Partner under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof; (g) the appointment without the Partner's consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within ninety (90) days of such appointment; or (h) an appointment referred to in clause (g) which has been stayed is not vacated within ninety (90) days after the expiration of any such stay.

Indemnitee means (i) any Person made a party to a proceeding by reason of (A) his status as the General Partner, or as a director or officer of the Partnership or the General Partner, or (B) his or its liabilities, pursuant to a loan guarantee or otherwise, for any indebtedness of the Partnership or any Subsidiary of the Partnership (including, without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken assets subject to); and (ii) such other Persons (including Affiliates of the General Partner or the Partnership) as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.

Limited Partner means any Person (including the Company) named as a Limited Partner in Exhibit A attached hereto, as such Exhibit may be amended from time to time, or any Substituted Limited Partner or Additional Limited Partner, in such Person's capacity as a Limited Partner of the Partnership.

Limited Partner Interest means a Partnership Interest of a Limited Partner in the Partnership representing a fractional part of the Partnership Interests of all Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled, as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Limited Partner Interest may be expressed as a number of OP Units.

Liquidating Event has the meaning set forth in Section 13.1.

Liquidator has the meaning set forth in Section 13.2.

Net Income means, for any taxable period, the excess, if any, of the Partnership's items of income and gain for such taxable period over the Partnership's items of loss and deduction for such taxable period. The items included in the calculation of Net Income shall be determined in accordance with federal income tax accounting principles, subject to the specific adjustments provided for in Exhibit B.

Net Loss means, for any taxable period, the excess, if any, of the Partnership's items of loss and deduction for such taxable period over the Partnership's items of income and gain for such taxable period. The items included in the calculation of Net Loss shall be determined in accordance with federal income tax accounting principles, subject to the specific adjustments provided for in Exhibit B.

New Securities has the meaning set forth in Section 4.3.

Nonrecourse Deductions has the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Partnership taxable year shall be determined in accordance with the rules of Regulations
Section 1.704-2(c).

Nonrecourse Liability has the meaning set forth in Regulations Section 1.704-2(b)(3).

Notice of Redemption means the Notice of Redemption substantially in the form of Exhibit D to this Agreement.

OP Unit or Unit means a fractional, undivided share of the Partnership Interests of all Partners issued pursuant to Article IV. The number of OP Units outstanding and the Percentage Interest in the Partnership represented by such Units are set forth in Exhibit A attached hereto, as such Exhibit may be amended from time to time. The ownership of OP Units shall be evidenced by such form of certificate for units as the General Partner adopts from time to time unless the General Partner determines that the OP Units shall be uncertificated securities.

Partner means a General Partner or a Limited Partner, and Partners means the General Partner and the Limited Partners collectively.

Partner Minimum Gain means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

Partner Nonrecourse Debt has the meaning set forth in Regulations Section 1.704-2(b)(4).

Partner Nonrecourse Deductions has the meaning set forth in Regulations Section 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership taxable year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

Partnership means the limited partnership formed under the Act and pursuant to this Agreement, as it may be amended and/or restated, and any successor thereto.

Partnership Interest means an ownership interest in the Partnership representing a Capital Contribution by either a Limited Partner or the General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Partnership Interest may be expressed as a number of OP Units.

Partnership Minimum Gain has the meaning set forth in Regulations Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in a Partnership Minimum Gain, for a Partnership taxable year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

Partnership Record Date means the record date established by the General Partner for a distribution pursuant to Section 5.1 hereof, which record date shall be the same as the record date established by the Company for a distribution to its shareholders of some or all of its portion of such distribution.

Partnership Year means the fiscal year of the Partnership, which shall be the calendar year.

Percentage Interest means, as to a Partner, its interest in the Partnership as determined by dividing the OP Units owned by such Partner by the total number of OP Units then outstanding and as specified in Exhibit A attached hereto, as such Exhibit may be amended from time to time.

Person means an individual or a corporation, partnership, trust, unincorporated organization, association or other entity.

Prior Agreement has the meaning set forth in the second WHEREAS clause hereof.

Proxy/Prospectus has the meaning set forth in the third WHEREAS clause hereof.

Publicly Traded means listed or admitted to trading on the New York Stock Exchange, the American Stock Exchange or another national securities exchange or designated for quotation on the NASDAQ National Market, or any successor to any of the foregoing.

Recapture Income means any gain recognized by the Partnership upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

Redeeming Partner has the meaning set forth in Section 8.7 hereof.

Redemption Right has the meaning set forth in Section 8.7 hereof.

Regulations means the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

Residual Gain or Residual Loss means any item of gain or loss, as the case may be, of the Partnership recognized for federal income tax purposes resulting from a sale, exchange or other disposition of Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to
Section 2.B.(1)(a) or 2.B.(2)(a)of Exhibit C to eliminate Book-Tax Disparities.

Restructuring has the meaning set forth in the third WHEREAS clause hereof.

Rights shall have the meaning set forth in the definition of Company Shares Amount.

Sale or Disposition means any of the following Partnership transactions:

sales, exchanges, or other dispositions of real or personal property, condemnations or any recovery or damage awards, and insurance proceeds (other than business or rental interruption insurance proceeds).

704(c) Value of any Contributed Property means the fair market value of such property or other consideration at the time of contribution, as determined by the General Partner using such reasonable method of valuation as it may adopt. Subject to Exhibit B hereof, the General Partner shall, in its sole and absolute discretion, use such method as it deems reasonable and appropriate to allocate the aggregate of the 704(c) Values of Contributed Properties in a single or integrated transaction among the separate properties on a basis proportional to their respective fair market values.

Specified Redemption Date means the sixty-first (61st) day after receipt by the General Partner of a Notice of Redemption or, if such date is not a Business Day, the first Business Day thereafter; provided that no Specified Redemption Date shall occur before that date that is 12 months after the Effective Date, and provided further that if the Company combines its outstanding Company Shares into a smaller number of Company Shares, no Specified Redemption Date shall occur after the record date of such combination of Company Shares and prior to the effective date of such combination.

Subsidiary means, with respect to any Person, any corporation, partnership or other entity of which a majority of (i) the voting power of the voting equity securities; or (ii) the outstanding equity interests, is owned, directly or indirectly, by such Person.

Substituted Limited Partner means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 11.4.

Terminating Capital Transaction means any sale or other disposition of all or substantially all of the assets of the Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership.

Transfer has the meaning set forth in Section 11.1.

Unrealized Gain attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (i) the fair market value of such property (as determined under Exhibit B hereof) as of such date over (ii) the Carrying Value of such property (prior to any adjustment to be made pursuant to Exhibit B hereof) as of such date.

Unrealized Loss attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (i) the Carrying Value of such property (prior to any adjustment to be made pursuant to Exhibit B hereof) as of such date over (ii) the fair market value of such property (as determined under Exhibit B hereof) as of such date.

Value means, with respect to a Company Share, the average of the daily market price for the ten (10) consecutive trading days immediately preceding the Specified Redemption Date. The market price for each such trading day shall be:
(i) if the Company Shares are listed or admitted to trading on any securities exchange or the Nasdaq National Market System, the closing price on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day; (ii) if the Company Shares are not listed or admitted to trading on any securities exchange or the Nasdaq National Market System, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the General Partner; or (iii) if the Company Shares are not listed or admitted to trading on any securities exchange or the Nasdaq National Market System and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten (10) days prior to the date in question) for which prices have been so reported; provided that if there are no bid and asked prices reported during the ten (10) days prior to the date in question, the Value of the Company Shares shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. In the event the Company Shares Amount includes Rights, then the Value of such Rights shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate, provided that the Value of any rights issued pursuant to a Shareholder Rights Plan shall be deemed to have no value unless a triggering event shall have occurred (i.e., if the Rights issued pursuant thereto are no longer attached to the Company Shares and are able to trade independently).

                                   ARTICLE II
                             ORGANIZATIONAL MATTERS

Section 2.1 Organization

The Partnership is a limited partnership organized pursuant to the provisions of the Act. The Partners hereby agree to continue the Partnership upon the terms and conditions set forth in this Agreement. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Partnership Interest of each Partner shall be personal property for all purposes.

Section 2.2 Name

The name of the Partnership is KFI Properties, L.P. The Partnership's business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner, the Company or any of their respective Affiliates. The words Limited Partnership, L.P., Ltd. or similar words or letters shall be included in the Partnership's name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

Section 2.3 Registered Office and Agent; Principal Office

The address of the registered office of the Partnership in the State of Delaware shall be located at 800 Delaware Avenue, Wilmington, DE 19899, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be Delaware Corporations' LLC. The principal office of the Partnership shall be 150 Post Street, Suite 405, San Francisco, California or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable.

Section 2.4 Term

The term of the Partnership commenced on July 25, 2002, the date on which the Certificate was filed in the office of the Secretary of State of the State of Delaware in accordance with the Act, and shall continue in perpetuity, unless it is dissolved pursuant to the provisions of Article XIII hereof or as otherwise provided by law.

Section 2.5 Power of Attorney

A. Each Limited Partner and each Assignee hereby constitutes and appoints the General Partner, any Liquidator, and authorized officers and attorneys-in- fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

i. execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate of Limited Partnership and all amendments or restatements thereof) that the General Partner or the Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the Limited Partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may or plans to conduct business or own property; (b) all instruments that the General Partner deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (c) all conveyances and other instruments or documents that the General Partner or the Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (d) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article 11, 12 or 13 hereof or relating to the Capital Contribution of any Partner; and (e) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of Partnership Interests; and

ii. execute, swear to, seal, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner or any Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this agreement or appropriate or necessary, in the sole discretion of the General Partner or any Liquidator, to effectuate the terms or intent of this Agreement.

Section 2.6 Nothing contained herein shall be construed as authorizing the General Partner or any Liquidator to amend this Agreement except in accordance with Article 14 hereof or as may be otherwise expressly provided for in this Agreement.

A. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Partners will be relying upon the power of the General Partner and any Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee and the transfer of all or any portion of such Limited Partner's or Assignee's Partnership Units and shall extend to such Limited Partner's or Assignee's heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner or any Liquidator, acting in good faith pursuant to such power of attorney, and each such Limited Partner or Assignee hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the General Partner or any Liquidator, taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the General Partner or the Liquidator, within fifteen (15) days after receipt of the General Partner's or Liquidator's request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Partnership.

                                   ARTICLE III
                                     PURPOSE

Section 3.1 Purpose and Business

The purpose and nature of the business to be conducted by the Partnership is (i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act; (ii) to enter into any partnership, joint venture, limited liability company or other similar arrangement to engage in any of the foregoing or to own interests in any entity engaged, directly or indirectly, in any of the foregoing; and (iii) to do anything necessary or incidental to the foregoing. The General Partner also shall be empowered to do any and all acts and things necessary or prudent to ensure that the Partnership will not be classified as a publicly traded partnership for purposes of Section 7704 of the Code, including but not limited to imposing restrictions on transfers and restrictions on redemptions.

Section 3.2 Powers

The Partnership shall have full power and authority to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership, including, without limitation, directly or through its ownership interest in other entities, to enter into, perform and carry out contracts of any kind, lend money to any entity including the Company, borrow money and issue evidences of indebtedness whether or not secured by mortgage, deed of trust, pledge or other lien, acquire, own, manage, improve and develop real property and other real estate-related assets, and lease, sell, transfer and dispose of real property and other real estate-related assets.

Section 3.3 Partnership Only for Purposes Specified

The Partnership shall be a partnership only for the purposes specified in
Section 3.1 above, and this Agreement shall not be deemed to create a partnership among the Partners with respect to any activities whatsoever other than the activities within the purposes of the Partnership as specified in
Section 3.1 above.

                                   ARTICLE IV
                       CAPITAL CONTRIBUTIONS AND ISSUANCES
                            OF PARTNERSHIP INTERESTS

Section 4.1 Capital Accounts and Capital Contributions of the Partners

A. Capital Accounts. Capital Accounts shall be maintained for each Partner pursuant to Exhibit B hereof. The Capital Account balance of each Person who is a Partner on the Effective Date shall equal the Capital Account balance of such Partner (or its transferor as to the transferred Partnership Interests) immediately prior to the Effective Date.

B. General Partnership Interest. The OP Units held by the General Partner shall be deemed to be the General Partner Interest.

C. No Obligation to Make Additional Capital Contributions. Except as provided in
Section 10.4 hereof, the Partners shall have no obligation to make any additional Capital Contributions or provide any additional funding to the Partnership (whether in the form of loans, repayments of loans or otherwise). No Partner shall have any obligation to restore any deficit that may exist in its Capital Account, either upon a liquidation of the Partnership or otherwise. Each Partner shall own the number of OP Units set forth for such Partner in Exhibit A and shall have a Percentage Interest in the Partnership as set forth in Exhibit A, which Percentage Interest shall be adjusted in Exhibit A from time to time by the General Partner to the extent necessary to reflect accurately redemptions, additional Capital Contributions, the issuance of additional OP Units (pursuant to any merger or otherwise), or similar events having an effect on any Partner's Percentage Interest.

Section 4.2 Issuances of Partnership Interests

OP Units will be issued as provided in Article 3 of the Agreement and Plan of Merger governing the Restructuring. The General Partner is hereby authorized to cause the Partnership from time to time to issue to the Partners (including the Company and its Affiliates) or other Persons (including, without limitation, in connection with the contribution of property to the Partnership) additional OP Units or other Partnership Interests in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to the Limited Partner Interests issued on the Effective Date, all as shall be determined by the General Partner in its sole and absolute discretion subject to Delaware law, including, without limitation,
(i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests; (ii) the right of each such class or series of Partnership Interests to share in Partnership distributions; and (iii) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership; provided that no such additional OP Units or other Partnership Interests shall be issued to the Company, unless either (a)(1) the additional Partnership Interests are issued in connection with the grant, award or issuance of Company Shares or other equity interests by the Company, which Company Shares or other equity interests have designations, preferences and other rights such that the economic interests attributable to such Company Shares or other equity interests are substantially similar to the designations, preferences and other rights of the additional Partnership Interests issued to the Company in accordance with this Section 4.2 and (2) the Company shall make a Capital Contribution to the Partnership in an amount equal to the proceeds raised in connection with such issuance, or (b) the additional Partnership Interests are issued to all Partners in proportion to their respective Percentage Interests. In addition, the Company may acquire OP Units from other Partners pursuant to this Agreement. In the event that the Partnership issues Partnership Interests pursuant to this Section 4.2, the General Partner shall make such revisions to this Agreement (without any requirement of receiving approval of the Limited Partners) including but not limited to the revisions described in Section 5.4, Section 6.2 and Section 8.7 hereof, as it deems necessary to reflect the issuance of such additional Partnership Interests and the special rights, powers and duties associated therewith. Unless specifically set forth otherwise by the General Partner, any Partnership Interest issued after the Effective Date shall have the same rights, powers and duties as the Partnership Interests issued on the Effective Date.

Section 4.3 No Preemptive Rights

Except to the extent expressly granted by the General Partner (on behalf of the Partnership) pursuant to another agreement, no Person shall have any preemptive, preferential or other similar right with respect to (i) additional Capital Contributions or loans to the Partnership or (ii) issuance or sale of any OP Units or other Partnership Interests.

Section 4.4 Other Contribution Provisions

In the event that any Partner is admitted to the Partnership and is given a Capital Account in exchange for services rendered to the Partnership, such transaction shall be treated by the Partnership and the affected Partner as if the Partnership had compensated such Partner in cash for the fair market value of such services, and the Partner had contributed such cash to the capital of the Partnership.

Section 4.5 No Interest on Capital

No Partner shall be entitled to interest on its Capital Contributions or its Capital Account.

                                    ARTICLE V
                                  DISTRIBUTIONS

Section 5.1 Requirement and Characterization of Distributions

The General Partner shall have the exclusive right and authority to declare and cause the Partnership to make distributions as and when and in such amounts as the General Partner deems appropriate or desirable in its sole discretion. All distributions shall be made to Partners who are Partners on the Partnership Record Date in accordance with their respective Percentage Interests on such Partnership Record Date; provided that in no event may a Partner receive a distribution with respect to an OP Unit if such Partner is entitled to receive a distribution with respect to a Company Share for which such OP Unit has been exchanged and such distribution shall be made to the Company. Unless otherwise expressly provided for herein or in an agreement at the time a new class of Partnership Interests is created in accordance with Article 4 hereof, no Partnership Interest shall be entitled to a distribution in preference to any other Partnership Interest.

Section 5.2 Amounts Withheld

All amounts withheld pursuant to the Code or any provisions of any state or local tax law and Section 10.4 hereof with respect to any allocation, payment or distribution to the General Partner, the Limited Partners or Assignees shall be treated as amounts distributed to the General Partner, Limited Partners or Assignees pursuant to Section 5.1 above for all purposes under this Agreement.

Section 5.3 Distributions Upon Liquidation

Proceeds from a Terminating Capital Transaction and any other cash received or reductions in reserves made after commencement of the liquidation of the Partnership shall be distributed to the Partners in accordance with Section 13.2.

Section 5.4 Revisions to Reflect Issuance of Additional Partnership Interests

In the event that the Partnership issues additional Partnership Interests to the General Partner, the Company or any Additional Limited Partner pursuant to
Article IV hereof, the General Partner shall make such revisions to this Article V as it deems necessary to reflect the issuance of such additional Partnership Interests.

                                   ARTICLE VI
                                   ALLOCATIONS

Section 6.1 Allocations For Capital Account Purposes

For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership's items of income, gain, loss and deduction (computed in accordance with Exhibit B hereto) shall be allocated among the Partners in each taxable year (or portion thereof) as provided herein below.

A. Net Income. After giving effect to the special allocations set forth in
Section 1 of Exhibit C hereto, Net Income shall be allocated (i) first, to the General Partner to the extent that Net Losses previously allocated to the General Partner pursuant to the last sentence of Section 6.1.B exceed Net Income previously allocated to the General Partner pursuant to this clause (i) of
Section 6.1.A; and (ii) thereafter, to the Partners in accordance with their respective Percentage Interests, provided, however, that to the extent not duplicative of allocations required by Section 1 of Exhibit C hereto, gain from a Sale or Disposition of any Partnership property owned by the Partnership on the Effective Date shall first be allocated among the OP Units in the same proportion and to the same extent as such OP Units have been allocated depreciation deductions prior to the Effective Date giving rise to such gain.

B. Net Losses. After giving effect to the special allocations set forth in
Section 1 of Exhibit C hereto, Net Losses shall be allocated to the Partners in proportion to their Percentage Interests, provided that, Net Losses shall not be allocated to any Limited Partner pursuant to this Section 6.1.B. to the extent that such allocation would cause such Limited Partner to have an Adjusted Capital Account Deficit (or to increase an existing Adjusted Capital Account Deficit) at the end of such taxable year (or portion thereof). All Net Losses in excess of the limitations set forth in this Section 6.1.B. shall be allocated to the General Partner.

C. Allocation of Nonrecourse Debt. The Partners agree that Nonrecourse Liabilities of the Partnership shall be allocated among the Partners in accordance with the provisions of Regulations Section 1.752-3, as modified by any guidance published by the Internal Revenue Service, or otherwise reasonably interpreted. For this purpose, "excess nonrecourse liabilities" shall be allocated in accordance with the Partner's Percentage Interest.

D. Recapture Income. Any gain allocated to the Partners upon a Sale or Disposition of any Partnership property shall, to the extent possible, after taking into account other required allocations of gain pursuant to Exhibit C, be characterized as Recapture Income in the same proportions and to the same extent as such Partners have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

Section 6.2 Revisions to Allocations to Reflect Issuance of Additional Partnership Interests

In the event that the Partnership issues additional Partnership Interests to the General Partner, the Company or any Additional Limited Partner pursuant to
Article IV hereof, the General Partner shall make such revisions to this Article VI as it deems necessary to reflect the terms of the issuance of such additional Partnership Interests.

                                   ARTICLE VII
                      MANAGEMENT AND OPERATIONS OF BUSINESS

Section 7.1 Management

A. Powers of General Partner. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership are and shall be exclusively vested in the General Partner, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. The General Partner may not be removed by the Limited Partners with or without cause. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Sections 7.6.A, 7.6.D and 7.11 below, shall have full power and authority to do all things deemed necessary or desirable by it on such terms and conditions as the General Partner in its sole discretion deems appropriate, to conduct the business of the Partnership, to exercise all powers set forth in Section 3.2 hereof and to effectuate the purposes set forth in Section 3.1 hereof, including, without limitation:

i. the making of any expenditures, the lending or borrowing of money, the issuance of evidences of indebtedness (including the securing of same by mortgage, deed of trust or other lien or encumbrance on the Partnership's assets) and the incurring of any obligations it deems necessary or desirable for the conduct of the activities of the Partnership;

ii. the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership, the registration of any class of securities of the Partnership under the Securities Exchange Act of 1934, as amended, and the listing of any debt securities of the Partnership on any exchange;

iii. the acquisition, disposition, sale, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Partnership (including the exercise or grant of any conversion, option, privilege or subscription right or other right available in connection with any assets at any time held by the Partnership) or the merger or other combination of the Partnership with or into another entity, on such terms as the General Partner deems proper in its sole and absolute discretion;

iv. the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement, including, without limitation, the financing of the conduct of the operations of the Company, the Partnership or any of the Partnership's Subsidiaries, the lending of funds to other Persons (including, without limitation, the Company and/or the Subsidiaries of the Partnership) and the repayment of obligations of the Partnership and its Subsidiaries and any other Person in which the Partnership has an equity investment and the making of capital contributions to its Subsidiaries;

v. the management, operation, leasing, landscaping, repair, alteration, demolition or improvement of any real property or improvements owned by the Partnership or any Subsidiary of the Partnership or any other Person in which the Partnership has made or determines to make a direct or indirect equity investment;

vi. the negotiation, execution, and performance of any contracts, conveyances or other instruments that the General Partner considers useful or necessary to the conduct of the Partnership's operations or the implementation of the General Partner's powers under this Agreement, including contracting with contractors, developers, consultants, accountants, legal counsel, other professional advisors and other agents (including the Advisor) and the payment of their expenses and compensation out of the Partnership's assets;

vii. the distribution of Partnership cash or other Partnership assets in accordance with this Agreement;

viii. the holding, managing, investing and reinvesting of cash and other assets of the Partnership and, in connection therewith, the opening, maintaining and closing of bank and brokerage accounts and the drawing of checks or other orders for the payment of moneys;

ix. the collection and receipt of revenues and income of the Partnership;

x. the selection and dismissal of employees of the Partnership (including, without limitation, employees having titles such as president, vice president, secretary and treasurer,) and agents, outside attorneys, accountants, consultants and contractors of the Partnership, and the determination of their compensation and other terms of employment or hiring;

xi. the maintenance of such insurance for the benefit of the Partnership, the Partners and directors and officers thereof as it deems necessary and appropriate;

xii. the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, joint ventures, limited liability companies or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to its Subsidiaries and any other Person in which it has or determines to make an equity investment from time to time);

xiii. the control of any matters affecting the rights and obligations of the Partnership, including the settlement, compromise, submission to arbitration or any other form of dispute resolution or abandonment of any claim, cause of action, liability, debt or damages due or owing to or from the Partnership, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the representation of the Partnership in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expense and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

xiv. the determination of the fair market value of any Partnership property distributed in kind, using such reasonable method of valuation as the General Partner may adopt;

xv. the exercise, directly or indirectly, through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any assets or investment held by the Partnership;

xvi. the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Partnership or any other Person in which the Partnership has a direct or indirect interest, individually or jointly with any such Subsidiary or other Person;

xvii. the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of any Person in which the Partnership does not have any interest pursuant to contractual or other arrangements with such Person;

xviii. the making, executing and delivering of any and all deeds, leases, notes, deeds to secure debt, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or other legal instruments or agreements in writing necessary or appropriate in the judgment of the General Partner for the accomplishment of any of the powers of the General Partner under this Agreement;

xix. the distribution of cash to acquire OP Units held by a Limited Partner in connection with a Limited Partner's exercise of its Redemption Right under
Section 8.7 hereof;

xx. the amendment and restatement of Exhibit A hereto to reflect accurately at all times the Capital Contributions and Percentage Interests of the Partners as the same are adjusted from time to time to the extent necessary to reflect redemptions, Capital Contributions, the issuance of OP Units, the admission of any Additional Limited Partner or any Substituted Limited Partner or otherwise, which amendment and restatement, notwithstanding anything in this Agreement to the contrary, shall not be deemed an amendment of this Agreement, as long as the matter or event being reflected in Exhibit A hereto otherwise is authorized by this Agreement;

xxi. the approval and/or implementation of any merger (including a triangular merger), consolidation or other combination between the Partnership and another person that is not prohibited under this Agreement, whether with or without Consent, the terms of Section 17-211(g) of the Act shall be applicable such that the General Partner shall have the right to effect any amendment to this Agreement or effect the adoption of a new partnership agreement for a limited partnership if it is the surviving or resulting limited partnership of the merger or consolidation (except as may be expressly prohibited under Section 14.1.C or Section 14.1.D); and

xxii. the taking of any and all actions necessary or desirable in furtherance of, in connection with or incidental to the foregoing.

B. No Approval by Limited Partners. Except as provided in Section 7.11 below, each ofthe Limited Partners agrees that the General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the Partners, notwithstanding any other provision of this Agreement, the Act or any applicable law, rule or regulation, to the full extent permitted under the Act or other applicable law. The execution, delivery or performance by the General Partner or the Partnership of any agreement authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement or of any duty stated or implied by law or equity.

C. Insurance. At all times from and after the date hereof, the General Partner may cause the Partnership to obtain and maintain (i) casualty, liability and other insurance on the properties of the Partnership, (ii) liability insurance for the Indemnitees hereunder and (iii) such other insurance as the General Partner, in its sole and absolute discretion, determines to be necessary.

D. Working Capital and Other Reserves. At all times from and after the date hereof, the General Partner may cause the Partnership to establish and maintain working capital reserves in such amounts as the General Partner, in its sole and absolute discretion, deems appropriate and reasonable (both in purpose and amount) from time to time, including upon liquidation of the Partnership pursuant to Section 13.2 hereof.

E. No Obligations to Consider Tax Consequences of Limited Partners. In exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner of any action taken (or not taken) by it. The General Partner and the Partnership shall not have liability to a Limited Partner for monetary damages or otherwise for losses sustained, liabilities incurred or benefits not derived by such Limited Partner in connection with such decisions, provided that the General Partner has acted in good faith and not beyond its authority under this Agreement.

Section 7.2 Certificate of Limited Partnership

The Partnership has previously caused the Certificate to be filed with the Secretary of State of Delaware. To the extent that such action is determined by the General Partner to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate and do all the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware and each other state, the District of Columbia or other jurisdiction in which the Partnership may elect to do business or own property. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and any other state, the District of Columbia or other jurisdiction in which the Partnership may elect to do business or own property. Subject to the terms of Section 8.6.A(iv) hereof, the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Limited Partner.

Section 7.3 Title to Partnership Assets

Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partners, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

Section 7.4 Reimbursement of the General Partner and the Company

A. No Compensation. Except as provided in this Section 7.4 and elsewhere in this Agreement (including the provisions of Articles V and VI hereof regarding distributions, payments and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.

B. Responsibility for Partnership Expenses. The Partnership shall be responsible for and shall pay all expenses relating to the Restructuring, the ownership of its assets and its management, administration and operations. The General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all expenses it incurs relating to the Restructuring and the ownership, management, administration and operation of, or for the benefit of, the Partnership (including, without limitation, expenses related to the ownership, management and administration of any Subsidiaries of the Company or the Partnership or Affiliates of the Partnership). The General Partner shall determine in good faith the amount of expenses incurred by it related to the ownership and operation of, or for the benefit of, the Partnership. Such reimbursements shall be in addition to any reimbursement to the General Partner pursuant to Section 10.3.C hereof and as a result of indemnification pursuant to Section 7.7 below. All payments and reimbursements hereunder shall be characterized for federal income tax purposes as expenses of the Partnership incurred on its behalf, and not as expenses of the General Partner.

C. Reimbursement of Company Expenses. The Company shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all expenses that the Company incurs relating to the ownership and operation of, or for the benefit of, the Partnership (including, without limitation, (i) expenses relating to the ownership of interests in Partnership, (ii) compensation of the Company's officers and employees including, without limitation, payments under tanyCompany Stock Incentive Plans that provides for stock units, or other phantom stock, pursuant to which employees of the Company may receive payments based upon dividends on or the value of Company Shares, (iii) director fees and expenses and (iv) all costs and expenses of being a public company, including costs of filings with the SEC, reports and other distributions to its stockholders); provided that the amount of any such reimbursement shall be reduced by any interest earned by the Company with respect to bank accounts or other instruments or accounts held by it on behalf of the Partnership. Only such portion of the Company's expenses allocable to the administration, operations or assets of the Partnership shall be borne by the Partnership. The Partners acknowledge that all such expenses of the Company are deemed to be for the benefit of the Partnership. Such reimbursement shall be in addition to any reimbursement made as a result of indemnification pursuant to Section 7.7 hereof.

D. Partnership Interest Issuance Expenses, The General Partner shall also be reimbursed for all expenses it incurs relating to any issuance of additional Partnership Interests, debt of the Partnership or rights, options, warrants or convertible or exchangeable securities pursuant to Article IV hereof (including, without limitation, all costs, expenses, damages and other payments resulting from or arising in connection with litigation related to any of the foregoing), all of which expenses are considered by the Partners to constitute expenses of, and for the benefit of, the Partnership.

E. Tax Treatment of Certain Reimbursements. If and to the extent that any reimbursement made pursuant to this Section 7.4 is determined for federal income tax purposes not to constitute a payment of expenses of the Partnership, then such reimbursement shall be treated as a distribution pursuant to Article V hereof. In the event that the Company shall elect to purchase from its shareholders Company Shares for the purpose of delivering such Company Shares to satisfy an obligation under any dividend reinvestment program adopted by the Company, any employee stock purchase plan adopted by the Company, or any similar obligation or arrangement undertaken by the Company in the future or for the purpose of retiring such Company Shares, the purchase price paid by the Company for such Company Shares and any other expenses incurred by the Company in connection with such purchase shall be considered expenses of the Partnership and shall be advanced to the Company or reimbursed to the Company, subject to the condition that: (i) if such Company Shares subsequently are sold by the Company, the Company shall pay to the Partnership any proceeds received by the Company for such Company Shares (which sales proceeds shall include the amount of dividends reinvested under any dividend reinvestment or similar program provided that a transfer of Company Shares for Units pursuant to Section 8.6 would not be considered a sale for such purposes); and (ii) if such Company Shares are not retransferred by the Company within thirty (30) days after the purchase thereof, or the Company otherwise determines not to retransfer such Company Shares, the Company, as General Partner, shall cause the Partnership to redeem a number of OP Units held by the Company, as a Limited Partner, equal to the product obtained by dividing the number of such Company Shares by the Conversion Factor (in which case such advancement or reimbursement of expenses shall be treated as having been made as a distribution in redemption of such number of Units held by the Company).

Section 7.5 Outside Activities of the General Partner and the Company

The General Partner and the Company may engage in any outside activities, and shall only devote such time to the management of the Partnership as they deem necessary in their sole discretion.

Section 7.6 Transactions with Affiliates

A. Transactions with Certain Affiliates. The Partnership may enter into transactions with Affiliates of the General Partner (including transactions providing for the purchase or sale of property or other assets) provided that the terms of such transactions are comparable to those that could be obtained from unaffiliated third parties.

B. Benefit Plans. The General Partner, in its sole and absolute discretion and without the approval of the Limited Partners, may propose and adopt on behalf of the Partnership employee benefit plans funded by the Partnership for the benefit of employees of the General Partner, the Partnership, Subsidiaries of the Partnership or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Partnership, the General Partner, or any of the Partnership's Subsidiaries.

C. Conflict Avoidance. The General Partner is expressly authorized to enter into, in the name and on behalf of the Partnership, a right of first opportunity arrangement and other conflict avoidance agreements with various Affiliates of the Partnership and the General Partner, on such terms as the General Partner, in its sole and absolute discretion, believes are advisable.

D. Transfers of Assets. The Partnership may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law as the General Partner, in its sole and absolute discretion, believes are advisable.

Section 7.7 Indemnification

A. General. To the fullest extent permitted by Delaware law, the Partnership shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorneys fees and other legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership or the Company as set forth in this Agreement, in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the Indemnitee actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty or otherwise for any indebtedness of the Partnership or any Subsidiary of the Partnership (including without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken subject
to), and the General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.7 in favor of any Indemnitee having or potentially having liability for any such indebtedness. The termination of any proceeding by conviction of an Indemnitee or upon a plea of nolo contendere or its equivalent by an Indemnitee, or an entry of an order of probation against an Indemnitee prior to judgment, creates a rebuttable presumption that such Indemnitee acted in a manner that would preclude indemnification under this
Section 7.7. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership, and neither the General Partner nor any Limited Partner shall have any obligation to contribute to the capital of the Partnership, or otherwise provide funds, to enable the Partnership to fund its obligations under this Section 7.7.

B. Advancement of Expenses. Reasonable expenses expected to be incurred by an Indemnitee shall be paid or reimbursed by the Partnership in advance of the final disposition of any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative made or threatened against an Indemnitee, in the case of any director or officer who is an Indemnitee upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in Section 7.7.A has been met and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

C. No Limitation of Rights. The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity unless otherwise provided in a written agreement pursuant to which such Indemnitee is indemnified.

D. Insurance. The Partnership may purchase and maintain insurance on behalf of the Indemnitees and such other Persons as the General Partner shall determine against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

E. Benefit Plan Fiduciary. For purposes of this Section 7.7, (i) the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan, (ii) excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of this Section 7.7 and (iii) actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is not opposed to the best interests of the Partnership.

F. No Personal Liability for Limited Partner. In no event may an Indemnitee subject any of the Partners to liability by reason of the indemnification provisions set forth in this Agreement.

G. Interested Transactions. An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

H. Benefit. The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.7, or any provision hereof, shall be prospective only and shall not in any way affect the obligation of the Partnership to any Indemnitee under this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or related to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

I. Indemnification Payments Not Distributions. If and to the extent any payments to the General Partner pursuant to this Section 7.7 constitute gross income to the General Partner (as opposed to the repayment of advances made on behalf of the Partnership), such amounts shall constitute guaranteed payments within the meaning of Section 707(c) of the Code, shall be treated consistently therewith by the Partnership and all Partners, and shall not be treated as distributions for purposes of computing the Partners' Capital Accounts.

Section 7.8 Liability of the General Partner

A. General. Notwithstanding anything to the contrary set forth in this Agreement, the General Partner and its directors and officers shall not be liable for monetary damages to the Partnership, any Partners or any Assignees for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or of any act or omission if the General Partner acted in good faith.

B. No Obligation to Consider Separate Interests of Limited Partners or Shareholders. The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership, that the General Partner is under no obligation to consider the separate interests of the Limited Partners (including, without limitation, the tax consequences to Limited Partners or Assignees) in deciding whether to cause the Partnership to take (or decline to take) any actions and that the General Partner shall not be liable for monetary damages or otherwise for losses sustained, liabilities incurred or benefits not derived by Limited Partners in connection with such decisions, provided that the General Partner has acted in good faith. In addition, the Limited Partners expressly acknowledge that the Company is acting on behalf of its shareholders, that the Company, in its capacity as the General Partner, is under no obligation to consider the separate interests of the Limited Partners (including, without limitation, the tax consequences to Limited Partners or Assignees) in deciding whether to cause the General Partner to cause the Partnership to take (or decline to take) any actions and that the Company shall not be liable for monetary damages or otherwise for losses sustained, liabilities incurred or benefits not derived by Limited Partners in connection with such decisions, provided that the General Partner has acted in good faith.

C. Actions of Agents. Subject to its obligations and duties as General Partner set forth in Section 7.1.A above, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents (including the Advisor). The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent (including the Advisor) appointed by the General Partner in good faith.

D. Effect of Amendment. Any amendment, modification or repeal of this Section
7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner's liability to the Partnership and the Limited Partners under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 7.9 Other Matters Concerning the General Partner

A. Reliance on Documents. The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

B. Reliance on Advisors. The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisors selected by it, and any act taken or omitted to be taken in reliance upon the advice of such Persons as to matters which the General Partner reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such advice.

C. Action Through Agents. The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to employ persons in the operation and management of the business of the Partnership, including but not limited to, the Advisor, supervisory managing agents, building management agents, insurance, real estate and loan brokers, agents, employees, managers, accountants, attorneys, consultants and others, on such terms and for such compensation as the General Partner shall determine. In addition, the General Partner may act through any of its duly authorized officers or a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the General Partner hereunder.

D. Actions to Avoid Publicly Traded Partnership Status. Notwithstanding any other provision of this Agreement, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable to ensure that the Partnership will not be classified as a publicly traded partnership for purposes of Sections

351(e), 469(k) or 7704 of the Code including, without limitation, imposing restrictions on transfers and redemptions of OP Units hereunder and modifying the Specified Redemption Date, is expressly authorized under this Agreement and is deemed approved by all the Limited Partners; provided however, that the General Partner shall be under no obligation to avoid publicly traded partnership status for the Partnership if the General Partner determines, in its sole and absolute discretion, that the avoidance of such status is no longer in the best interests of the Partners.

Section 7.10 Purchase of Company Shares by Company

In the event that the Company shall elect to purchase from its shareholders Company Shares for the purpose of delivering such Company Shares to satisfy an obligation under any dividend reinvestment program adopted by the Company, any employee stock purchase plan adopted by the Company, or any similar obligation or arrangement undertaken by the Company in the future or for the purpose of retiring such Company Shares, the purchase price paid by the Company for such Company Shares and any other expenses incurred by the Company in connection with such purchase shall be considered expenses of the Partnership and shall be advanced to theCompany or reimbursed to the Company, subject to the condition that: (i) if such Company Shares subsequently are sold by the Company, the Company shall pay to the Partnership any proceeds received by the Company for such Company Shares (which sales proceeds shall include the amount of dividends reinvested under any dividend reinvestment or similar program provided that a transfer of Company Shares for OP Units pursuant to Section 8.7 would not be considered a sale for such purposes); and (ii) if such Company Shares are not retransferred by the Company within thirty (30) days after the purchase thereof, or the Company otherwise determines not to retransfer such Company Shares, the General Partner shall cause the Partnership to redeem a number of OP Units held by the Company, as a Limited Partner, equal to the product obtained by dividing the number of such Company Shares by the Conversion Factor (in which case such advancement or reimbursement of expenses shall be treated as having been made as a distribution in redemption of such number of Units held by the Company).

Section 7.11 Reliance by Third Parties

Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority, without consent or approval of any other Partner or Person, to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and take any and all actions on behalf of the Partnership and such Person shall be entitled to deal with the General Partner as if the General Partner were the Partnership's sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies which may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect; (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership; and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

                                  ARTICLE VIII
                   RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

Section 8.1 Limitation of Liability

The Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement, including Section 10.4 hereof, or under the Act.

Section 8.2 Management of Business

No Limited Partner or Assignee (other than the General Partner, any of its Affiliates or any officer, director, employee, partner or agent of the General Partner, the Partnership or any of their Affiliates, in their capacity as such) shall take part in the operation, management or control (within the meaning of the Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, employee, partner or agent of the General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

Section 8.3 Outside Activities of Limited Partners

Subject to any agreements entered into pursuant to Section 7.6.E hereof and any other agreements entered into by a Limited Partner or its Affiliates with the Partnership or any of its Subsidiaries, any Limited Partner (other than the Company) and any officer, director, employee, agent, trustee, Affiliate or shareholder of any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities that are in direct competition with the Partnership or that are enhanced by the activities of the Partnership. Neither the Partnership nor any Partners shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee. None of the Limited Partners (other than the Company) nor any other Person shall have any rights by virtue of this Agreement or the Partnership relationship established hereby in any business ventures of any other Person and such Person shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures to the Partnership, any Limited Partner or any such other Person, even if such opportunity is of a character which, if presented to the Partnership, any Limited Partner or such other Person, could be taken by such Person.

Section 8.4 Return of Capital

Except pursuant to the right of redemption set forth in Section 8.7 below, no Limited Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Partnership as provided herein. No Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee, either as to the return of Capital Contributions or as to profits, losses or distributions.

Section 8.5 Rights of Limited Partners Relating to the Partnership

A. General. In addition to other rights provided by this Agreement or by the Act, and except as limited by Section 8.6.C below, each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner's nterest as a limited partner in the Partnership, upon written demand with a statement of the purpose of such demand and at such Limited Partner's own expense:

i. to obtain a copy of the most recent annual and quarterly reports filed with the Securities and Exchange Commission by the Company pursuant to the Exchange Act;

ii. to obtain a copy of the Partnership's federal, state and local income tax returns for each Partnership Year,

iii. to obtain a current list of the name and last known business, residence or mailing address of each Partner, and

iv. to obtain a copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate of Limited Partnership and all amendments thereto have been executed.

B. Notice of Conversion Factor. The Partnership shall notify each Limited Partner, upon request, of the then current Conversion Factor and, with reasonable detail, how the same was determined.

C. Confidentiality. Notwithstanding any other provision of this Section 8.6, the General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner determines in its sole and absolute discretion to be reasonable, any information that (i) the General Partner reasonably believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or could damage the Partnership or its business or (ii) the Partnership is required by law or by agreements with unaffiliated third parties to keep confidential.

Section 8.7 Redemption Right

A. General. Subject to Sections 8.7.B and 8.7.C hereof, on or after that date which is 12 months after the Effective Date, each Limited Partner (other than the Company) shall have the right (the Redemption Right) to require the Partnership to redeem on a Specified Redemption Date all or a portion of the OP Units held by such Limited Partner (or such lesser amount as the General Partner may permit) at a redemption price per Unit equal to and in the form of the Cash Amount to be paid by the Partnership. The Redemption Right shall be exercised pursuant to a Notice of Redemption delivered to the Partnership (with a copy to the Company) by the Limited Partner who is exercising the redemption right (the Redeeming Partner); provided, however, that the Partnership shall not be obligated to satisfy such Redemption Right if the Company elects to purchase the OP Units subject to the Notice of Redemption pursuant to Section 8.7.B. A Limited Partner may not exercise the Redemption Right for less than all of the OP Units held by such Partner unless the General Partner otherwise consents. The Redeeming Partner shall have no right, with respect to any OP Units so redeemed, to receive any distributions paid on or after the Specified Redemption Date. The Assignee of any Limited Partner may exercise the rights of such Limited Partner pursuant to this Section 8.7, and such Limited Partner shall be deemed to have assigned such rights to such Assignee and shall be bound by the exercise of such rights by such Assignee. In connection with any exercise of such rights by an Assignee on behalf of a Limited Partner, the Cash Amount shall be paid by the Partnership directly to such Assignee and not to such Limited Partner.

B. Redemption by Company. Notwithstanding the provisions of Section 8.7.A, a Limited Partner that exercises the Redemption Right shall be deemed to have offered to sell the OP Units described in the Notice of Redemption to the Company. The Company may, in its sole and absolute discretion (subject to any limitations on ownership and transfer of Company Shares set forth in the Certificate of Incorporation), elect to assume directly and satisfy a Redemption Right by paying to the Redeeming Partner either the Cash Amount or the Company Shares Amount, as the Company determines in its sole and absolute discretion on the Specified Redemption Date, whereupon the Company shall acquire the OP Units offered for redemption by the Redeeming Partner and shall be treated for all purposes of this Agreement as the owner of such OP Units. If the Company shall elect to exercise its right to purchase OP Units under this Section 8.7.B with respect to a Notice of Redemption, it shall so notify the Redeeming Partner within five (5) Business Days after the receipt by it of such Notice of Redemption. Unless the Company (in its sole and absolute discretion) shall exercise its right to purchase OP Units from the Redeeming Partner pursuant to this Section 8.7.B, the Company shall not have any obligation to the Redeeming Partner or the Partnership with respect to the Redeeming Partner's exercise of the Redemption Right. In the event the Company shall exercise its right to purchase OP Units with respect to the exercise of a Redemption Right in the manner described in the first sentence of this Section 8.7.B, the Partnership shall have no obligation to pay any amount to the Redeeming Partner with respect to such Redeeming Partner's exercise of such Redemption Right, and each of the Redeeming Partner, the Partnership, and the Company shall treat the transaction between the Company and the Redeeming Partner, for federal income tax purposes, as a sale of the Redeeming Partner's OP Units to the Company. Each Redeeming Partner agrees to execute such documents as the Company may reasonably require in connection with the issuance of Company Shares upon exercise of the Redemption Right. In the event that the Company determines to pay the Redeeming Partner the Redemption Amount in the form of Company Shares, the total number of Company Shares to be paid to the Redeeming Partner in exchange for the Redeeming Partner's OP Units shall be equal to the number of OP Units being redeemed. In the event this amount is not a whole number of Company Shares, the Redeeming Partner shall be paid (i) that number of Company Shares that equals the nearest whole number less than such amount plus (ii) an amount of cash which the Company determines, in its reasonable discretion, to represent the fair value of the remaining fractional Share which would otherwise be payable to the Redeeming Partner.

C. Exceptions to Exercise of Redemption Right. Notwithstanding the provisions of Sections 8.7.A and 8.7.B above, a Partner shall not be entitled to exercise the Redemption Right pursuant to Section 8.7.A above if (but only as long as) the delivery of Company Shares to such Partner on the Specified Redemption Date (i) would be prohibited under the Certificate of Incorporation, or (ii) as long as the Company Shares are Publicly Traded, would be prohibited under applicable federal or state securities laws or regulations (assuming the Company would in fact assume and satisfy the Redemption Right). Furthermore, the Redemption Right pursuant to provisions 8.7.A and 8.7.B shall be subject to any restrictions on redemptions imposed by the General Partner pursuant to Section 7.9.D hereof.

D. No Liens on Partnership Units Delivered for Redemption. Each Limited Partner covenants and agrees with the Company that all OP Units delivered for redemption shall be delivered to the Partnership or the Company, as the case may be, free and clear of all liens, and, notwithstanding anything contained herein to the contrary, neither the Company nor the Partnership shall be under any obligation to acquire OP Units that are or may be subject to any liens. Each Limited Partner further agrees that, in the event any state or local property transfer tax is payable as a result of the transfer of its OP Units to the Partnership or the Company, such Limited Partner shall assume and pay such transfer tax.

E. Additional Partnership Interests. In the event that the Partnership issues additional Partnership Interests pursuant to Section 4.2 hereof, the General Partner shall make such revisions to this Section 8.7 as it determines are necessary to reflect the issuance of such additional Partnership Interests.

                                   ARTICLE IX
                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 9.1 Records and Accounting

The General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership's business, including, without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Section 9.3 below. Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on. or be in the form of, punch cards, magnetic tape, computer disk, photographs, micrographics or any other information storage device, provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles.

Section 9.2 Fiscal Year

The fiscal year of the Partnership shall be the calendar year.

Section 9.3 Reports

A. Annual Reports. As soon as practicable, but in no event later than one hundred five (105) days after the close of each Partnership Year, the General Partner shall cause to be mailed to each Limited Partner as of the close of the Partnership Year, an annual report containing financial statements of the Partnership, or of the Company if such statements are prepared solely on a consolidated basis with the Company, for such Partnership Year, presented in accordance with generally accepted accounting principles, such statements to be audited by a nationally recognized firm of independent public accountants selected by the General Partner.

B. Quarterly Reports. As soon as practicable, but in no event later than one hundred five (105) days after the close of each calendar quarter (except the last calendar quarter of each year), the General Partner shall cause to be mailed to each Limited Partner as of the last day of the calendar quarter, a report containing unaudited financial statements of the Partnership, or of the Company, if such statements are prepared solely on a consolidated basis with the Company, and such other information as may be required by applicable law or regulation, or as the General Partner determines to be appropriate.

                                    ARTICLE X
                                   TAX MATTERS

Section 10.1 Preparation of Tax Returns

The General Partner shall arrange for the preparation and timely filing of all returns of Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable efforts to furnish, within ninety (90) days of the close of each taxable year, the tax information reasonably required by Limited Partners for federal and state income tax reporting purposes.

Section 10.2 Tax Elections

Except as otherwise provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code. The General Partner shall have the right to seek to revoke any such election upon the General Partner's determination in its sole and absolute discretion that such revocation is in the best interests of the Partners.

Section 10.3 Tax Matters Partner

A. General. The General Partner shall be the tax matters partner of the Partnership for federal income tax purposes. Pursuant to Section 6230(e) of the Code, upon receipt of notice from the IRS of the beginning of an administrative proceeding with respect to the Partnership, the tax matters partner shall furnish the IRS with the name, address, taxpayer identification number and profits interest of each of the Limited Partners and any Assignees; provided, that such information is provided to the Partnership by the Limited Partners.

B. Powers. The tax matters partner is authorized, but not required:

(1) to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a tax audit and such judicial proceedings being referred to as judicial review), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Partners, except that such settlement agreement shall not bind any Partner (i) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Partner or (ii) who is a notice partner (as defined in Section 6231(a)(8) of the Code) or a member of a notice group (as defined in Section 6223(b)(2) of the Code);

(2) in the event that a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a final adjustment) is mailed to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court or the filing of a complaint for refund with the United States Claims Court or the District Court of the United States for the district in which the Partnership's principal place of business is located;

(3) to intervene in any action brought by any other Partner for judicial review of a final adjustment;

(4) to file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

(5) to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item; and

(6) to take any other action on behalf of the Partners of the Partnership in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner and the provisions relating to indemnification of the General Partner set forth in Section 7.7 hereof shall be fully applicable to the tax matters partner in its capacity as such.

C. Reimbursement. The tax matters partner shall receive no compensation for its services. All third party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees and expenses) shall be become by the Partnership. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm or a law firm to assist the tax matters partner in discharging its duties hereunder, as long as the compensation paid by the Partnership for such services is reasonable.

Section 10.4 Withholding

Each Limited Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Limited Partner any amount of federal, state, local, or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Section 1441, 1442, 1445, or 1446 of the Code. Any amount paid on behalf of or with respect to a Limited Partner shall constitute a recourse loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within fifteen (15) days after notice from the General Partner that such payment must be made unless (i) the Partnership withholds such payment from a distribution which would otherwise be made to the Limited Partner or (ii) the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Partnership which would, but for such payment, be distributed to the Limited Partner. Any amounts withheld pursuant to the foregoing clauses (i) or (ii) shall be treated as having been distributed to such Limited Partner. Each Limited Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Limited Partner's Partnership Interest to secure such Limited Partner's obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 10.4. In the event that a Limited Partner fails to pay any amounts owed to the Partnership pursuant to this Section 10.4 when due, the General Partner may, in its sole and absolute discretion, elect to make the payment to the Partnership on behalf of such defaulting Limited Partner, and in such event shall be deemed to have loaned such amount to such defaulting Limited Partner and shall succeed to all rights and remedies of the Partnership as against such defaulting Limited Partner (including, without limitation, the right to receive distributions). Any amounts payable by a Limited Partner hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in The Wall Street Journal, plus four (4) percentage points (but not higher than the maximum lawful rate) from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full. Each Limited Partner shall take such actions as the Partnership or the General Partner shall request in order to perfect or enforce the security interest created hereunder.

                                   ARTICLE XI
                            TRANSFERS AND WITHDRAWALS

Section 11.1 Transfer

A. Definition. The transfer, when used in this Article XI with respect to a Partnership Interest or an OP Unit, shall be deemed to refer to a transaction by which the General Partner purports to assign all or any part of its General Partnership Interest to another Person or by which a Limited Partner purports to assign all or any part of its Limited Partnership Interest to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise. The term transfer when used in this Article XI does not include any redemption or repurchase of OP Units by the Partnership from a Limited Partner or acquisition of OP Units from a Limited Partner by the Company pursuant to Section 8.7 hereof or otherwise. No part of the interest of a Limited Partner shall be subject to the claims of any creditor, any spouse for alimony or support, or to legal process, and no part of the interest of a Limited Partner may be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement.

B. General. No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article XI. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article XI shall be null and void.

Section 11.2 Transfers of Partnership Interests of General Partner and the
Company

A. Except as provided elsewhere in this Agreement, the General Partner may not transfer any of its General Partner Interest or withdraw as General Partner, and the Company may not transfer any of its Limited Partner Interest or engage in an Extraordinary Transaction, except, in any such case, (i) if such Extraordinary Transaction is, or such transfer or withdrawal is pursuant to an Extraordinary Transaction that is, permitted under Section 11.2(B) or (ii) if Limited Partners holding at least a majority of the Percentage Interests of the Limited Partners (other than Limited Partner Interests held by the Company) consent to such transfer or withdrawal or Extraordinary Transaction, or (iii) if such transfer is to an entity that is wholly-owned by the Company and is a Qualified REIT Subsidiary under Section 856(i) of the Code.

B. The General Partner and the Company are permitted to engage in the following Extraordinary Transactions without the approval or vote of the Limited Partners:

(i) an Extraordinary Transaction in connection with which all Limited Partners either will receive, or will have the right to elect to receive, for each OP Unit an amount of cash, securities, or other property equal to the product of the Company Shares Amount and the greatest amount of cash, securities or other property paid to a holder of one Company Share in consideration of one Company Share pursuant to the terms of the Extraordinary Transaction; provided that, if, in connection with the Extraordinary Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of the outstanding Company Shares, each holder of OP Units shall receive, or shall have the right to elect to receive, the greatest amount of cash, securities, or other property which such holder would have received had it exercised its right to Redemption (as set forth in Section 8.7) and received Company Shares in exchange for its Partnership Units immediately prior to the expiration of such purchase, tender or exchange offer and had thereupon accepted such purchase, tender or exchange offer and then such Extraordinary Transaction shall have been consummated; and

(ii) a merger, or other combination of assets, with another entity if: (w) immediately after such Extraordinary Transaction, substantially all of the assets directly or indirectly owned by the Partnership are owned directly or indirectly by the Partnership or another limited partnership or limited liability company which is the survivor of a merger, consolidation or combination of assets with the Partnership (in each case, the Surviving Partnership); (x) the Limited Partners own a percentage interest of the Surviving Partnership based on the relative fair market value of the net assets of the Partnership (as determined pursuant to Section 11.2.C) and the other net assets of the Surviving Partnership (as determined pursuant to Section 11.2.C) immediately prior to the consummation of such transaction; (y) the rights, preferences and privileges of the Limited Partners in the Surviving Partnership are at least as favorable as those in effect immediately prior to the consummation of such transaction and as those applicable to any other limited partners or non-managing members of the Surviving Partnership; and (z) such rights of the Limited Partners include the right to exchange their interests in the Surviving Partnership for at least one of: (a) the consideration available to such Limited Partners pursuant to Section 11.2.B(i) or (b) if the ultimate controlling person of the Surviving Partnership has publicly traded common equity securities, such common equity securities, with an exchange ratio based on the relative fair market value of such securities (as determined pursuant to Section 11.2.C) and the Company Shares.

C. In connection with any transaction permitted by Section 11.2.B, the relative fair market values shall be reasonably determined by the General Partner as of the time of such transaction and, to the extent applicable, shall be no less favorable to the Limited Partners than the relative values reflected in the terms of such transaction.

Section 11.3 Limited Partners' Rights to Transfer

A. General. Prior to the first anniversary of the Effective Date, the Limited Partnership Interest of any Partner may not be transferred in whole or in part, directly, indirectly or beneficially, without the prior written consent of the General Partner, which consent the General Partner may withhold in its sole discretion; provided, however, that it is expressly understood that subject to the provisions of Sections 7.9.D, 11.3.C, 11.3.D, 11.3.E, 11.4 and 11.6 below each Limited Partner will be permitted to make one or more transfers to any Affiliated Transferee of such Limited Partner. Commencing on the first anniversary of the Effective Date, and subject to the provisions of Sections 7.9.D, 11.3.C, 11.3.D, 11.3.E, 11.4 and 11.6 below, a Limited Partner (other than the Company or any Subsidiary thereof) may transfer all or any portion of its Limited Partnership Interest to any person, provided such Limited Partner obtains the prior written consent of the General Partner, which consent may be withheld only if the General Partner determines in its sole discretion exercised in good faith that such a transfer would cause the Partnership or any or all of the Partners other than the Limited Partner seeking to transfer its rights as a Limited Partner to be subject to tax liability as a result of such transfer. Any purported transfer attempted in violation of the foregoing sentence shall be deemed void ab initio and shall have no force or effect.

B. Incapacitated Limited Partners. If a Limited Partner is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner's estate shall have all the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners for the purpose of settling or managing the estate and such power as the Incapacitated Limited Partner possessed to transfer all or any part of its interest in the Partnership. The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.

C. No Transfers Violating Securities Laws. The General Partner may prohibit any transfer of OP Units by a Limited Partner if, in the opinion of legal counsel to the Partnership, such transfer would require filing of a registration statement under the Securities Act or would otherwise violate any federal, or state securities laws or regulations applicable to the Partnership or the OP Unit.

D. No Transfers Affecting Tax Status of Partnership. The General Partner may prohibit any transfer of OP Units by a Limited Partner if (i) in the opinion of legal counsel for the Partnership, it would result in the Partnership being treated as an association taxable as a corporation for federal income tax purposes or (ii) such transfer is effectuated through an established securities market or a secondary market (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code, (iii) such transfer would cause the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA, a party-in-interest (as defined in Section 3(14) of ERISA) or a disqualified person (as defined in Section 4975(c) of the Code); (iv) such transfer would, in the opinion of legal counsel for the Partnership, cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.2-101; or
(vii) such transfer would subject the Partnership to regulation under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or the Employee Retirement Income Security Act of 1974, each as amended.

E. No Transfers to Holders of Nonrecourse Liabilities. No pledge or transfer of any Partnership Units may be made to a lender to the Partnership or any Person who is related (within the meaning of Section 1.752-4(b) of the Regulations) to any lender to the Partnership whose loan constitutes a Nonrecourse Liability without the consent of the General Partner, in its sole and absolute discretion.

Section 11.4 Substituted Limited Partners

A. Consent of General Partner. No Limited Partner shall have the right to substitute a transferee as a Limited Partner in its place without the consent of the General Partner to the admission of a transferee of the interest of a Limited Partner pursuant to this Section 11.4 as a Substituted Limited Partner, which consent may be given or withheld by the General Partner in its sole and absolute discretion. The General Partner's failure or refusal to permit a transferee of any such interests to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or any Partner.

B. Rights of Substituted Limited Partner A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article XI shall have all the rights and powers and subject to all the restrictions and liabilities of a Limited Partner under this Agreement. The admission of any transferee as a Substituted Limited Partner shall be conditioned upon the transferee executing and delivering to the Partnership an acceptance of all the terms and conditions of this Agreement (including, without limitation, the provisions of Section 2.5 hereof and such other documents or instruments as may be required to effect the admission)

C. Amendment and Restatement of Exhibit A. Upon the admission of a Substituted Limited Partner, the General Partner shall amend and restate Exhibit A hereto to reflect the name, address, Capital Account, number of OP Units, and Percentage Interest of such Substituted Limited Partner and to eliminate or adjust, if necessary, the name, address, Capital Account and Percentage Interest of the predecessor of such Substituted Limited Partner.

Section 11.5 Assignees

If the General Partner, in its sole and absolute discretion, does not consent to the admission of any permitted transferee under Section 11.3 above as a Substituted Limited Partner, as described in Section 11.4 above, such transferee shall be considered an Assignee for purposes of this Agreement, subject, however, to Section 11.6 hereof. An Assignee shall be entitled to all the rights of an assignee of a limited partnership interest under the Act, including the right to receive distributions from the Partnership and the share of Net Income, Net Losses, gain, loss and Recapture Income attributable to the OP Units assigned to such transferee, and shall have the rights granted to the Limited Partners under Section 8.7 hereof, but shall not be deemed to be a holder of OP Units for any other purpose under this Agreement, and shall not be entitled to vote such OP Units in any matter presented to the Limited Partners for a vote (such OP Units being deemed to have been voted on such matter in the same proportion as all other OP Units held by Limited Partners are voted). In the event any such transferee desires to make a further assignment of any such OP Units, such transferee shall be subject to all the provisions of this Article XI to the same extent and in the same manner as any Limited Partner desiring to make an assignment of OP Units.

Section 11.6 General Provisions

A. Withdrawal of Limited Partner. No Limited Partner may withdraw from the Partnership other than as a result of a permitted transfer of all of such Limited Partner's OP Units in accordance with this Article XI or pursuant to redemption of all of its OP Units under Section 8.7 hereof.

B. Termination of Status as Limited Partner Any Limited Partner who shall transfer all of its OP Units in a transfer permitted pursuant to this Article XI or pursuant to redemption of all of its OP Units under Section 8.7 hereof shall cease to be a Limited Partner.

C. Timing of Transfers. Transfers pursuant to this Article XI may only be made on the first day of a fiscal quarter of the Partnership, unless the General Partner otherwise agrees.

D. Allocations. If any Partnership Interest is transferred during any quarterly segment of the Partnership's fiscal year in compliance with the provisions of this Article XI or redeemed or transferred pursuant to Section 8.7 hereof, Net Income, Net Losses, each item thereof and all other items attributable to such interest for such fiscal year shall be divided and allocated between the transferor Partner and the transferee Partner by taking into account their varying interests during the fiscal year in accordance with Section 706(d) of the Code, using the interim closing of the books method (unless the General Partner, in its sole and absolute discretion, elects to adopt a daily, weekly, or a monthly proration period, in which event Net Income, Net Losses, each item thereof and all other items attributable to such interest for such fiscal year shall be prorated based upon the applicable method selected by the General Partner). Solely for purposes of making such allocations, each of such items for the calendar month in which the transfer or redemption occurs shall be allocated to the Person who is a Partner as of midnight on the last day of said month. All distributions attributable to any OP Unit with respect to which the Partnership Record Date is before the date of such transfer, assignment or redemption shall be made to the transferor Partner or the Redeeming Partner, as the case may be, and, in the case of a transfer or assignment other than a redemption, all distributions thereafter attributable to OP Partnership Unit shall be made to the transferee Partner.

E. Additional Restrictions. In addition to any other restrictions on transfer herein contained, including without limitation the provisions of this Article XI, in no event may any transfer or assignment of a Partnership Interest by any Partner (including pursuant to Section 8.7 hereof) be made without the express consent of the General Partner, in its sole and absolute discretion, (i) to any person or entity who lacks the legal right, power or capacity to own a Partnership Interest; (ii) in violation of applicable law; (iii) of any component portion of a Partnership Interest, such as the Capital Account, or rights to distributions, separate and apart from all other components of a Partnership Interest, (iv) if such transfer requires the registration of such Partnership Interest pursuant to any applicable federal or state securities law, or (v) if such transfer subjects the Partnership to regulation under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or the Employee Retirement Income Security Act of 1974, each as amended.

                                   ARTICLE XII
                              ADMISSION OF PARTNERS

Section 12.1 Admission of Successor General Partner

A successor to all of the General Partner Interest pursuant to Section 11.2 hereof who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective upon such transfer. Any such transferee shall carry on the business of the Partnership without dissolution. In each case, the admission shall be subject to the successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission. In the case of such admission on any day other than the first day of a Partnership Year, all items attributable to the General Partner Interest for such Partnership Year shall be allocated between the transferring General Partner and such successor as provided in Section 11.6.D hereof.

Section 12.2 Admission of Additional Limited Partners

A. General. A Person who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner (i) evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 2.5 hereof and (ii) such other documents or instruments as may be required in the discretion of the General Partner in order to effect such Person's admission as an Additional Limited Partner. Notwithstanding anything to the contrary in this Section 12.2, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner's sole and absolute discretion. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the consent of the General Partner to such admission.

B. Allocations to Additional Limited Partner. If any Additional Limited Partner is admitted to the Partnership on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items allocable among Partners and Assignees for such Partnership Year shall be allocated among such Additional Limited Partner and all other Partners and Assignees by taking into account their varying interests during the Partnership Year in accordance with Section 706(d) of the Code, using the interim closing of the books method (unless the General Partner, in its sole and absolute discretion, elects to adopt a daily, weekly or monthly proration method, in which event Net Income, Net Losses and each item thereof would be prorated based upon the applicable period selected by the General Partner). Solely for purposes of making such allocations, each of such items for the calendar month in which an admission of any Additional Limited Partner occurs shall be allocated among all the Partners and Assignees including such Additional Limited Partner. All distributions with respect to which the Partnership Record Date is before the date of such admission shall be made solely to Partners and Assignees other than the Additional Limited Partner, and all distributions thereafter shall be made to all the Partners and Assignees including such Additional Limited Partner.

Section 12.3 Amendment of Agreement and Certificate of Limited Partnership

For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership (including an amendment and restatement of Exhibit A hereto) and, if necessary, to prepare as soon as practical an amendment of this Agreement and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Section 2.5 hereof.

                                  ARTICLE XIII
                           DISSOLUTION AND LIQUIDATION

Section 13.1 Dissolution

The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal of the General Partner, any successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and its affairs shall be wound up, only upon the first to occur of any of the following (Liquidating Events):

A. an event of withdrawal of the General Partner, as defined in the Act (other than an event of bankruptcy), unless, within ninety (90) days after such event of withdrawal a majority in interest of the remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal, of a successor General Partner;

B. an election to dissolve the Partnership made by the General Partner with the Consent of Partners holding a majority of the Percentage Interests of the Limited Partners (including Limited Partner Interests held by the Company);

C. entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act;

D. the sale of all or substantially all of the assets and properties of the Partnership for cash or marketable securities; or

E. a final and non-appealable judgment is entered by a court of competent jurisdiction ruling that the General Partner is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the General Partner, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect, unless prior to the entry of such order or judgment all of the remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of a date prior to the date of such order or judgment, of a substitute General Partner.

Section 13.2 Winding Up

A. General. Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners. No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership's business and affairs. The General Partner (or, in the event there is no remaining General Partner, any Person elected by a Majority in Interest of the Limited Partners (the Liquidator)) shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership's liabilities and property and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the General Partner, include equity or other securities of the General Partner or any other entity) shall be applied and distributed in the following order.

(1) First, to the payment and discharge of all of the Partnership's debts and liabilities to creditors other than the Partners;

(2) Second, to the payment and discharge of all of the Partnership's debts and liabilities to the Partners; and

(3) The balance, if any, to the Partners in accordance with their Capital Accounts, after giving effect to all contributions, distributions, and allocations for all periods.

The General Partner shall not receive any additional compensation for any services performed pursuant to this Article XIII.

B. Deferred Liquidation. Notwithstanding the provisions of Section 13.2.A above which require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Partners as creditors) or distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2.A above, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

Section 13.3 Compliance with Timing Requirements of Regulations

Subject to Section 13.4 below, in the event the Partnership is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Article XIII to the General Partner and Limited Partners who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2). If any Partner has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Partner shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever. In the discretion of the General Partner, a pro rata portion of the distributions that would otherwise be made to the General Partner and Limited Partners pursuant to this Article XIII may be: (A) distributed to a trust established for the benefit of the General Partner and Limited Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partner arising out of or in connection with the Partnership (in which case the assets of any such trust shall be distributed to the General Partner and Limited Partners from time to time, in the reasonable discretion of the General Partner, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the General Partner and Limited Partners pursuant to this Agreement); or (B) withheld to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, that such withheld amounts shall be distributed to the General Partner and Limited Partners as soon as practicable.

Section 13.4 Deemed Distribution and Recontribution

Notwithstanding any other provision of this Article XIII, in the event the Partnership is deemed liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Liquidating Event has occurred, the Partnership's property shall not be liquidated, the Partnership's liabilities shall not be paid or discharged and the Partnership's affairs shall not be wound up. Instead, for federal income tax purposes and for purposes of maintaining Capital Accounts pursuant to Exhibit B hereto, the Partnership shall be deemed to have distributed its assets in kind to the General Partner and Limited Partners, who shall be deemed to have assumed and taken such assets subject to all Partnership liabilities, all in accordance with their respective Capital Accounts. Immediately thereafter, the General Partner and Limited Partners shall be deemed to have recontributed the Partnership assets in kind to the Partnership, which shall be deemed to have assumed and taken such assets subject to all such liabilities.

Section 13.5 Rights of Limited Partners

Except as otherwise provided in this Agreement, each Limited Partner shall look solely to the assets of the Partnership for the return of its Capital Contributions and shall have no right or power to demand or receive property other than cash from the Partnership. Except as otherwise expressly provided in this Agreement, no Limited Partner shall have priority over any other Limited Partner as to the return of its Capital Contributions, distributions, or allocations.

Section 13.6 Notice of Dissolution

In the event a Liquidating Event occurs or an event occurs that would, but for provisions of an election or objection by one or more Partners pursuant to
Section 13.1 above, result in a dissolution of the Partnership, the General Partner shall, within thirty (30) days thereafter, provide written notice thereof to each of the Partners and to all other parties with whom the Partnership regularly conducts business (as determined in the discretion of the General Partner) and shall publish notice thereof in a newspaper of general circulation in each place in which the Partnership regularly conducts business (as determined in the discretion of the General Partner).

Section 13.7 Cancellation of Certificate of Limited Partnership

Upon the completion of the liquidation of the Partnership cash and property as provided in Section 13.2 above, the Partnership shall be terminated and the Certificate and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

Section 13.8 Reasonable Time for Winding Up

A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Partnership and the liquidation of its assets pursuant to
Section 13.2 above, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect among the Partners during the period of liquidation.

Section 13.9 Waiver of Partition

Each Partner hereby waives any right to partition of the Partnership property.

Section 13.10 Liability of Liquidator

The Liquidator shall be indemnified and held harmless by the Partnership in the same manner and to the same degree as an Indemnitee may be indemnified pursuant to Section 7.11 hereof.

                                   ARTICLE XIV
                  AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS

Section 14.1 Amendments

A. General. Amendments to this Agreement may be proposed only by the General Partner. Following such proposal, the General Partner shall submit any proposed amendment to the Limited Partners. The General Partner shall seek the written vote of the Partners on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. For purposes of obtaining a written vote, the General Partner may require a response within a reasonable specified time, but not less than fifteen (15) days, and failure to respond in such time period shall constitute a vote which is consistent with the General Partner's recommendation with respect to the proposal. Except as provided in Section 14.1.B, 14.1.C or 14.1.D, a proposed amendment shall be adopted and be effective as an amendment hereto if it is approved by the General Partner and it receives the Consent of Partners holding a majority of the Percentage Interests of the Limited Partners (including Limited Partner Interests held by the Company).

B. Amendments Not Requiring Limited Partner Approval. Notwithstanding Section 14.1.A, the General Partner shall have the power, without the consent of the Limited Partners, to amend this Agreement as may be required to facilitate or implement any provision of this Agreement which is within the General Partner's discretion hereunder, including without limitation, the following:

(1) to add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;

(2) to reflect the admission, substitution, termination, or withdrawal of Partners in accordance with this Agreement;

(3) to set forth and reflect in the Agreement the designations, rights, powers, duties, and preferences of the holders of any additional Partnership Interests issued pursuant to Section 4.2 hereof;

(4) to reflect a change that is of an inconsequential nature and does not adversely affect the Limited Partners in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement; and

(5) to satisfy any requirements, conditions, or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law.

The General Partner shall provide notice to the Limited Partners when any action under this Section 14.1.B is taken.

C. Amendments Requiring Limited Partner Approval (Excluding Company). Notwithstanding Section 14.1.A or Section 14.1.B hereof, the General Partner shall not (except in connection with amendments made to reflect the issuance of additional Partnership Interests and the relative rights, powers and duties incident thereto) amend Sections 4.2, 7.5, 7.6, 11.2, this Section 14.1.C or
Section 14.2 without the Consent of Limited Partners holding a majority of the Percentage Interests of the Limited Partners, excluding Limited Partner Interests held by the Company.

D. Other Amendments Requiring Certain Limited Partner Approval. Notwithstanding
Section 14.1.A and 14.1.B hereof, this Agreement shall not be amended without the Consent of each Partner adversely affected if such amendment would (i) convert a Limited Partner's interest in the Partnership into a General Partner

Interest; (ii) modify the limited liability of a Limited Partner in a manner adverse to such Limited Partner; (iii) alter rights of the Partner (other than as a result of the issuance of Partnership Interests) to receive distributions pursuant to Article V or Article XIII or alter the allocations specified in
Article VI (except as permitted pursuant to Section 4.2 and Section 14.1.B(3) hereof); (iv) alter or modify the Redemption Right and Company Shares Amount as set forth in Sections 8.7 and 11.2.B, and the related definitions, in a manner adverse to such Partner subject (in the case of the Redemption Right) to the General Partner's authorization to impose additional restrictions or modify existing restrictions on the redemption of OP Units; or (v) amend this Section 14.1.D. In addition, Section 8.7 may only be amended as provided therein.

E. Amendment and Restatement of Exhibit A Not An Amendment. Notwithstanding anything in this Article XIV or elsewhere in this Agreement to the contrary, any amendment and restatement of Exhibit A hereto by the General Partner to reflect events or changes otherwise authorized or permitted by this Agreement, whether pursuant to Section 7.1.A(xx) hereof or otherwise, shall not be deemed an amendment of this Agreement and may be done at any time and from time to time, as necessary by the General Partner without the Consent of the Limited Partners.

Section 14.2 Meetings of the Partners

A. General. Meetings of the Partners may be called only by the General Partner. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners not less than seven (7) days nor more than thirty (30) days prior to the date of such meeting; provided that a Partner's attendance at any meeting of Partners shall be deemed a waiver of the foregoing notice requirement with respect to such Partner. Partners may vote in person or by proxy at such meeting. Whenever the vote or Consent of Partners is permitted or required under this Agreement, such vote or Consent may be given at a meeting of Partners or may be given in accordance with the procedure prescribed in Section 14.1.A above. Except as otherwise expressly provided in this Agreement, the Consent of holders of a majority of the Percentage Interests held by Limited Partners (including Limited Partnership Interests held by the General Partner) shall control.

B. Actions Without a Meeting. Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a written consent setting forth the action so taken is signed by a majority of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement). Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of a majority of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement). Such consent shall be filed with the General Partner. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.

C. Proxy. Each Limited Partner may authorize any Person or Persons to act for such Limited Partner by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited Partner or its attorney-in-fact. No proxy shall be valid after the expiration of eleven
(11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner executing it, such revocation to be effective upon the Partnership's receipt of notice thereof in writing.

D. Conduct of Meeting. Each meeting of Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate.

                                   ARTICLE XV
                               GENERAL PROVISIONS

Section 15.1 Addresses and Notices

Any notice, demand, request or report required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Partner or Assignee at the address set forth in Exhibit A hereto (which shall be the address of record as of such date) or such other address as the Partners shall notify the General Partner in writing.

Section 15.2 Titles and Captions

All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to Articles and Sections are to Articles and Sections of this Agreement.

Section 15.3 Pronouns and Plurals

Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

Section 15.4 Further Action

The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 15.5 Binding Effect

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 15.6 Creditors; Other Third Parties

Other than as expressly set forth herein with regard to any Indemnitee, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor or other third party having dealings with the Partnership.

Section 15.7 Waiver

No failure by any parry to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

Section 15.8 Counterparts

This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties am not signatories to the original or the same counterpart. Each party shall become bound by this Agreement in-immediately upon affixing its signature hereto.

Section 15.9 Applicable Law

This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

Section 15.10 Invalidity of Provisions

If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 15.11 Entire Agreement

This Agreement and all Exhibits attached hereto (which Exhibits are incorporated herein by reference as if fully set forth herein) contains the entire understanding and agreement among the Partners with respect to the subject matter hereof and supersedes any prior written oral understandings or agreements among them with respect thereto.

Section 15.12 No Rights as Shareholders

Nothing contained in this Agreement shall be construed as conferring upon the holders of the Partnership Units any rights whatsoever as shareholders of the Company, including, without limitation. any right to receive dividends or other distributions made to shareholders of the Company.

IN WITNESS WHEREOF, the General Partner and initial limited partner have executed this Agreement as of the date first written above.


GENERAL PARTNER

KNIGHT FULLER, INC.

By: /s/ ROBERT E. DIXON
Name: Robert E. Dixon

Title: Co-Chairman and Co-Chief Executive Officer

INITIAL LIMITED PARTNER

SUTTER CAPITAL MANAGEMENT, LLC

By: /s/ ROBERT E. DIXON
Name: Robert E. Dixon

Title: Manager

                                    EXHIBIT A

                    Limited Partners and Percentage Interests


Limited Partners                                             Percentage Interest
----------------                                             -------------------

Sutter Capital Management, LLC                                       100%

                                    Exhibit B

                           Capital Account Maintenance

A. The Partnership shall maintain for each Partner a separate Capital Account in accordance with the provisions of Regulations Section 1.704-1(b). The initial Capital Account balance of each Person who is a Partner on the Effective Date shall be as set forth in Section 4.1.A of the Agreement. Such Capital Account shall be increased by (i) the amount of all Capital Contributions and any deemed contributions made by such Partner to the Partnership pursuant to the Agreement; and (ii) all items of Partnership income and gain (including income and gain exempt from tax) computed in accordance with Section B hereof and allocated to such Partner, and decreased by (x) the amount of cash or Agreed Value of all actual and deemed distributions of cash or property made to such Partner; and
(y) all items of Partnership deduction and loss computed in accordance with Section B hereof and allocated to such Partner.

B. For purposes of computing the amount of any item of income, gain, deduction or loss to be reflected in the Partners' Capital Accounts, unless otherwise specified in the Agreement, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes determined in accordance with
Section 703(a) of the Code (for this purpose all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

(1) Except as otherwise provided in Regulations Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership, provided that the amounts of any adjustments to the adjusted bases of the assets of the Partnership made pursuant to Section 734 of the Code as a result of the distribution of property by the Partnership to a Partner (to the extent that such adjustments have not previously been reflected in the Partners' Capital Accounts) shall be reflected in the Capital Accounts of the Partners in the manner and subject to the limitations prescribed in Regulations
Section 1.704-(b)(2)(iv)(m)(4).

(2) The computation of all items of income, gain, and deduction shall be made without regard to the fact that items described in Sections 705(a)(1)(B) or 705(a)(2)(B) of the Code are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes.

(3) Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership's Carrying Value with respect to such property as of such date.

(4) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year.

(5) In the event the Carrying Value of any Partnership Asset is adjusted pursuant to Section D hereof, the amount of any such adjustment shall be taken into account as gain or loss from the disposition of such asset.

C. A transferee (including an Assignee) of a Partnership Unit shall succeed to a pro rata portion of the Capital Account of the transferor.

D. (1) Consistent with the provisions of Regulations Section 1.704-1(b)(2)(iv)(f), and as provided in Section D(2), the Carrying Value of all Partnership assets shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as of the times of the adjustments provided in Section D(2) hereof, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property and allocated pursuant to Section 6.1 of the Agreement.

(2) Such adjustments shall be made as of the following times: (a) immediately prior to the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution;
(b) immediately prior to the distribution by the Partnership to a Partner of more than a de minimis amount of property as consideration for an interest in the Partnership; and (c) immediately prior to the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses (a) and (b) above shall be made only if the General Partner determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership.

(3) In accordance with Regulations Section 1.704-1(b)(2)(iv)(e), the Carrying Value of Partnership assets distributed in kind shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as of the time any such asset is distributed.

(4) In determining Unrealized Gain or Unrealized Loss for purposes of this Exhibit B, the aggregate cash amount and fair market value of all Partnership assets (including cash or cash equivalents) shall be determined by the General Partner (or the Liquidator, if applicable) using such reasonable method of valuation as it may adopt. The General Partner (or the Liquidator, if applicable) shall allocate such aggregate value among the assets of the Partnership (in such manner as it determines in its sole and absolute discretion) to arrive at a fair market value for individual properties.

E. The provisions of the Agreement (including this Exhibit B and other Exhibits to the Agreement) relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall determine that it is prudent to modify (i) the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Partnership, the General Partner, or the Limited Partners) are computed; or (ii) the manner in which items are allocated among the Partners for federal income tax purposes in order to comply with such Regulations or to comply with Section 704(c) of the Code, the General Partner may make such modification without regard to Article XIV of the Agreement, provided that it is not likely to have a material effect on the amounts distributable to any Person pursuant to Article XIII of the Agreement upon the dissolution of the Partnership. The General Partner also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(g); and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause the Agreement not to comply with Regulations Section 1.704-1(b). In addition, the General Partner may adopt and employ such methods and procedures for (i) the maintenance of book and tax capital accounts; (ii) the determination and allocation of adjustments under Sections 704(c), 734 and 743 of the Code; (iii) the determination of Net Income, Net Loss, taxable loss and items thereof under the Agreement and pursuant to the Code; (iv) the adoption of reasonable conventions and methods for the valuation of assets and the determination of tax basis; (v) the allocation of asset value and tax basis; and (vi) conventions for the determination of cost recovery, depreciation and amortization deductions, as it determines in its sole discretion are necessary or appropriate to execute the provisions of the Agreement, to comply with federal and state tax laws, and are in the best interest of the Partners.

                                    Exhibit C

                            Special Allocation Rules

1. Special Allocation Rules

Notwithstanding any other provision of the Agreement or this Exhibit C, the following special allocations shall be made in the following order:

A. Minimum Gain Chargeback. Notwithstanding the provisions of Section 6.1 of the Agreement or any other provisions of this Exhibit C, if there is a net decrease in Partnership Minimum Gain during any Partnership taxable year, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, as determined under Regulations
Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(f)(6). This Section 1.A is intended to comply with the minimum gain chargeback requirements in Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

B. Partner Minimum Gain Chargeback. Notwithstanding any other provision of
Section 6.1 of the Agreement or any other provisions of this Exhibit C, if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership taxable year, each Partner who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.702-2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i)(4). This Section 1.B is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith.

C. Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6),
and, after giving effect to the allocations required under Sections 1.A and 1.B hereof, such Partner has an Adjusted Capital Account Deficit, items of Partnership income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income and gain for the Partnership taxable year) shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, its Adjusted Capital Account Deficit created by such adjustments, allocations or distributions as quickly as possible.

D. Gross Income Allocation. In the event that any Partner has an Adjusted Capital Account Deficit at the end of any Partnership taxable year (after taking into account allocations to be made under the preceding paragraphs hereof with respect to such Partnership taxable year) each such Partner shall be specially allocated items of Partnership income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income and gain for the Partnership taxable year) in an amount and manner sufficient to eliminate, to the extent required by Regulations, its Adjusted Capital Account Deficit.

E. Nonrecourse Deductions. Nonrecourse Deductions for any Partnership taxable year shall be allocated to the Partners in accordance with their respective Percentage Interests. If the General Partner determines in its good faith discretion that the Partnership's Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Regulations promulgated under Section 704(b) of the Code, the General Partner is authorized, upon notice to the Limited Partners, to revise the prescribed ratio to the numerically closest ratio for such Partnership taxable year which would satisfy such requirements.

F. Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any Partnership taxable year shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i).

G. Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

H. Curative Allocations. The allocations set forth in Section 1.A through 1.G of this Exhibit C (the Regulatory Allocations) are intended to comply with certain requirements of the Regulations under Section 704(b) of the Code. The Regulatory Allocations may not be consistent with the manner in which the Partners intend to divide Partnership distributions. Accordingly, the General Partner is hereby authorized, to the extent possible under the Regulations, to divide other allocations of income, gain, deduction and loss among the Partners so as to prevent the Regulatory Allocations from distorting the manner in which Partnership distributions will be divided among the Partners. In general, the Partners anticipate that, if necessary, this will be accomplished by specially allocating other items of income, gain, loss and deduction among the Partners so that the net amount of the Regulatory Allocations and such special allocations to each person is zero.

2. Allocations for Tax Purposes

A. Except as otherwise provided in this Section 2, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of book income, gain, loss or deduction is allocated pursuant to Section 6.1 of the Agreement and
Section 1 of this Exhibit C.

B. In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, and deduction shall be allocated for federal income tax purposes among the Partners as follows:

(1)(a) In the case of a Contributed Property, such items attributable thereto shall be allocated among the Partners, consistent with the principles of Section 704(c) of the Code and the Regulations thereunder, to take into account the variation between the 704(c) Value of such property and its adjusted basis at the time of contribution; and

(b) any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Partners in the same manner as its correlative item of book gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.

(2)(a) In the case of an Adjusted Property, such items shall first be allocated among the Partners in a manner consistent with the principles of Section 704(c)of the Code and the Regulations thereunder, to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Exhibit B; and

(b) second, in the event such property was originally a Contributed Property, such items shall be allocated among the Partners in a manner consistent with
Section 2.B(1) of this Exhibit C; and

(c) any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Partners in the same manner as its correlative item of book gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.

C. To the extent that the Treasury Regulations promulgated pursuant to Section 704(c) of the Code permit the Partnership to utilize alternative methods to eliminate the disparities between the Carrying Value of property and its adjusted basis, the General Partner shall have the authority to elect the method to be used by the Partnership and such election shall be binding on all Partners.

                                   APPENDIX C

                          AGREEMENT AND PLAN OF MERGER

                                     Merging
               RESOURCES ACCRUED MORTGAGE INVESTORS L.P.-SERIES 86
                                      Into
                              KFI PROPERTIES, L.P.

AGREEMENT AND PLAN OF MERGER, dated as of _______ ___, 2003 (the Agreement), among Knight Fuller, Inc., a Delaware corporation (the Company), KFI Properties, L.P., a Delaware limited partnership (Merger L.P.) and Resources Accrued Mortgage Investors L.P.-Series 86, a Delaware limited partnership (the Partnership).

                                    RECITALS:

A. The Company, Merger L.P. and the Partnership desire that the Partnership be merged with and into Merger L.P. as contemplated by the restructuring (the Restructuring) described in the Consent Solicitation Statement/Prospectus of the Company and the Partnership as included in the Registration Statement on Form S-4 filed with and declared effective by the Securities and Exchange Commission (the "Prospectus").

B. As of the date of this Agreement, Sutter Capital Management, LLC a California limited liability company (Sutter), is the sole limited partner of Merger L.P. with a 1% partnership interest, and the Company is the sole general partner of Merger L.P. with a 99% partnership interest. As of the date of this Agreement, the general partners of the Partnership are RAM Funding Inc., Resources Capital Corp. and Presidio AGP Corp., each Delaware corporations (collectively, the General Partners), and there are 330,004 outstanding units of limited partnership interest in the Partnership (Units).

C. Sutter, as the sole limited partner of Merger L.P., and the Company, as the sole general partner of Merger L.P., have consented to the adoption and authorization of this Agreement, the transactions contemplated hereby and the plan of merger set forth herein. The General Partners of the Partnership and the limited partners owning a majority of the outstanding Units have consented to the adoption and authorization of this Agreement, the transactions contemplated hereby, adoption of the partnership agreement of the Merger L.P. provided herein, and the plan of merger set forth herein, and a majority of the OP Units (as defined below) issuable pursuant to this Agreement shall be subject to exchange for shares of the Company's common stock, par value $.0001 per share, under Sections 2.01 and 2.03 of this Agreement. The adoption and authorization of this Agreement, the transactions contemplated hereby and the plan of merger set forth herein have been approved by the Board of Directors of the Company.

Accordingly, in consideration of the promises, and the mutual covenants and agreements herein contained, the parties hereto agree, subject to the terms and conditions hereinafter set forth, as follows:

                                   Article 1.

                                   THE MERGER.

Section 1.01 Merger of the Partnership into Merger L.P.. At the Effective Time (as defined in Section 1.05 hereof), the Partnership shall merge with and into Merger L.P. (the Merger), and the separate existence of the Partnership shall cease. Merger L.P., under the name KFI Properties, L.P. shall be the surviving entity in the Merger (hereinafter, the surviving entity is the Operating Partnership) and its existence with all its rights, privileges, powers and franchises, shall continue unaffected and unimpaired by the Merger.

Section 1.02 Effect of the Merger. The Merger shall have the effects provided for in the Delaware Revised Uniform Limited Partnership Act (DRULPA).

Section 1.03 General Partner of the Operating Partnership. As of the Effective Time (as hereinafter defined), the General Partners shall cease to be general partners of the Partnership. From and after the Effective Time, the Company shall be the sole general partner of the Operating Partnership.

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Section 1.04 Governing Instrument of the Operating Partnership. As of the
Effective Time, the partnership agreement of the Operating Partnership shall be in the form of the Agreement of Limited Partnership of KFI Properties, L.P., annexed as Appendix B to the Prospectus, and such agreement shall thereafter be the partnership agreement of the Operating Partnership (the OP Partnership Agreement).

Section 1.05 Effective Time. Promptly after the date hereof, a certificate of merger evidencing the Merger shall be filed with the Secretary of State of the State of Delaware pursuant to DRULPA (the Certificate of Merger). The Merger shall become effective at the time and date of the filing of the Certificate of Merger, except that, in the event that the Certificate of Merger specifies in accordance with DRULPA a date and time subsequent to the date of such filing on or at which the Merger is to become effective, the Merger shall be effective on and at such subsequent time (such time and date when the Merger shall become effective is herein referred to as the Effective Time).


                                   Article 2.

                              EFFECT ON SECURITIES

Section 2.01 Partnership Interests in the Partnership held by the General Partners. The partnership interests in the Partnership held by the General Partners immediately prior to the Effective Time shall, by virtue of the Merger and without any further action by the General Partners, be converted into 17,369 OP Units, and the General Partners will be admitted to the Operating Partnership as limited partners of the Operating Partnership as of the Effective Time.

Section 2.02 Retained Units. Each Unit outstanding immediately prior to the Effective time owned by limited partners that elected in the Restructuring to retain OP Units shall, by virtue of the Merger and without any further action by the holder thereof, be converted into one (1) OP Unit, and the holders of such OP Units will be admitted to the Operating Partnership as limited partners of the Operating Partnership as of the Effective Time.

Section 2.03 Exchanged Units. Each Unit that is outstanding immediately prior to the Effective Time, other than Units held by limited partners that elected to retain OP Units in the Restructuring, shall, by virtue of the Merger and without any further action by the holder thereof, be exchanged for one share of the Company's common stock, par value $.0001 per share.

Section 2.04 Partnership Interest in Merger L.P. held by Sutter. The partnership interest in Merger L.P. held by Sutter immediately prior to the Effective Time shall, by virtue of the Merger and without any further action by Sutter, be cancelled upon admission of limited partners the Operating Partnership as provided in Sections 2.01, 2.02, and 2.05.

Section 2.05 Partnership Interest in Merger L.P. held by the Company. As of the Effective Time, by virtue of the Merger and without any further action by the Company, the Company will be issuedone OP Unit for each Unit exchanged in the Restructuring for Company shares as provided in Section 2.03, and shall be admitted to the Operating Partnership as a limited partner of the Operating Partnership with respect to such OP Units as of the Effective Time.

                                   Article 3.

                                 MISCELLANEOUS.

Section 3.01 Termination and Amendment. At any time prior to the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to Section 1.05 hereof, this Agreement may be terminated by the mutual agreement of the Company and the General Partners. This Agreement shall not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

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Section 3.02 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to each of the parties.

Section 3.03 General Partner Actions. The Company, as a general partner of the Partnership subsequent to the Effective Time, shall be authorized, at such time as it deems appropriate in its full discretion, to execute, acknowledge, verify deliver, file and record, for and in the name of the Operating Partnership, and, to the extent necessary, the general and limited partners of the Partnership prior to giving effect to the Merger, any and all documents and instruments, and shall do and perform any and all acts required by applicable law or which the Company deems necessary or advisable in order to effectuate the Merger.


IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be duly executed as of the date first above written.

KNIGHT FULLER, INC.

By:
Title:

RESOURCES ACCRUED MORTGAGE INVESTORS L.P.-SERIES 86
By: RAM Funding Inc.
Investment general partner

By:
Title:

KFI PROPERTIES, L.P.
By Knight Fuller, Inc.
General Partner

By:
Title:




















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